UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
LIBERTY GLOBAL PLC

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

 ☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 30, 2019
Dear Shareholder:
You are invited to attend the 2019 Annual General Meeting of Shareholders of Liberty Global plc to be held at 3:00 p.m. BST (10:00 a.m. Eastern time), on Tuesday, June 11, 2019, at Broadgate West, 9 Appold Street, London EC2A 2AP, U.K., telephone number +44 (0)20 7655 5000. The accompanying notice of the annual general meeting of shareholders and proxy statement describes the meeting, the resolutions you will be asked to consider and vote upon and related matters.
Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the 2019 Annual General Meeting, please read the enclosed proxy materials and vote as soon as possible to make sure that your shares are represented. You may vote via the internet or, if you receive a printed copy of your proxy materials, you may vote by mail by signing, dating and returning your proxy card in the envelope provided.
Thank you for your continued support and interest in our company.
Sincerely,
Michael T. Fries
President and Chief Executive Officer
Liberty Global plc

161 Hammersmith Road, London W6 8BS, United Kingdom, Registered in England Nr 8379990, www.libertyglobal.com

LIBERTY GLOBAL PLC
Notice of Annual General Meeting of Shareholders
to be Held June 11, 2019
The 2019 Annual General Meeting of Shareholders (the AGM) of Liberty Global plc (Liberty Global) will be held at 3:00 p.m. BST (10:00 a.m. Eastern time), on Tuesday, June 11, 2019, at Broadgate West, 9 Appold Street, London, EC2A 2AP, U.K., telephone number +44 (0)20 7655 5000, for the following purposes:

1.	To elect Andrew J. Cole as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2022.

2.	To elect Richard R. Green as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2022.

3.	To elect David E. Rapley as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2022.

4.
To approve, on an advisory basis, the annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2018, contained in Appendix A of the proxy statement (in accordance with requirements applicable to U.K. companies).

5.
To approve an amendment to the Liberty Global 2014 Incentive Plan (As Amended and Restated effective February 24, 2015) to increase the number of ordinary shares authorized under such plan from 105,000,000 to 155,000,000.

6.	To ratify the appointment of KPMG LLP (U.S.) as Liberty Global’s independent auditor for the year ending December 31, 2019.

7.
To appoint KPMG LLP (U.K.) as Liberty Global’s U.K. statutory auditor under the U.K. Companies Act 2006 (the Act) (to hold office until the conclusion of the next annual general meeting at which accounts are laid before Liberty Global).

8.	To authorize the audit committee of Liberty Global’s board of directors to determine the U.K. statutory auditor’s compensation.

9.
To approve the form agreements and counterparties pursuant to which Liberty Global may conduct the purchase of its ordinary shares in the capital of Liberty Global and authorize all or any of Liberty Global’s directors and senior officers to enter into, complete and make purchases of ordinary shares in the capital of Liberty Global pursuant to the form of agreements and with any of the approved counterparties, which approvals will expire on the fifth anniversary of the 2019 annual general meeting.

10.
To authorize Liberty Global’s board of directors in accordance with Section 551 of the Act to exercise all the powers to allot shares in Liberty Global and to grant rights to subscribe for or to convert any security into shares of Liberty Global.

11.
To authorize Liberty Global’s board of directors in accordance with Section 570 of the Act to allot equity securities (as defined in Section 560 of the Act) pursuant to the authority contemplated by resolution 10 for cash without the rights of pre-emption provided by Section 561 of the Act.

Please refer to the proxy statement for detailed information on each of these resolutions. We encourage you to read the proxy statement in its entirety before voting. Our board of directors has approved each resolution and recommends that the shareholders entitled to vote at the AGM vote “FOR” each of the resolutions. No shareholder has proposed, in accordance with sections 100 through 102 of our articles of association, any additional resolutions to be brought before the AGM.
Resolutions 1 through 10 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each resolution will be approved if a simple majority of votes cast are cast in favor thereof. Resolution 11 will be proposed as a special resolution, which means that, assuming a quorum is present, the resolution will be approved if 75% of the votes cast are cast in favor thereof.
With respect to the advisory vote on resolution 4 regarding approving our U.K. statutory implementation report for the year ended December 31, 2018, the result of the vote for this resolution will not require our board of directors or any committee thereof to take any action. Our board of directors will, however, consider the outcome of the advisory vote on the resolution as it values the opinions of our shareholders.
During the AGM, our board of directors will lay before our company our U.K. annual report and accounts for the year ended December 31, 2018, which report includes our statutory accounts, the U.K. Statutory Directors’ Report and the statutory Auditors’ Report for the year ended December 31, 2018.
All shareholders of Liberty Global are invited to attend the AGM. All shareholders of record of Liberty Global Class A ordinary shares or Liberty Global Class B ordinary shares of Liberty Global (collectively, the voting shares) as of 10:00 p.m. BST (5:00 p.m. Eastern time), on April 22, 2019, the record date for the AGM, are entitled to notice of the AGM or any adjournment thereof and are entitled to vote at the AGM or any adjournment thereof. The holders of our voting shares will vote together as a single class on each of the above resolutions. A list of shareholders entitled to vote at the AGM will be available at our offices at 161 Hammersmith Road, London W6 8BS, U.K., and at 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202 U.S., for review by any shareholder, for any purpose germane to the AGM, for at least 10 days prior to the AGM. The shareholders of record of Liberty Global Class C ordinary shares are not entitled to vote on the resolutions to be presented at the AGM.
Your vote is important, regardless of the number of shares you own. To make sure your shares are represented at the AGM, please vote as soon as possible, whether or not you plan to attend the AGM. You may vote by proxy either over the internet or by requesting a proxy card to complete, sign and promptly return in the postage-paid envelope (if mailed in the U.S.).
If you vote via the internet, your vote must be received by 6:00 a.m. BST (1:00 a.m. Eastern time), on June 11, 2019. You may revoke your proxy in the manner described in the accompanying proxy statement.
By Order of the Board of Directors,
Bryan H. Hall
Secretary
April 30, 2019

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL GENERAL MEETING, PLEASE VOTE VIA THE INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, REQUEST A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL.

161 Hammersmith Road, London W6 8BS, United Kingdom, Registered in England Nr 8379990, www.libertyglobal.com

TABLE OF CONTENTS
TABLE OF CONTENTS

PROXY STATEMENT	1	Summary Compensation	44
Voting Matters and Board Recommendations	1	Grants of Plan-Based Awards	46
QUESTIONS AND ANSWERS ABOUT THE AGM AND VOTING	3	Narrative to Summary Compensation and Grants of Plan-Based Awards Table	48
CORPORATE GOVERNANCE	7	Outstanding Equity Awards at Fiscal Year-End	48
Governance Guidelines	7	Option Exercises and Shares Vested	51
Director Independence	7	Deferred Compensation Plan	51
Board Leadership Structure	7	Employment and Other Agreements	52
Risk Oversight	7	Aircraft Policy	57
Risk Assessment of Compensation Programs	8	Potential Payments Upon Termination or Change in Control	57
Code of Business Conduct and Code of Ethics	9	Termination of Employment	58
Political Contributions	9	Change in Control	61
Shareholder Communication with Directors	9	CEO Pay Ratio	64
BOARD AND COMMITTEES OF THE BOARD	10	Director Compensation	64
Board Meetings and Attendance	10	2018 Compensation of Directors	66
Committees of the Board	10	RESOLUTION 4	68
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14	Vote and Recommendation	68
Security Ownership of Certain Beneficial Owners	14	RESOLUTION 5	69
Security Ownership of Management	16	Summary of 2014 Incentive Plan	69
Change in Control	19	Vote and Recommendation	73
Section 16(a) Beneficial Ownership Reporting Compliance	19	RESOLUTIONS 6, 7 and 8	74
RESOLUTIONS 1, 2 and 3	20	Vote and Recommendation	74
Vote and Recommendation	20	Audit Fees and All Other Fees	75
Nominees for Election of Directors	21	Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor	75
Directors Whose Term Expires in 2020	22	Audit Committee Report	75
Directors Whose Term Expires in 2021	23	RESOLUTION 9	79
MANAGEMENT OF LIBERTY GLOBAL	25	Vote and Recommendation	79
Executive Officers	25	RESOLUTION 10	80
Involvement in Certain Proceedings	25	Vote and Recommendation	80
EXECUTIVE OFFICERS AND DIRECTORS COMPENSATION	26	RESOLUTION 11	80
Executive Summary	27	Vote and Recommendation	80
Compensation Discussion and Analysis	28	INCENTIVE PLANS	81
Overview of Compensation Process	28	CERTAIN TRANSACTIONS	83
Compensation Philosophy and Goals	29	Certain Relationships	83
Long-Term Contracts	30	SHAREHOLDER RESOLUTIONS	84
Setting Executive Compensation	30	SHAREHOLDER RIGHTS	84
Elements of Our Compensation Packages	30	FINANCIAL REPORTING STANDARDS	84
Tax and Accounting Considerations	42	APPENDIX A: DIRECTORS’ REMUNERATION REPORT	A-1
Recoupment Policy	42	Annual Statement of the Chairman of the Compensation Committee	A-1
Post-Employment Benefits and Change in Control	42	Consideration of Shareholder Views	A-2
Timing of Equity Awards	42	Annual Compensation Report	A-2
Policies Regarding Hedging	43	APPENDIX B: LIBERTY GLOBAL 2014 INCENTIVE PLAN (AMENDED AND RESTATED EFFECTIVE JUNE 11, 2019)	B-1
Compensation Committee Report	43

i

LIBERTY GLOBAL PLC
161 Hammersmith Road, London W6 8BS
United Kingdom
Registered in England Nr 8379990
_________________________________________________________
PROXY STATEMENT FOR THE
2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS
_________________________________________________________

We are furnishing this proxy statement to holders of record as of 10:00 p.m. BST (5:00 p.m. Eastern time) on April 22, 2019, of Liberty Global Class A ordinary shares or Liberty Global Class B ordinary shares, each with nominal value $0.01 per share, of Liberty Global plc, a public limited company organized under the laws of England and Wales (Liberty Global), in connection with our board of directors soliciting your proxy to vote at our 2019 Annual General Meeting of Shareholders (the AGM) or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders (the Meeting Notice). Under English law, holders of a company’s ordinary shares are referred to as “members”, but for convenience, they are referred to in this proxy statement as “shareholders”.
As permitted by the Securities and Exchange Commission (the SEC) rules and regulations in the United States (U.S.) and the United Kingdom Companies Act 2006 (the Companies Act), instead of mailing a printed copy of our proxy materials, including the form of proxy card and our annual report to each shareholder of record, we are furnishing our proxy materials and annual report to our shareholders over the internet. It is anticipated that the Notice of Internet Availability of Proxy Materials (the Internet Notice) will be first mailed to our shareholders on or about May 2, 2019. If you received the Internet Notice by mail, you will not receive a printed copy of the proxy materials or annual report, unless specifically requested. In addition to the annual report accompanying our proxy materials as required by the rules and regulations of the SEC, we are also providing our United Kingdom (U.K.) annual report and accounts for the year ended December 31, 2018 (the U.K. Report and Accounts) as required by the Companies Act. The U.K. Report and Accounts includes the U.K. statutory accounts, the U.K. statutory Directors’ Report and the U.K. Auditors’ Report and is being made available at the same time and by the same methods as our proxy materials and annual report. If you would like to receive a printed copy of our U.K. Report and Accounts, please follow the instructions for requesting such report included in the Internet Notice.
Voting Matters and Board Recommendations
The board of directors recommends that the holders of our Liberty Global Class A shares and Liberty Global Class B shares (collectively, the voting shares) vote “FOR” each of the following resolutions:

1.	To elect Andrew J. Cole as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2022.

2.	To elect Richard R. Green as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2022.

3.	To elect David E. Rapley as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2022.

4.
To approve, on an advisory basis, the annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2018, contained in Appendix A of this proxy statement (in accordance with requirements applicable to U.K. companies).

5.
To approve an amendment to the Liberty Global 2014 Incentive Plan (As Amended and Restated effective February 24, 2015) to increase the number of ordinary shares authorized under such plan from 105,000,000 to 155,000,000.

6.	To ratify the appointment of KPMG LLP (U.S.) as Liberty Global’s independent auditor for the year ending December 31, 2019.

7.
To appoint KPMG LLP (U.K.) as Liberty Global’s U.K. statutory auditor under the U.K. Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before Liberty Global).

8.	To authorize the audit committee of Liberty Global’s board of directors to determine the U.K. statutory auditor’s compensation.

9.
To approve the form agreements and counterparties pursuant to which Liberty Global may conduct the purchase of its ordinary shares in the capital of Liberty Global and authorize all or any of Liberty Global’s directors and senior officers to enter into, complete and make purchases of ordinary shares in the capital of Liberty Global pursuant to the form of agreements and with any of the approved counterparties, which approvals will expire on the fifth anniversary of the 2019 annual general meeting.

10.
To authorize Liberty Global’s board of directors in accordance with Section 551 of the U.K. Companies Act 2006 to exercise all the powers to allot shares in Liberty Global and to grant rights to subscribe for or to convert any security into shares of Liberty Global.

11.
To authorize Liberty Global’s board of directors in accordance with Section 570 of the U.K. Companies Act 2006 to allot equity securities (as defined in Section 560 of said Act) pursuant to the authority contemplated by resolution 10 for cash without the rights of pre-emption provided by Section 561 of the U.K. Companies Act 2006.

No shareholder has proposed, in accordance with sections 100 through 102 of our articles of association, any additional resolutions to be brought before the AGM.
The AGM may be adjourned to another date, time or place for proper purposes, including for the purpose of soliciting additional proxies to vote on the resolutions.

QUESTIONS AND ANSWERS ABOUT THE AGM AND VOTING
The questions and answers below highlight only selected information about the AGM and how to vote your shares. You should read carefully the entire proxy statement, including the Appendices, before voting.
When and where is the AGM?
The AGM will be held at 3:00 p.m. BST (10:00 a.m. Eastern time), on June 11, 2019, at Broadgate West, 9 Appold Street, London EC2A 2AP, U.K., telephone number +44 (0)20 7655 5000.
What is the record date for the AGM?
The “record date” for the AGM is 10:00 p.m. BST (5:00 p.m. Eastern time), on April 22, 2019.
What is the purpose of the AGM?
The purpose of the AGM is to consider and vote on each of the resolutions listed in the Meeting Notice and more fully described in this proxy statement. The resolutions in the Meeting Notice are the only items to be acted upon at the AGM. In the event there is a resolution to adjourn or postpone the AGM, the officers designated as proxies will have discretion to vote on such resolution, unless the resolution is to adjourn or postpone the AGM for the purpose of soliciting additional proxies.
What are the requirements to elect the directors and approve each of the other resolutions?
You may cast your vote for or against resolutions 1 through 11 or abstain from voting your shares on one or more of these resolutions.
The affirmative vote of a simple majority of the votes cast by the holders of our voting shares voting together as a single class is required to approve each of resolutions 1 through 10. For example, in regard to the election of directors at the AGM, a nominee for director will be elected to our board if the votes cast “For” such nominee exceed the votes cast “Against” such nominee’s election. The affirmative vote of at least 75% of the votes cast by the holders of our voting shares voting together as a single class is required to approve resolution 11. Resolution 11 is conditional upon resolution 10 receiving the requisite shareholder approval. None of the other resolutions is conditional on the approval of any other resolution.
How many votes do shareholders have at the AGM?
Only holders of record of our voting shares as of the record date are entitled to vote at our AGM. As of the record date, we had outstanding and entitled to vote at the meeting 205,219,862 Liberty Global Class A shares and 11,489,888 Liberty Global Class B shares. Our voting shares are our only voting ordinary shares and vote together as a single class on all matters. Each Liberty Global Class A share has one vote and each Liberty Global Class B share has ten votes on each matter on which holders of ordinary shares of such classes are entitled to vote at the AGM. The Liberty Global Class C shares are non-voting, except where otherwise required by the Companies Act and our articles of association.
As of the record date, we had 645 record holders of Liberty Global Class A shares and eight record holders of Liberty Global Class B shares. These amounts do not include the number of shareholders whose ordinary shares are held of record by banks, brokers or other nominees, but include each such institution as one holder.
What is the difference between a shareholder of record and a beneficial owner?
These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, our transfer agent, you are a shareholder of record and the proxy materials or the Internet Notice are being sent directly to you by Liberty Global. If your shares are held in the name of a broker, bank, or other nominee, you are a beneficial owner of the shares held in street name and the proxy materials or the Internet Notice are being made available or forwarded to you by your broker, bank, or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares by following the instructions on the proxy card or Internet Notice.
What do shareholders need to do to vote on the resolutions?
Voting on the resolutions will be by a poll. If you are a shareholder of record, then, after carefully reading and considering the information contained in this proxy statement, you may appoint a proxy to vote on your behalf. The Internet Notice will instruct you as to how you may access and review the information in the proxy materials and how you may submit your proxy to vote over the internet. When you log onto the internet website address, you will receive instructions on how to vote your shares. The internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting shareholder separately. Voting through the internet will be voting by proxy. If you receive a paper copy of the proxy materials, you may also follow the instructions contained therein to submit a proxy and to vote either by submitting a paper proxy or over the internet.
If you are a beneficial owner, you should follow the directions provided by your broker, bank or other nominee as to how to vote your shares or when granting or revoking a proxy.
To be valid, the submission of a proxy via the internet must be received by 6:00 a.m. BST (1:00 a.m. Eastern time) on June 11, 2019.
How do I vote my shares that are held in our 401(k) Plan?
If you hold Liberty Global Class A shares through your account in the Liberty Global 401(k) Savings and Stock Ownership Plan (the 401(k) Plan), which plan is for employees of our subsidiary, Liberty Global, Inc. (LGI), the trustee for such plan is required to vote your Liberty Global Class A shares as you specify. To allow sufficient time for the trustees to vote your Liberty Global Class A shares, your voting instructions must be received by 10:00 p.m. BST (5:00 p.m. Eastern time) on June 6, 2019. To vote such shares, please follow the instructions provided by the trustee for such plan.
What if I do not specify a choice for a resolution in my proxy?
All voting shares properly voted via the internet at or prior to 6:00 a.m. BST (1:00 a.m. Eastern time) on June 11, 2019, and all voting shares represented by properly executed paper proxies received prior to or at the AGM and, in each case, not revoked, will be voted in accordance with the instructions so provided. If you are a shareholder of record and no specific instructions are given, the voting shares represented by a properly executed proxy will be voted in favor of each of resolutions 1-11, as listed in the Meeting Notice.
If you are a beneficial owner, your broker, bank and other nominee may exercise discretion in voting on routine matters, but may not exercise discretion and vote on non-routine matters. Resolutions 6, 7 and 8 are considered routine and your broker, bank or other nominee may, at their discretion, vote on these resolutions without instructions from you. The remaining resolutions are considered non-routine matters and thus your broker, bank or other nominee may not vote on these resolutions without instructions from you.
What if I respond and indicate that I am abstaining from voting?
A properly submitted proxy marked “ABSTAIN”, although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of ordinary shares represented and entitled to vote at the meeting, will not be treated as votes cast at the AGM. Accordingly, an abstention will not be taken into account in determining the outcome on any of the resolutions.
Can I change my vote?
You may revoke (i.e., terminate) your paper proxy at any time prior to its use by delivering a signed notice of revocation or a later dated signed paper proxy or by attending the meeting and voting in person. Attendance at the AGM will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received at Liberty Global plc, Attention: Secretary, 161 Hammersmith Road, London W6 8BS, United Kingdom, at or before the start of the AGM. Any revocation of votes submitted via the internet must be submitted by the same method as the corresponding votes, not later than 6:00 a.m. BST (1:00 a.m. Eastern time), on June 11, 2019. If your ordinary shares are held in the name of a bank, broker or other nominee, you should contact them to change your vote.
All voting shares that have been properly voted and not revoked will be voted at the AGM.
What are “broker non-votes” and how are they treated?
A broker non-vote occurs when ordinary shares held by a broker, bank or other nominee are represented at the meeting, but the nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the ordinary shares on a particular resolution. Ordinary shares represented by broker non-votes will be counted for purposes of determining whether there is a quorum at the meeting but will be deemed ordinary shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of ordinary shares represented and entitled to vote on a particular matter.
Who may attend, and who may vote at, the AGM?
All shareholders of Liberty Global may attend the AGM. Only holders of record of our voting shares, as of 10:00 p.m. BST (5:00 p.m. Eastern time), on April 22, 2019, the record date for the AGM, are entitled to vote at the AGM or any adjournment thereof. Holders of Liberty Global Class C shares will not be entitled to vote on any of the resolutions.
If you are a shareholder of record of our voting shares, you have the right to attend, speak and vote in person at the meeting. Any corporation which is a shareholder of record may by resolution of its directors authorize one or more persons to act as its representative(s) at the AGM and the person(s) so authorized shall (on production of a certified copy of such resolution at the AGM) be entitled to exercise these same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of Liberty Global. If you are a beneficial owner, you may also attend and speak at the meeting. You may not, however, vote your shares held in street name unless you obtain a “proxy” from your broker, bank or other nominee that holds the shares, which gives you the right to vote the shares at the AGM.
Notwithstanding the foregoing, we recommend that you vote by proxy in advance of the AGM even if you plan to attend the AGM (note that you may change your vote at the AGM).
A list of shareholders entitled to vote at the AGM will be available at our offices at 161 Hammersmith Road, London W6 8BS, U.K., and at 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, U.S., for review by any shareholder, for any purpose germane to the AGM, for at least 10 days prior to the AGM.
What constitutes a quorum at the AGM?
The presence, in person or by proxy, of the holders of a simple majority of the combined voting power of our voting shares outstanding and entitled to vote at the AGM is necessary to constitute a quorum at the AGM.
What is a proxy statement and what is a proxy?
A proxy statement is a document that SEC regulations require us to provide you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own in accordance with your instructions. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated the following persons as proxies for the AGM: Jeremy Evans, Bryan H. Hall and Michelle L. Keist.
How can I access the proxy materials over the internet?
Shareholders can access the Meeting Notice, proxy statement, the annual report and the U.K. Report and Accounts via our website at www.libertyglobal.com or as directed in the Internet Notice for voting via the website at www.envisionreports.com/LGP. The Internet Notice will instruct you as to how you may access and review the information in the proxy materials over the internet. The proxy materials, including the form of proxy, relating to the AGM will be first made available to shareholders on or about May 2, 2019.
A copy of our annual report on Form 10-K/A for the year ended December 31, 2018, including our consolidated financial statements for the fiscal year ended December 31, 2018 (the 2018 Form 10-K/A), and a copy of our U.K. Report and Accounts are available to all holders of our Liberty Global Class A and Class B shares entitled to vote at the meeting, and upon request to holders of our Liberty Global Class C shares as of the record date for informational purposes. These reports do not form any part of the material for solicitation of proxies. The 2018 Form 10-K/A and the U.K. Report and Accounts are posted at the following website addresses: www.libertyglobal.com and www.envisionreports.com/LGP. If you received the Internet Notice, you will not receive a printed copy of the 2018 Form 10-K/A or the U.K. Report and Accounts (unless you request copies of these reports).
What if I receive more than one Internet Notice?
If you received multiple Internet Notices, it means you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. To ensure that all of your shares are voted, vote once for each Internet Notice you receive.

Why did I not receive an Internet Notice?
If you elected to receive proxy materials by mail or e-mail for any of your holdings in the past, you were automatically enrolled in the same process for all of your share holdings this year. If you would like to change the method of delivery, please follow the instructions in the Internet Notice or in the question “May I choose the method in which I receive future proxy materials?” below.
How can I request paper copies of the proxy materials?
If you received the Internet Notice by mail and would like to receive a printed copy of our proxy materials, our annual report and our U.K. Report and Accounts please follow the instructions for requesting such materials included in the Internet Notice.
May I choose the method in which I receive future proxy materials?
If you are a shareholder of record, you may receive future notices, annual reports and proxy materials electronically. To sign up for electronic delivery, go to www.computershare-na.com/green. You may also sign up when you vote by internet at www.envisionreports.com/LGP and follow the prompts. Once you sign up, you will no longer receive a printed copy of the notices, annual reports and proxy materials, unless you request them. You may suspend electronic delivery of the notices, annual reports and proxy materials at any time by contacting our transfer agent, Computershare, +1(888) 218-4391 if in the U.S. and +1(781) 575-3919 if outside the U.S.
If you are a beneficial owner, you may request electronic access by contacting your broker, bank, or other nominee.
What is “householding”?
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” the Internet Notice or the proxy materials, as the case may be. This means that only one copy each of the Internet Notice or the proxy materials, as the case may be, is being sent to multiple shareholders in your household. We will promptly deliver a separate copy of the Internet Notice or proxy materials to you if you call, email or mail our Investor Relations Department, +1(303) 220-6600 or ir@libertyglobal.com or Liberty Global plc, attention: Investor Relations Department, 161 Hammersmith Road, London W6 8B6. If you prefer to receive separate copies of such documents in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above telephone number, email address or mailing address.
Who will pay for the cost of this proxy solicitation?
We will solicit the proxies and will pay the entire cost, if any, for such solicitation. Our directors, officers and employees may solicit proxies by mail, email, telephone or in person. These persons will receive no additional compensation for such services. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost of $18,000, plus reasonable out of pocket expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of ordinary shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.
When will Liberty Global announce the voting results?
We will announce the preliminary voting results at the AGM. We will report the final results in a Current Report on Form 8-K that we will file with the SEC. We will also post the final results of voting at the AGM on our website after the AGM.
What do I do if I have additional questions?
If you have any further questions about voting or attending the AGM, please call Liberty Global Investor Relations at +1(303) 220-6600 or contact Innisfree M&A Incorporated, who is acting as proxy solicitation agent for the AGM, at +1(877) 825-8906 (within the U.S. and Canada) or +1(412) 232-3651. Banks and brokers may call collect at +1(212) 750-5833.

CORPORATE GOVERNANCE
Governance Guidelines
Our board has adopted corporate governance guidelines, which are available on our website at www.libertyglobal.com. Under the guidelines, our independent directors meet privately at least twice a year in executive session. These executive sessions are generally held in conjunction with a regularly scheduled board meeting. The presiding director for these meetings is currently Paul Gould, the chairman of the audit committee. The role of presiding director rotates annually among our nominating and corporate governance committee chair, our audit committee chair and our compensation committee chair.
Director Independence
It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with our company other than in his or her capacity as a board member. To assist our board of directors in determining which of our directors qualify as independent for purposes of the NASDAQ Stock Market (NASDAQ) rules, as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board follows the Corporate Governance Rules of NASDAQ on the criteria for director independence. In addition, audit committee and compensation committee members must meet additional heightened independence criteria applicable to audit committee and compensation committee members under applicable NASDAQ and SEC requirements.
In accordance with these criteria, our board of directors has determined that each of Andrew J. Cole, Miranda Curtis, John W. Dick, Paul A. Gould, Richard R. Green, David E. Rapley, Larry E. Romrell, JC Sparkman and David Wargo qualifies as an independent director of our company.
Board Leadership Structure
Our board of directors has the authority to determine whether the offices of chairman of the board and chief executive officer should be held by the same or different persons. Since June 2005, these offices have been divided between John C. Malone and Michael T. Fries, respectively, and our board believes that this division continues to be appropriate for our company and its shareholders. The separation of these two roles allows Mr. Fries, our chief executive officer and president (CEO), to focus his energies on actively directing the management of our global operations, including the development and execution of approved strategies and business plans, providing leadership to our executives and employees and representing our company to business partners, investors and the media. Our chairman of the board provides guidance to our CEO and strong leadership to our board in its consideration of strategic objectives and associated risks and oversight of our management’s and company’s performance. We have no policy that requires the positions of chairman and CEO to be separate or combined and we may reconsider our leadership structure from time to time based on the situation at that time.
Risk Oversight
Our management team is responsible for identifying and managing risk related to our company and its significant business activities, subject to oversight by our board of directors. Our board executes its risk oversight directly and through its committees. Our board receives regular briefings from and discussions with senior management and periodic in-depth sessions on specific topics. For certain risk topics as discussed below, a board committee will have initial responsibility for exercising this oversight role, with the chair of the relevant committee reporting to the full board.
Full Board
At each regularly scheduled board meeting, our board receives reports from our CEO and other members of senior management with respect to their business unit or functional area, which include information relating to general and specific risks facing our company. For our business units, these reports will address, among other things, material business-specific risks, such as competitive challenges, regulatory initiatives and risks related to operational execution, as well as macro-economic and political risks. Functional area reports cover our capital structure, liquidity, foreign currency exposure, credit and equity market conditions, developments in technology, cybersecurity risks, legal and regulatory compliance, and talent management and compensation programs. In-depth presentations are made by senior management in connection with our board’s consideration of acquisition opportunities and new strategic initiatives, which include a discussion of material risks to achieving the business case for the proposed transaction or project. Our senior management regularly updates the audit committee and board on our cybersecurity risks, including how we determine and mitigate such risks. It also reviews information regarding our cybersecurity risks on a regular basis. Periodically, a more detailed review of a specific country of operation will be provided by the local management team or a specific topic of interest, such as technology developments, will be explored in greater depth, at a regularly scheduled or a special board meeting or during an off-site visit. Our board of directors also makes annual site visits to different countries in which we operate and has periodic strategy retreats with invited members of senior management. Our senior management’s attendance at board meetings, the site visits and strategy retreats provide frequent opportunities for our directors to interact with members of our management team individually to understand and provide input on relevant risk exposures. Also, through its review of our strategies and objectives, budgets and business plans, our board of directors sets the direction for appropriate risk taking within our operations.
Committees
Audit Committee. Our audit committee has oversight responsibility for the policies, processes and risks relating to our financial statements, financial reporting processes, auditing and information security and technology, including cybersecurity risks. The senior officer of our internal audit and compliance group reports to the audit committee and assists the committee with its review of relevant risks within its oversight responsibility and of our internal controls. Senior officers of our finance and accounting groups attend all regularly scheduled audit committee meetings and provide in-depth reports on specific risks, including changes in accounting rules, risks associated with liquidity, covenant compliance, currency and interest rate hedging positions and stability of counterparties. From time to time, the audit committee, with management, identifies and reviews other areas of risks related to Liberty Global’s operations and at least quarterly receives reports on and reviews cybersecurity risks. The audit committee also receives reports on allegations received through our ethics compliance reporting process and the status of investigations into such allegations. Additional functions of the audit committee are described under Board and Committees of the Board —Audit Committee below.
Compensation Committee. Our compensation committee has oversight responsibility with respect to risks related to the design and implementation of compensation programs for senior management and equity performance-based awards. At least annually, our compensation committee considers the risks associated with our compensation policies and practices for both executive compensation and compensation generally. To assist the compensation committee in discharging this responsibility, our global human resources group provides reports on the design and administration of incentive programs and the safeguards in effect to avoid encouraging unnecessary or excessive risk taking. For the compensation committee’s report on its risk assessment of our compensation programs, see —Risk Assessment of Compensation Programs below.
Nominating and Corporate Governance Committee. Our nominating and corporate governance committee has oversight responsibility with respect to risks related to our governance, including board and director performance and governance guidelines.
Succession Planning Committee. Our succession planning committee has oversight responsibility for the risks related to succession planning for our CEO and other executive officers, as well as risks associated with a CEO absence. At least annually our succession planning committee evaluates a CEO candidate profile and qualifications that meets the leadership needs of Liberty Global.
Risk Assessment of Compensation Programs
Consistent with SEC requirements, we assess annually our company’s compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company taken as a whole. Our global human resources group reviewed the performance-based compensation programs for all corporate-level employees in our corporate offices in the U.K., the U.S. and the Netherlands, and employees in our operating companies who also participate in such plans. It also reviewed over 20 bonus plans and 70 sales incentive/commission plans in place at our operating companies to identify the presence or lack of certain features that would impact organizational risk. Further, it analyzed total compensation costs (including salaries, commissions, bonuses, severance, fringe benefits and employee training and development costs) for each country of operation as a percentage of that country’s revenue. Finally, it reviewed its own policies and procedures for the administration and governance of these programs and related entity-level controls. The scope and results of this review were presented to the compensation committee of our board.

Code of Business Conduct and Code of Ethics
We have adopted a code of business conduct that applies to all of our employees, directors and officers. In addition, we have adopted a code of ethics for our CEO and senior financial officers and the managing directors and senior financial officers at our operating companies, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). Both codes are available on our website at www.libertyglobal.com.
Political Contributions
Our code of business conduct prohibits the use of company funds and assets for political contributions to political parties, political party officials and candidates for office, unless approved by our general counsel. Additionally, our charitable giving programs available to employees prohibit political contributions by our company.
Shareholder Communication with Directors
Our shareholders and other interested parties may send communications to our board of directors or to individual directors by mail addressed to the board of directors or to an individual director c/o Liberty Global plc, 161 Hammersmith Road, London W6 8BS, U.K. Attn: General Counsel. Communications from our shareholders will be forwarded to our directors on a timely basis.

BOARD AND COMMITTEES OF THE BOARD
Board Meetings and Attendance
During 2018, we had nine meetings of our full board of directors. Each director attended, either in person or telephonically, at least 75% of the total number of meetings of our board and each committee on which he or she served. The independent directors of Liberty Global held two executive sessions without the participation of management during 2018. Our board of directors encourages all members to attend each annual general meeting of our shareholders. For our 2018 AGM, five of our board members attended in person or via tele-conference.
Information with respect to each of the current committees of our board of directors is provided below. Our board of directors has adopted a written charter for each of its committees, which are available on our website at www.libertyglobal.com.
The table below provides membership and meeting information for each of the board committees.

	Audit	Compensation	Nominating & Corporate Governance	Succession Planning
Andrew J. Cole		●	●
Miranda Curtis	●		●	●
John W. Dick	●		●
Michael T. Fries
Paul A. Gould	Chair		●	●
Richard R. Green			●
John C. Malone				Chair
David E. Rapley			Chair	●
Larry E. Romrell		●	●
JC Sparkman		Chair	●	●
David Wargo	●		●
2018 Meetings	8	9	2	0
Committees of the Board
Audit Committee
A description of the audit committee members’ respective experience is set forth under Resolutions 1, 2 and 3 below. Our board of directors has determined that more than one member of the committee, including its chairman, Mr. Gould, qualifies as an “audit committee financial expert” under applicable SEC rules and regulations.
The audit committee reviews and monitors our corporate financial reporting and our internal and external audits. The audit committee’s functions include:

•	appointing and, if necessary, replacing our independent auditors;

•	reviewing and approving, in advance, the scope and the fees of all auditing services, and all permissible non-auditing services, to be performed by our independent auditors;

•
reviewing our annual audited financial statements with our management and our independent auditors and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

•
overseeing the work of our independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services, including holding quarterly meetings to review our quarterly reports, discussing with our independent auditors issues regarding the ability of our independent auditors to perform such services, reviewing with our independent auditors any audit related problems or difficulties and the response of our management, and addressing other general oversight issues;

•
reviewing and discussing with management and our independent auditors issues regarding accounting principles, tax matters, effectiveness of internal controls, financial reporting, and regulatory and accounting initiatives;

•	reviewing quarterly earnings releases;

•
overseeing the maintenance of an internal audit function, discussing with our independent auditors, the internal auditor and our management, as appropriate, the internal audit function’s responsibilities, budget and staff, periodically reviewing with our independent auditors the results and findings of the internal audit function and coordinating with our management to ensure that the issues associated with such results and findings are addressed;

•	discussing with management financial risk exposure and risk management policies;

•
reviewing disclosures by our certifying officers on any significant deficiencies or material weaknesses in the design or operation of our internal controls and any fraud involving persons who have a significant role in our internal controls;

•
overseeing management’s processes and activities with respect to confirming compliance with applicable securities laws and SEC and NASDAQ rules relating to our accounting and financial reporting processes and the audit of our financial statements;

•
establishing procedures for the consideration of alleged violations of the code of business conduct and the code of ethics adopted by our board and for the reporting and disclosure of violations of or waivers under such codes;

•	establishing procedures for receipt, retention and treatment of allegations on accounting, internal accounting controls or audit matters; and

•	preparing a report for our annual proxy statement.
In addition to the foregoing, as provided in our corporate governance guidelines referenced above, the audit committee must review and approve any related party transaction in which an executive officer has a direct or indirect interest for which disclosure is required under SEC rules.
Compensation Committee
The compensation committee sets our overall compensation philosophy and oversees our executive compensation and benefits programs, policies and practices. The compensation committee’s functions include:
•reviewing and approving annual and long-term performance goals and objectives for our CEO;
•evaluating the performance of and determining the compensation for our CEO;

•	reviewing and approving the compensation of our executive officers and certain other executives, including any employment agreements;

•
reviewing and approving cash-based and equity-based compensation plans that are shareholder approved and awards granted thereunder where participants are executive officers and other members of senior management;

•discussing with management the risk from our compensation program and policies; and
•preparing a report for our annual proxy statement.
See Executive Officers and Directors Compensation—Compensation Discussion and Analysis below for a description of the responsibilities of the compensation committee on matters related to executive compensation and administration of the various incentive plans of our company for awards to employees.
The compensation committee has the authority to engage its own compensation consultants and other independent advisors. During 2018, the compensation committee did not retain any independent advisors for purposes of rendering advice on our executive compensation.
Compensation Committee Interlocks and Insider Participation. During 2018, none of the members of our compensation committee was an officer or employee of our company or any of our subsidiaries, was formerly an officer of our company or any of our subsidiaries, or had any relationship requiring disclosure under applicable securities laws.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee identifies and recommends persons as nominees to our board of directors, reviews from time to time our corporate governance guidelines and oversees the evaluation of our board of directors. Its duties include:

•	reviewing and recommending compensation for our independent directors and our chairman of the board, including equity-based awards;

•	developing criteria for board membership;

•	reviewing candidates recommended by shareholders for elections to the board; and

•	assessing director and candidate independence.
The nominating and corporate governance committee will consider candidates for director recommended by any shareholder, provided that such nominations are properly submitted. Eligible shareholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Nominating and Corporate Governance Committee, Liberty Global plc, 161 Hammersmith Road, London W6 8BS, United Kingdom, Attn: General Counsel. Shareholder recommendations must be made in accordance with our articles of association, as discussed under Shareholder Resolutions in this proxy statement, and contain the following information:

•
the proposing shareholder’s name and address and documentation indicating the number of ordinary shares beneficially owned by such person and the holder or holders of record of those shares, together with a statement that the proposing shareholder is recommending a candidate for nomination as a director;

•
the candidate’s name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

•	a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of the candidate as a director;

•	a representation as to whether the proposing shareholder intends to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

•
a representation that the proposing shareholder intends to appear in person or by proxy at the annual general shareholders meeting at which the person named in such notice is to stand for election; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.
In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing shareholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.
To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity and values and should be committed to our long-term interests and the interests of our shareholders. When evaluating a potential director nominee, including one recommended by a shareholder, the nominating and corporate governance committee will take into account a number of factors, which may include the following:

•	independence from management; education and professional background; judgment, skill and reputation;

•	understanding of our business and the markets in which we operate;

•	expertise that is useful to us and complementary to the expertise of our other directors;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size and composition of our existing board of directors.
The nominating and corporate governance committee does not have a formal policy on diversity. It does, however, consider whether the nominee has personal capabilities and qualifications that contribute to the overall diversity of our board. For this purpose, the committee construes diversity broadly to include a variety of perspectives, opinions, professional backgrounds and experiences.
When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, shareholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board of directors, it may recommend to our full board that candidate’s appointment or election.
Prior to nominating an incumbent director for re-election at an annual general meeting, the nominating and corporate governance committee considers, in addition to the foregoing criteria, the director’s past attendance at, and participation in, meetings of our board of directors and its committees and the director’s formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.
Based on the foregoing considerations, the nominating and corporate governance committee determined to recommend Messrs. Cole, Green and Rapley for nomination for re-election to our board.
Succession Planning Committee
Our board of directors has established a succession planning committee to assist the full board in succession planning for our CEO. The responsibilities of the succession planning committee include the development of candidate profiles and qualifications, the identification and evaluation of potential internal candidates and opportunities for their development, the evaluation of potential external candidates and annual reporting to the full board on the results of its work. Our CEO collaborates with the succession planning committee in the performance of its functions. Our board of directors has adopted a written charter for the succession planning committee, which is available on our website at www.libertyglobal.com.
Executive Committee
Our board of directors has established an executive committee pursuant to our articles of association, whose members are Michael T. Fries and John C. Malone, neither of whom is an independent director. The primary purpose of the executive committee is to exercise powers of the board of directors on matters requiring expediency that arise between regularly scheduled board meetings, such as financings, investments, tax planning, acquisitions and divestitures and similar matters. Except as specifically prohibited by the Companies Act or limited by our board of directors, the executive committee may exercise all the powers and authority of our board in the management of our business and affairs between board meetings, including the power and authority to authorize the issuance of ordinary shares of our capital stock, with the exception of certain matters, including amendments to the articles of association and fundamental changes to Liberty Global (such as a merger or sale of substantially all of its assets).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning our ordinary shares beneficially owned by each person or entity known by us to own more than 5% of any class of our outstanding voting shares.
Except as otherwise indicated in the notes to the table, the security ownership information is given as of April 1, 2019 and, in the case of percentage ownership information, is based upon (1) 204,748,091 Liberty Global Class A shares, (2) 11,489,888 Liberty Global Class B shares, and (3) 523,461,054 Liberty Global Class C shares, in each case, outstanding on that date. Beneficial ownership of our Liberty Global Class C shares is set forth below only to the extent known by us or ascertainable from public filings. Our Liberty Global Class C shares are, however, non-voting and, therefore, in the case of voting power, are not included.
Ordinary shares issuable on or within 60 days after April 1, 2019, upon exercise of options or share appreciation rights (SARs), vesting of restricted share units (RSUs), conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the options, SARs, RSUs or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Also, for purposes of the following presentation, beneficial ownership of our Liberty Global Class B shares, although convertible on a one-for-one basis into our Liberty Global Class A shares, is reported as beneficial ownership of our Liberty Global Class B shares only, and not as beneficial ownership of our Liberty Global Class A shares. The percentage of voting power is presented on an aggregate basis for each person or entity named below.
So far as is known to us, the persons indicated below have sole voting power and sole dispositive power with respect to the ordinary shares indicated as beneficially owned by them, except as otherwise stated in the notes to the table.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Liberty Global Class A	4,667,867	(1)(2)(3)	2.3%	29.0%
c/o Liberty Global plc	Liberty Global Class B	8,787,373	(4)(5)	76.5%
161 Hammersmith Road	Liberty Global Class C	17,486,844	(1)(2)(3)(4)	3.3%
London W6 8BS U.K.

Michael T. Fries	Liberty Global Class A	2,537,790	(6)(7)(8)	1.2%	5.1%
c/o Liberty Global plc	Liberty Global Class B	1,390,295	(5)	12.1%
161 Hammersmith Road	Liberty Global Class C	6,188,663	(6)(7)(8)	1.2%
London W6 8BS U.K.

Robert R. Bennett	Liberty Global Class A	208	(9)	*	3.1%
c/o Liberty Media Corporation	Liberty Global Class B	993,552	(9)	8.6%
12300 Liberty Boulevard
Englewood, CO 80112

Berkshire Hathaway Inc.	Liberty Global Class A	19,791,000	(10)	9.7%	6.2%
3555 Farnam Street	Liberty Global Class B	—		—
Omaha, NE 68131

BlackRock, Inc.	Liberty Global Class A	11,815,739	(11)	5.8%	3.7%
50 East 52nd Street	Liberty Global Class B	—		—
New York, NY 10055

Dodge & Cox	Liberty Global Class A	18,957,003	(12)	9.3%	5.9%
555 California Street	Liberty Global Class B	—		—
40th Floor

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
San Francisco, CA 94104

William H Gates III	Liberty Global Class A	10,855,524	(13)	5.3%	3.4%
Cascade Investments LLC	Liberty Global Class B	—		—
2365 Carillon Point
Kirkland, WA 98033

Harris Associates L.P.	Liberty Global Class A	25,294,509	(14)	12.4%	7.9%
111 S. Wacker Drive,	Liberty Global Class B	—		—
Suite 4600
Chicago, IL 60606
_______________
* Less than one percent.

(1)	Includes 124,808 Liberty Global Class A shares and 756,405 Liberty Global Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes 105,147 Liberty Global Class A shares and 261,085 Liberty Global Class C shares, that are subject to options, which were exercisable as of, or will be exercisable within 60 days of, April 1, 2019.

(3)	Includes 2,140,050 Liberty Global Class A shares and 4,736,253 Liberty Global Class C shares held by Columbus Holding LLC, in which Mr. Malone has a controlling interest.

(4)
Includes 110,148 Liberty Global Class B shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held by the trusts. Also, includes 8,677,225 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his spouse, retains a unitrust interest in the trust (the Malone Trust).

(5)
Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and one of our directors, Mr. Malone and the Malone Trust have agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(6)
Includes 1,765,401 Liberty Global Class A shares and 4,577,077 Liberty Global Class C shares that are subject to SARs, which were exercisable as of, or will be exercisable within 60 days of, April 1, 2019.

(7)	Includes 1,977 Liberty Global Class A shares and 13,061 Liberty Global Class C shares held in the 401(k) Plan for the benefit of Mr. Fries.

(8)
Includes 46,200 Liberty Global Class A shares and 283,360 Liberty Global Class C shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries’ children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust. Mr. Fries has disclaimed beneficial ownership of the shares held by the trust.

(9)
The number of Liberty Global Class A shares and Liberty Global Class B shares is based upon a Form 8.3 dated November 4, 2015, submitted by Mr. Bennett pursuant to the U.K. Takeover Code. Of the shares reported, a Schedule 13D/A filed by Mr. Bennett on March 6, 2014, shows Mr. Bennett and his spouse jointly owning 749,539 Liberty Global Class B shares and Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his spouse, owning 232,334 Liberty Global Class B shares.

(10)
The number of Liberty Global Class A shares is based upon the Schedule 13G/A (Amendment No. 1) for the year ended December 31, 2018, filed with the SEC on February 14, 2019, by Warren E. Buffett on behalf of himself and Berkshire Hathaway Inc. (Berkshire), as well as on behalf of the following for the respected number of Liberty Global Class A shares indicated: National Indemnity Company (11,412,000), GEICO Corporation (11,190,970), Government Employees Insurance Company (8,075,130), GEICO Indemnity Company (1,752,278), The Buffalo News Drivers/Distributors Pension Plan (27,000), BNSF Master Retirement Trust (2,624,000), Lubrizol Master Trust Pension (340,000), The Buffalo News Mechanical Pension Plan (30,000), GEICO Advantage Insurance Company (1,363,562), Berkshire Hathaway Consolidated Pension Plan Master Retirement Trust (2,375,000), GEICO Corporation Pension Plan Trust (950,000), Scott Fetzer Collective Investment Trust (400,000), Acme Brick Company Pension Trust (395,000), The Buffalo News Editorial Pension Plan (265,000), The Buffalo News Office Pension Plan (159,000) and Precision Castparts Corp. Master Trust (814,000). Mr. Buffett (who may be deemed to control Berkshire), Berkshire and GEICO Corporation are each a parent holding company. National Indemnity

Company, Government Employees Insurance Company, GEICO Indemnity Company and GEICO Advantage Insurance Company are each an insurance company and the remaining reporting persons are each an employee benefit plan. Mr. Buffett, Berkshire and the other reporting persons share voting and dispositive power over the shares listed in the table.

(11)
The number of Liberty Global Class A shares is based upon the Schedule 13G for the year ended December 31, 2018, filed with the SEC on February 8, 2019, by BlackRock Inc. BlackRock Inc. is a parent holding company of various investment companies. The Schedule 13G reflects that BlackRock Inc. has sole voting power over 11,068,265 of the Liberty Global Class A shares and sole dispositive power over all of the Liberty Global Class A shares.

(12)
The number of Liberty Global Class A shares is based upon the Schedule 13G/A (Amendment No. 2) for the year ended December 31, 2018, filed with the SEC on February 14, 2019, by Dodge & Cox. Dodge & Cox is an investment advisor to various investment companies and managed accounts. Dodge & Cox International Stock Fund, an investment company, has an interest in 18,753,503 of the Liberty Global Class A shares reported in the table.

(13)
The number of Liberty Global Class A shares is based on a Schedule 13G filed with the SEC on May 18, 2018, by William H. Gates III, Cascade Investment, L.L.C. (Cascade), the Bill and Melinda Gates Foundation Trust (the Gates Trust) and Melinda French Gates. All Liberty Global Class A shares held by Cascade may be deemed to be beneficially owned by Mr. Gates as the sole member of Cascade. All of the Liberty Global Class A shares beneficially owned by the Gates Trust may be deemed to be beneficially owned by Mr. and Mrs. Gates as co-trustees of the Gates Trust. The Schedule 13G reflects that Mr. Gates has sole voting and dispositive power over 8,736,009 Liberty Global Class A shares and shared voting and dispositive power over 2,119,515 Liberty Global Class A shares; Cascade has sole voting and dispositive power over 8,736,009 Liberty Global Class A shares; and the Gates Trust and Mrs. Gates each have shared voting and dispositive power over 2,119,515 Liberty Global Class A shares. Mr. Gates’ address is One Microsoft Way, Redmond, WA 98052.

(14)
The number of Liberty Global Class A shares is based upon the Schedule 13G/A (Amendment No. 2) for the year ended December 31, 2018, filed with the SEC on February 14, 2019, by Harris Associates Inc. (HAI) on behalf of itself and as general partner of Harris Associates L.P. (Harris L.P.). HAI is an investment advisor to various clients. The Schedule 13G/A reflects that HAI and Harris L.P. each have sole voting power over 20,643,508 of the Liberty Global Class A shares and sole dispositive power over all of the Liberty Global Class A shares.

Security Ownership of Management
The following table sets forth information with respect to the beneficial ownership by each of our directors and each of our named executive officers as described below, and by all of our directors and executive officers as a group, of each class of our outstanding shares.
The security ownership information is given as of April 1, 2019 and, in the case of percentage ownership information, is based upon (1) 204,748,091 Liberty Global Class A shares, (2) 11,489,888 Liberty Global Class B shares and (3) 523,461,054 Liberty Global Class C shares, in each case, outstanding on that date. Although beneficial ownership of our Liberty Global Class C shares is set forth below, our Liberty Global Class C shares are non-voting and, therefore, in the case of voting power, are not included. The percentage of voting power is presented on an aggregate basis for each person or group listed below.
Ordinary shares issuable on or within 60 days after April 1, 2019, upon exercise of options or SARs, vesting of RSUs, conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the options, SARs, RSUs or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of our Liberty Global Class B shares, although convertible on a one-for-one basis into our Liberty Global Class A shares, is reported as beneficial ownership of our Liberty Global Class B shares only, and not as beneficial ownership of our Liberty Global Class A shares.
So far as is known to us, the persons indicated below have sole voting power and sole dispositive power with respect to the ordinary shares indicated as owned by them, except as otherwise stated in the notes to the table. With respect to certain of our executive officers and directors, the number of shares indicated as owned by them includes shares held by the 401(k) Plan as of March 31, 2019, for their respective accounts.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Liberty Global Class A	4,667,867	(1)(2)(3)(4)	2.3%	29.0%
Chairman of the Board	Liberty Global Class B	8,787,373	(5)(6)	76.5%
	Liberty Global Class C	17,486,844	(1)(2)(3)(4)(5)	3.3%

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
Andrew J. Cole	Liberty Global Class A	41,159	(4)(7)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	98,229	(4)	*

Miranda Curtis	Liberty Global Class A	156,387	(4)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	446,416	(4)	*

John W. Dick	Liberty Global Class A	73,176	(4)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	193,186	(4)	*

Michael T. Fries	Liberty Global Class A	2,537,790	(3)(4)(8)(9)	1.2%	5.1%
Director, Chief Executive Officer & President	Liberty Global Class B	1,390,295	(3)(6)	12.1%
	Liberty Global Class C	6,188,665	(3)(4)(8)(9)	1.2%

Paul A. Gould	Liberty Global Class A	246,317	(4)	*	*
Director	Liberty Global Class B	51,429		*
	Liberty Global Class C	1,040,534	(4)	*

Richard R. Green	Liberty Global Class A	42,384	(4)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	111,176	(4)	*

David E. Rapley	Liberty Global Class A	26,802	(4)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	67,836	(4)	*

Larry E. Romrell	Liberty Global Class A	48,596	(4)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	108,279	(4)	*

JC Sparkman	Liberty Global Class A	36,435	(4)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	88,898	(4)	*

David Wargo	Liberty Global Class A	82,393	(3)(4)(10)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	230,791	(3)(4)(10)	*

Charles H.R. Bracken	Liberty Global Class A	587,905	(4)	*	*
Executive Vice President & Chief Financial Officer	Liberty Global Class B	—		—
	Liberty Global Class C	1,420,810	(4)	*

Bryan H. Hall	Liberty Global Class A	454,780	(3)(4)	*	*
Executive Vice President & General Counsel & Secretary	Liberty Global Class B	—		—
	Liberty Global Class C	1,172,420	(3)(4)(8)	*

Enrique Rodriguez	Liberty Global Class A	16,223	(4)	*	*
Executive Vice President & Chief Technology Officer	Liberty Global Class B	—		—
	Liberty Global Class C	33,142	(4)(8)	*

Diederik Karsten	Liberty Global Class A	544,239	(4)	*	*
Former Executive Vice President & Chief Operating Officer	Liberty Global Class B	—		—
	Liberty Global Class C	1,386,929	(4)	*

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
All directors and executive officers as a group (14 persons)
	Liberty Global Class A	9,018,214	(11)(12)	4.3%	34.5%
	Liberty Global Class B	10,229,097	(11)	89.0%
	Liberty Global Class C	28,687,226	(11)(12)	5.4%
_______________

*	Less than one percent.

(1)	Includes 124,808 Liberty Global Class A shares and 756,405 Liberty Global Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)	Includes 2,140,050 Liberty Global Class A shares and 4,736,253 Liberty Global Class C shares held by Columbus Holding LLC, in which Mr. Malone has a controlling interest.

(3)	Includes shares pledged to the indicated entities in support of one or more lines of credit or margin accounts extended by such entities:

	No. of Shares Pledged
Owner	Liberty Global Class A	Liberty Global Class B	Liberty Global Class C	Entity Holding the Shares

John C. Malone	1,345,685		3,765,681	Merrill Lynch, Pierce, Fenner & Smith Incorporated
John C. Malone	952,177		1,210,195	Fidelity Brokerage Services, LLC
Michael T. Fries	246,327		805,340	Morgan Stanley Inc.
Michael T. Fries	315,242	1,000,000	156,397	Goldman Sachs Group, Inc.
J. David Wargo	46,170		137,855	Fidelity Brokerage Services, LLC
Bryan H. Hall	39,894		82,439	Morgan Stanley Inc.

(4)	Includes shares that are subject to options or SARs, which were exercisable as of, or will be exercisable within 60 days of, April 1, 2019, as follows:

Owner	Liberty Global Class A	Liberty Global Class C

John C. Malone	105,147	261,085
Andrew J. Cole	20,930	47,080
Miranda Curtis	26,916	65,179
John W. Dick	37,417	96,541
Michael T. Fries	1,765,401	4,577,077
Paul A. Gould	30,690	76,454
Richard R. Green	36,002	96,541
David E. Rapley	23,438	59,791
Larry E. Romrell	24,108	56,763
JC Sparkman	23,735	62,597
J. David Wargo	35,941	92,135
Charles H.R. Bracken	572,410	1,389,819
Bryan H. Hall	384,217	1,002,362
Enrique Rodriguez	13,458	26,916
Diederik Karsten	458,032	1,161,061

(5)
Includes 110,148 Liberty Global Class B shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held in the trusts. Also, includes 8,677,225 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by the Malone Trust.

(6)
Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and one of our directors, Mr. Malone and the Malone Trust have agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(7)	Includes 32 Liberty Global Class A shares held by Mr. Cole’s minor daughter.

(8)	Includes shares held in the 401(k) Plan as follows:

Owner	Liberty Global Class A	Liberty Global Class C

Michael T. Fries	1,977	13,061
Bryan H. Hall	—	3,934
Enrique Rodriguez	—	696

(9)
Includes 46,200 Liberty Global Class A shares and 283,360 Liberty Global Class C shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries’ children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust. Mr. Fries has disclaimed beneficial ownership of the shares held by the trust.

(10)
Includes 158 Liberty Global Class A shares and 524 Liberty Global Class C shares held in various accounts managed by Mr. Wargo, as to which shares Mr. Wargo has disclaimed beneficial ownership. Also includes 32 Liberty Global Class C shares held by Mr. Wargo’s spouse, as to which Mr. Wargo has disclaimed beneficial ownership.

(11)
Includes 171,166 Liberty Global Class A shares, 110,148 Liberty Global Class B shares and 1,040,321 Liberty Global Class C shares held by relatives of certain directors and executive officers or held pursuant to certain trust arrangements or in managed accounts, as to which shares beneficial ownership has been disclaimed.

(12)
Includes 3,099,810 Liberty Global Class A shares and 7,910,340 Liberty Global Class C shares that are subject to options or SARs, which were exercisable as of, or will be exercisable or vest within 60 days of, April 1, 2019; 1,977 Liberty Global Class A shares and 17,691 Liberty Global Class C shares held by the 401(k) Plan; and 3,070,303 Liberty Global Class A shares and 6,914,312 Liberty Global Class C shares pledged in support of various lines of credit or margin accounts.

Change in Control
We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16 forms they file.
Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us with respect to our most recent fiscal year, or representations that no Forms 5 were required, we believe that, during the year ended December 31, 2018, our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

RESOLUTIONS 1, 2 and 3

1.	To elect Andrew J. Cole as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2022.

2.	To elect Richard R. Green as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2022.

3.	To elect David E. Rapley as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2022.
Our board of directors currently consists of 11 directors, divided among three classes. Directors in each class serve staggered three-year terms. Our Class III directors, whose term will expire at the AGM, are Andrew J. Cole, Richard R. Green and David E. Rapley. These directors are nominated for re-election to our board to continue to serve as Class III directors, and we have been informed that each of them is willing to serve as a director of our company. The term of the Class III directors who are elected at the AGM will expire at the annual general meeting of our shareholders in the year 2022. Our Class I directors, whose term will expire at the annual general meeting of our shareholders in the year 2020, are Miranda Curtis, John W. Dick, JC Sparkman and J. David Wargo. Our Class II directors, whose term will expire at the annual general meeting of our shareholders in the year 2021, are Michael T. Fries, Paul A. Gould, John C. Malone and Larry E. Romrell.
If any nominee should decline re-election or should become unable to serve as a director of our company for any reason before re-election, a substitute nominee may be designated by our board of directors.
We provide below biographical information with respect to the three nominees for election as directors and the eight directors of our company whose term of office will continue after the AGM, including the age of each person, the positions with our company or principal occupation of each person, individual skills and experiences, certain other directorships held and the year each person became a director of our company. The number of our ordinary shares beneficially owned by each director, as of April 1, 2019, is set forth in this proxy statement under the caption Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management. As indicated in the biographies, our board believes the skills and experiences of each of our nominees, as well as our other directors, qualify them to serve as one of our directors.
Vote and Recommendation
We have majority voting for the election of directors. When a quorum is present, the affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to elect Messrs. Cole, Green and Rapley as Class III members of our board of directors, as provided in resolutions 1, 2 and 3, respectively.
Our board of directors recommends a vote “FOR” the election of each nominee to our board of directors.

Nominees for Election of Directors

Name & Positions	Experience

Andrew J. Cole Age: 52 Director since: June 2013 Public Company Directorships: Virgin Media Inc. (July 2008 to June 2013) Other Positions: Arundel Capital (director)
Mr. Cole has served as the chief executive officer of Glow Financial Services Ltd., a private U.K. company, since July 2014. Glow Financial Services is a full service provider of handset and home device financing for wireless carriers and cable companies. Until July 2014, he was the chief executive director of the European division of Asurion Corp., a private entity. He assumed that role in May 2009, after serving as chief marketing officer and senior vice president at Asurion Corp. from April 2007. Asurion Corp. is the world’s largest technology protection company. Mr. Cole has over 20 years of experience working in the telecommunications and media industry with a particular depth of experience in the mobile sector. He has consulted with Verizon, Sprint, AT&T, BT, Warner Music, Disney, Google and with Steve Jobs on the iPhone® in 2005-06 when he was president of CSMG Adventis, a strategic consultancy firm that focused on the telecommunications media and entertainment markets, from October 2005 to April 2007.
Mr. Cole’s extensive background in the telecommunication and media industry and his particular knowledge and experience in the mobile sector as well as his expertise in marketing and strategy contributes to our board’s evaluation of our mobile business and acquisition and divestiture opportunities and strategies and our capital structure and strengthens our board’s collective qualifications, skills and attributes.

Richard R. Green
Age: 81
Director since: December 2008
Public Company Directorships:
Shaw Communications Inc. (since July 2010)
Liberty Broadband Corporation
   (since November 2014) GCI Liberty Inc.
   (since March 2018)
Other Positions:
The Cable Center
  (honorary board member)
Federal Communications Commission’s Technical Advisory Council (member)

For over 20 years, Mr. Green served as president and chief executive officer of Cable Television Laboratories, Inc., a non-profit cable television industry research and development consortium (CableLabs®) before retiring in December 2009. While at CableLabs®, Mr. Green oversaw the development of DOCSIS technology, the establishment of common specifications for digital voice and the deployment of interactive television, among other technologies for the cable industry. Prior to joining CableLabs®, he was a senior vice president at PBS (1984 – 1988), where he was instrumental in establishing PBS as a leader in high definition television and digital audio transmission technology, and served as a director of CBS’s Advanced Television Technology Laboratory (1980 – 1983), where he managed and produced the first high definition television programs in December 1981, among other accomplishments. Mr. Green is the author of over 55 technical papers on a variety of topics. Currently, Mr. Green is a professor and the director of the Center for Technology Innovation at the University of Denver.
Mr. Green’s extensive professional and executive background and his particular knowledge and experience in the complex and rapidly changing field of technology for broadband communications services contribute to our board’s evaluation of technological initiatives and challenges and strengthen our board’s collective qualifications, skills and attributes.

David E. Rapley
Age: 77
Director since: June 2005
Public Company Directorships:
Liberty Media Corporation (since September 2011)
Qurate Retail, Inc.
  (since July 2002)
Other positions:
Merrick & Co.
  (director 2003 to June 2013)

Mr. Rapley has over 30 years of experience as a founder, executive, manager and director of various engineering firms. He founded Rapley Engineering in 1985 and, as its president and chief executive officer, oversaw its development into a full service engineering firm at the time of its sale to VECO Corporation (VECO) in 1998. Following the sale, Mr. Rapley served as executive vice president, Engineering of VECO, an Alaska-based firm providing engineering, design, construction and project management services to the energy, chemical and process industries domestically and internationally, until his retirement in December 2001. From January 2000 to December 2014, Mr Rapley served as president and chief executive officer of Rapley Consulting, Inc. Mr. Rapley has authored technical papers on engineering processes and computer systems.
Mr. Rapley’s significant professional and business background as an engineer, entrepreneur and executive contributes to our board’s consideration of technological initiatives and challenges and strengthens our board’s collective qualifications, skills and attributes.

Directors Whose Term Expires in 2020

Name & Positions	Experience

Miranda Curtis
Age: 63
Director since: June 2010
Public Company Directorships:
Liberty Latin America Ltd.
      (since December 2017)
Marks & Spencer plc
(February 2012 to January
 2018)
Other Positions:
Foreign and Commonwealth Office (U.K.) (Lead Director)

Ms. Curtis has over 30 years of experience in the international media and telecommunications industry, starting with the international distribution of programming for the BBC before moving to the cable industry. Her most recent positions were as an executive officer of our predecessor LGI and its predecessor where she served as President of Liberty Media International Inc. and subsequently as President of Liberty Global Japan. In these positions, she oversaw cable and programming investments in Europe and Asia. In particular, she was responsible for the negotiation, oversight and management of a joint venture with Sumitomo Corporation that led to the formation of Jupiter Telecomunications Co. Ltd., the largest multiple cable system operator in Japan, and Jupiter TV Co., Ltd., a leading provider of content services to the Japanese cable and satellite industries (J:COM), as well as other content ventures in Europe and Asia. In early 2010, Ms. Curtis retired from her officer positions with our company following the sale of substantially all of our investments in Japan.
Ms. Curtis’ significant business and executive background in the media and telecommunication industries and her particular knowledge of, and experience with all aspects of international cable television operations and content distribution contribute to our board’s consideration of operational developments and strategies and strengthen our board’s collective qualifications, skills and attributes.

John W. Dick Age: 81 Director Since: June 2005 Other Positions: O3B Networks Ltd. (Chair October 2007 to August 2016)
Mr. Dick has over 40 years of experience as a founder, director and chairman of public and private companies in a variety of industries, including real estate, automotive, telecommunications, oil exploration and international shipping based in a number of countries and regions, including the U.S., Canada, Europe, Australia, Russia, China and Africa. Mr. Dick was a director and non-executive chairman of the board of Terracom Broadband, a private company that developed and operated a fiber-based internet network and a digital cellular network in Rwanda, and following its purchase by Terracom Broadband, of Rwandatel, the incumbent telephone company in Rwanda, until the sale of these companies in 2007.
Mr. Dick’s extensive business background in a variety of industries and countries and his particular knowledge as an experienced board member of various entities that have evaluated and developed business opportunities in international markets contribute to our board’s consideration of strategic options and strengthen our board’s collective qualifications, skills and attributes.

JC Sparkman Age: 86 Director since: June 2005 Public Company Directorships: Shaw Communications Inc. (since 1994) Universal Electronics Inc. (since 1998)
Mr. Sparkman has over 40 years of experience in the cable television industry, including over 26 years at Telecommunications Inc. (TCI). At TCI he was responsible for TCI’s cable operations as that company grew through acquisitions, construction of new networks and expansion of existing networks into the largest multiple cable system operator in the U.S. He was executive vice president and chief operating officer of TCI for eight years until his retirement in 1995. In September 1999, he co-founded Broadband Services, Inc., a provider of asset management, logistics, installation and repair services for telecommunications service providers and equipment manufacturers domestically and internationally.
Mr. Sparkman’s significant background as an executive and board member and his particular knowledge of, and experience with, all aspects of cable television operations contribute to our board’s consideration of operational developments and strategies, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

Name & Positions	Experience

J. David Wargo
Age: 65
Director since: June 2005
Public Company Directorships:
Discovery, Inc.
    (since September 2008)
Liberty TripAdvisor
    Holdings, Inc.
    (since August 2014)
   Liberty Broadband
   Corporation
   (since March 2015)
Vobile Group Ltd.
   (since January 2018)
Strategic Education, Inc.
    (March 2001 to April 2019)

Mr. Wargo has over 35 years of experience in investment research, analysis and management. He is the founder and president of Wargo & Company, Inc., a private company specializing in investing in the communications industry since 1993. Mr. Wargo is a co-founding member of Peters Creek Entertainment LLC from 2010 and is a co-founding member of Asia Vision LLC from 2015. Mr. Wargo is a co-founder and was a member of New Mountain Capital, LLC from 2000 to 2008.
Mr. Wargo’s extensive background in investment analysis and management and as a public company board member and his particular knowledge of, and experience with, finance and capital markets contribute to our board’s consideration of our capital structure and evaluation of investment and financial opportunities and strategies, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

Directors Whose Term Expires in 2021

Name & Positions	Experience

Michael T. Fries
Age: 56
Director since: June 2005
Public Company Directorships:
Lions Gate Entertainment Corp.
    (since November 2015)
Grupo Televisa S.A.B. (since April 2015)
Liberty Latin America Ltd. (Chair since December 2017)
Other Positions:
Cablelabs®
World Economic Forum--Digital Communications Governor & Steering Committee member

Mr. Fries has over 30 years of experience in the cable and media industry. He is the Chief Executive Officer and President of Liberty Global, a position he has held for over 14 years, and is the Vice Chairman of the Liberty Global board. He was a founding member of the management team that launched Liberty Global’s international expansion over 28 years ago, and he has served in various strategic and operating capacities since that time. As an executive officer of Liberty Global and its predecessor, Mr. Fries has overseen its growth into one of the world’s largest and most innovative cable companies with services in 10 countries. With 51 million broadband, video, voice and mobile subscribers, more than 26,000 employees and $16 billion of revenue, Liberty Global is recognized as a global leader in entertainment, media and broadband.
Mr Fries’ significant executive experience building and managing international distribution and programming business, in-depth knowledge of all aspects of our current global business and responsibility for setting the strategic, financial and operational direction for our company contribute an insider’s perspective to our board’s consideration of the strategic, operational and financial challenges and opportunities of our business, and strengthen our board’s collective qualifications, skills and attributes.

Paul A. Gould
Age: 73
Director since: June 2005
Public Company Directorships:
Discovery, Inc.
    (since September 2008)
Liberty Latin America Ltd. (since December 2017)
Ampco-Pittsburgh Corp. (March 2002 to May 2018)
Other Positions:
O3B Networks Ltd.
   (October 2007 to August 2016)
International Monetary Fund (Advisory Committee)

Mr. Gould has over 40 years of experience in the investment banking industry. He is a managing director of Allen & Company, LLC, a position that he has held for more than the last five years, and is a senior member of Allen & Company’s mergers and acquisitions advisory practice. In that capacity, he has served as a financial advisor to many Fortune 500 companies, principally in the media and entertainment industries. Mr. Gould joined Allen & Company in 1972. In 1975, he established Allen Investment Management, which manages capital for endowments, pension funds and family offices.
Mr. Gould’s extensive background in investment banking and as a public company board member and his particular knowledge and experience as a financial advisor for mergers and acquisitions and in accounting, finance and capital markets contribute to our board’s evaluation of acquisition, divestiture and financing opportunities and strategies and consideration of our capital structure, budgets and business plans, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

Name & Positions	Experience
John C. Malone
Age: 78
Director since: June 2005
Public Company Directorships:
Liberty Media Corporation (Chair since August 2011)
Qurate Retail, Inc. (since 1994; Chair 1994 to March 2018)
Discovery, Inc. (since September 2008)
Liberty Broadband Corporation (Chair since November 2014)
GCI Liberty Inc. (Chair since March 2018)
Liberty Expedia Holdings, Inc. (Chair since November 2016)
Liberty Latin America Ltd. (since December 2017)
Charter Communications, Inc. (May 2013 to July 2018)
Lions Gate Entertainment Corp (March 2015 to September 2018)
Expedia Group, Inc. (December 2012 to December 2017)
Liberty TripAdvisor
   Holdings, Inc. (August 2014 to June 2015)
Sirius XM Radio, Inc.
    (April 2009 to May 2013)
Other Positions:
CableLabs®              (Chairman Emeritus)
The Cable Center (honorary board member)

Mr. Malone is an experienced business executive, having served as the chief executive officer of TCI for over 25 years until its acquisition by AT&T Corporation in 1999. During that period, he successfully led TCI as it grew through acquisitions and construction into the largest multiple cable system operator in the U.S., invested in and nurtured the development of unique cable television programming, including the Discovery Channel, QVC and Starz/Encore, expanded through joint ventures into international cable operations in the U.K. (Telewest Communications plc), Japan (J:COM) and other countries, and invested in new technologies, including high speed internet, alternative telephony providers, wireless personal communications services and direct-to-home satellite.
Mr. Malone’s proven business acumen as a long time chief executive of large, complex organizations and his extensive knowledge and experience in the cable television, telecommunications, media and programming industries are a valuable resource to our board in evaluating the challenges and opportunities of our global business and our strategic planning and strengthen our board’s collective qualifications, skills and attributes.

Larry E. Romrell
Age: 79
Director since: June 2005
Public Company Directorships:
Liberty Media Corporation (since September 2011)
Qurate Retail, Inc.
   (since December 2011)
Liberty TripAdvisor
  Holdings, Inc.
 (since August 2014)

Mr. Romrell has over 30 years of experience in the telecommunications industry. He was an executive vice president of TCI from January 1994 to March 1999, when it was acquired by AT&T Corporation, and a senior vice president of TCI from 1991 to 1994. Prior to becoming an executive officer at TCI, Mr. Romrell held various executive positions at WestMarc Communications, Inc. for almost 20 years.
Mr. Romrell’s extensive business background and his particular knowledge and experience in telecommunications technology and board practices of other public companies contribute to our board’s consideration of operational and technological developments and strategies, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

MANAGEMENT OF LIBERTY GLOBAL
Executive Officers
The following lists the executive officers of our company, their ages and a description of their business experience, including positions held with Liberty Global and its predecessors.

Name	Positions

Charles H.R. Bracken, 52
Executive Vice President since January 2012 and Chief Financial Officer since January 2017, having previously been Co-Chief Financial Officer since June 2005. From April 2005 to January 2012, Mr. Bracken served as a Senior Vice President. He also served as the Chief Financial Officer of Liberty Global Europe LLC, and its predecessors from November 1999 to June 2005. Mr. Bracken is a director of our subsidiary Telenet Group Holding NV, a Belgian public limited liability company (Telenet) and a director of Liberty Latin America Ltd. (Liberty Latin America).

Michael T. Fries, 56
Chief Executive Officer, President and Vice Chairman of our board since June 2005. From January 2004 to June 2005, Mr. Fries served as Chief Executive Officer of UnitedGlobal.com Inc. (UGC), one of the companies that formed our predecessor LGI. Mr. Fries served as a director of UGC and its predecessors from November 1999 and as President of UGC and its predecessors from September 1998 until 2013. Mr. Fries has served in an executive capacity at Liberty Global, UGC and its predecessors for nearly 30 years. See also Resolutions 1, 2 and 3—Directors Whose Term Expires in 2021.

Bryan H. Hall, 56
Executive Vice President, General Counsel and Secretary since January 2012. In addition, he is an officer and director of several of our subsidiaries. Prior to joining Liberty Global, Mr. Hall served as general counsel of Virgin Media Inc. (Virgin Media) from June 2004 until January 2011. Before joining Virgin Media, Mr. Hall was a partner in the corporate department of the law firm Fried, Frank, Harris, Shriver & Jacobson LLP in New York, specializing in public and private acquisitions and acquisition financings.

Enrique Rodriguez, 57
Executive Vice President & Chief Technology Officer since July 2018. Mr. Rodriguez served as the President and Chief Executive Officer and a member of the Board of Directors of TiVo Corporation (TiVo) from November 2017 to July 2018. Prior to joining TiVo, Mr. Rodriguez was Executive Vice President and Chief Technology Officer of AT&T Entertainment Group from August 2015 to November 2017. From January 2013 to July 2015, he served as Executive Vice President, Operations and Products for Sirius XM and was Group Vice President of Sirius XM from October 2012 to January 2013. Prior to his employment with Sirius XM, Mr. Rodriguez was the Senior Vice President and General Manager of Cisco Systems’ Service Provider Video Technology Group.

The executive officers named above will serve in these capacities until their respective successors have been duly elected and have been qualified or until their earlier death, resignation, disqualification or removal from office. There are no family relationships between any of our directors and executive officers, by blood, marriage or adoption.
Involvement in Certain Proceedings
During the past 10 years, none of our directors or executive officers were convicted in a criminal proceeding (excluding traffic violations or other minor offenses) or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement or were subsequently reversed, suspended or vacated) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, laws respecting financial institutions or insurance companies, or laws prohibiting fraud, or was a party in any proceeding adverse to our company. In addition, during the past 10 years, none of our directors or executive officers has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.

EXECUTIVE OFFICERS AND DIRECTORS COMPENSATION
We are an international provider of video, broadband internet, fixed-line telephony and mobile services. After nearly three decades of building and growing our cable operations in Europe, we have announced or completed transactions in six of our 12 markets representing an aggregate enterprise value of $31 billion and estimated net cash proceeds to our company of $16 billion as of the announcement dates of the transactions. Our continuing operations are located in the U.K., Ireland, Belgium, Poland and Slovakia serving 10.8 million customers at December 31, 2018. These customers subscribed to 25.3 million services, consisting of 8.6 million video, 9.3 million broadband internet and 7.4 million telephony subscriptions. In addition, we had approximately 6.0 million mobile subscribers at December 31, 2018. Through our 50/50 joint venture with Vodafone PLC in the Netherlands, we serve another 4.0 million customers subscribing to 10 million fixed-line and mobile services. Our businesses operate in an environment marked by intense competition, extensive regulation and rapid technological change. We place great importance on our ability to attract, retain, motivate and reward talented executives who, faced with these challenges, can execute our strategy to drive shareholder value through strong organic growth, technology innovation and product convergence and prudent capital structure management.
In this section, we provide an overview of our compensation process and philosophy, and describe how our executive compensation packages are designed, including greater detail on individual elements of the packages. We also provide detail on the performance of our most recent executive compensation awards and historical context on key decisions and changes that were made with respect to our executives’ compensation packages and other compensation-related matters.

Named Executive Officers. Compensation information is provided for our NEOs — Michael T. Fries, our CEO and also a member of our board of directors; Charles H.R. Bracken, our chief financial officer; and our three other most highly compensated executive officers at the end of 2018: Bryan H. Hall, our general counsel and secretary, Diederik Karsten, our former chief commercial officer, and Enrique Rodriguez, our chief technology officer. Early in 2019, in connection with a larger operating structure simplification, Mr. Karsten resigned from our company and is no longer an officer. After the information on our NEOs, we also provide information relating to the compensation of our directors (other than Mr. Fries).

Divestments. This proxy statement describes compensation paid in 2018, a year in which our company entered into significant transactions to dispose of certain businesses. In the year 2018, we disposed of our operations in Austria and entered into agreements to divest businesses in Germany, Hungary, Romania and the Czech Republic, as well as our direct-to-home satellite (DTH) business, at attractive multiples as described below. These operations were held for sale as of December 31, 2018, but the operations remained managed by Liberty Global and their operational and financial performance was part of the incentive programs. Our operations in Germany, Hungary, Romania and the Czech Republic, together with our DTH operations and our former operations in Austria are collectively referred to as Discontinued Operations. References to “full company” mean our continuing operations together with the Discontinued Operations. On December 29, 2017, we split off our former LiLAC Group into a separate publicly-traded company. Additionally in February 2019, we entered into an agreement to sell our operations in Switzerland. Our NEOs work for our company and their terms of employment were not directly impacted by the sales or pending sale transactions. Our public financial reporting has been adjusted to reflect the split-off, the divestitures, and the businesses held for sale. Our various incentive programs have been adjusted per their terms to reflect these transactions.

International Regulations. We are subject to the disclosure requirements of the SEC in the U.S. and the Companies Act in the U.K. In some respects the disclosure requirements in these jurisdictions overlap or are otherwise similar and in other respects they are different, requiring distinct disclosures. The —Compensation Discussion and Analysis below includes disclosure required by the SEC and in certain respects the Companies Act, and the Directors’ Remuneration Report in Appendix A to this proxy statement includes disclosure required by the Companies Act. The Directors’ Remuneration Report will also form part of the U.K. Report and Accounts and should be read in conjunction with the —Compensation Discussion and Analysis below.

The Directors’ Remuneration Report is provided in response to U.K. regulations regarding our directors’ compensation disclosure (or directors’ remuneration report). These regulations require, among other things, a binding shareholder vote on our compensation policy for our directors, including our CEO (who is an executive director) Mr. Fries, at least once every three years and an annual advisory vote on our prior year’s compensation paid to our directors. These regulations are in addition to the regulations we are subject to as a NASDAQ listed company with respect to, among other things, submitting our compensation policy for our NEOs to an advisory vote of our shareholders at least once every three years. At our 2017 AGM, our shareholders approved our compensation policy for our directors, the 2016 compensation paid to our directors and our compensation policy for our NEOs as required under the foregoing respective regulations.

Executive Summary
Our compensation program plays a key role in promoting our company’s operating and financial success and provides incentives for our management team to execute our financial and operational goals.
The primary goals of our executive compensation program are to:

•	motivate our executives to maximize their contributions to the success of our company;

•	attract and retain the best leaders for our business; and

•	align executives’ interests to create shareholder value.
2018 Business Highlights
We invest in the infrastructure and digital platforms that empower our customers to make the most of the video, internet and communications revolution. Our substantial scale and commitment to innovation enable us to develop market-leading products delivered through next-generation networks. Our 2018 operating and financial performance is reported publicly on the basis of our continuing operations and on a full company basis. For information regarding rebased growth and operating cash flow (OCF) and adjusted free cash flow calculations, including required reconciliations, please see our February 27, 2019 earnings release for the year ended December 31, 2018. OCF is defined as revenue less operating costs and administrative expenses (excluding share-based compensation, depreciation and amortization, provisions and provision releases related to significant litigation and impairment, restructuring, and other operating items (which includes gains and losses on the disposition of long-lived assets, direct acquisition and disposal costs and other acquisition-related items)). February 2018 FX guidance described below uses February 2018 exchange rates of Euro/USD 1.23 and GBP/USD 1.38.

Continued Operations:
✓ Rebased revenue growth of 2.2% to $12.0 billion

•	B2B revenue growth of 7.2%

•	Strong revenue performance in core U.K. market (Virgin Media)
✓ Rebased OCF growth of 3.5% to $5.2 billion

•	Supported by strong performances in Belgium (Telenet) and the U.K. (Virgin Media)
✓ Operating income increased 10.3% to $839.1 million

•	Fourth quarter operating income increased 73.2% to $252.2 million
✓ Continuing investments in U.K. and Ireland new build program with 144,000 new premises
Discontinued Operations:
✓ Rebased revenue growth of 5.4% to $4.0 billion
✓ Rebased OCF growth of 6.1% to $2.4 billion
Full Company:

✓	Significant and opportunistic M&A transactions that, if closed as expected, will provide for $16 billion of cash proceeds:
•Completed sale of UPC Austria for a price of 11x 2017 OCF

•	Agreement to sell our operations in Germany, Hungary, Romania and the Czech Republic for a price of 11.5x 2017 OCF
•Agreement to sell our DTH operations

•	Subsequent to 2018, agreement to sell our operations in Switzerland for a price of 10x 2019 OCF
✓ Achieved OCF growth of 4.3%
✓ Achieved 2018 free cash flow target of $1.6 billion at guidance FX
✓ Approximately $2.0 billion of share repurchases in 2018
✓ Liquidity of $4.0 billion with over 75% of the maturity dates on our debt not due until 2024 or after

•	Fully swapped borrowing cost of 4.3% at year-end 2018

Compensation Structure—Pay for Performance
We place great importance on our ability to attract, retain and motivate talented executives who can be responsive to new and different opportunities for our company and thereby create value for our customers and shareholders. We believe that our executive compensation program plays a key role in that endeavor. Each of our NEOs received annual performance bonus awards and multi-year performance-based equity incentive awards in 2018 as part of their total compensation packages. These awards provide a direct link between pay and performance under our executive compensation program. In general, we seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executives’ overall influence and impact on our company’s financial and operational performance, the executives’ performance history, and a determination of what is competitive compensation in the market for similar roles, if such data is available. We continue to refine our compensation program to strengthen the link between executive and shareholder interests.
Compensation Discussion and Analysis
Overview of Compensation Process
The compensation committee of our board of directors was established for the purposes of assisting our board in discharging its duties with respect to compensation of our executive officers and the administration of our incentive plans. The committee is responsible for identifying our primary goals with respect to executive compensation, implementing compensation programs designed to achieve those goals, subject to appropriate safeguards to avoid unnecessary risk taking, and monitoring performance against those goals and associated risks. The chair of our compensation committee reports to our board of directors on annual compensation decisions and on the administration of existing programs and development of new programs. The members of our compensation committee are “independent directors” (as defined under the NASDAQ rules), “non-employee directors” (as defined in Rule 16b-3 of the SEC’s rules under the Exchange Act) and “outside directors” (as defined in Section 162(m) of the U.S. Internal Revenue Code of 1986 and the regulations and interpretations promulgated thereunder (the Code)).
Compensation decisions with respect to our executive officers, including our NEOs, are made by our compensation committee. Our CEO is actively engaged in providing input to the compensation committee on compensation decisions for our members of senior management in a variety of ways, including recommending annual salary increases, annual performance goals and the level of target and/or maximum performance awards for the executive team and evaluating their performance. With the assistance of our Human Resources and Legal Departments, he is also involved in formulating the terms of proposed performance or incentive award programs for consideration by the compensation committee, evaluating alternatives and recommending revisions. Other senior officers, within the scope of their job responsibilities, participate in gathering and presenting to the compensation committee various legal, tax and accounting analyses relevant to compensation and benefit decisions. Decisions with respect to our CEO’s compensation are made in private sessions of the compensation committee without the presence of management.
In making its decisions, the compensation committee ultimately relies on the general business and industry knowledge and experience of its members and the compensation committee’s own evaluation of company and NEO performance. From time to time, the compensation committee may retain a compensation consultant to assist it in evaluating proposed changes in compensation programs or levels of compensation and to provide comparative data. At the 2017 annual general meeting, shareholders representing a majority of our shares entitled to vote and present at such meeting approved, on an advisory basis, the compensation of our NEOs, as disclosed in the proxy statement for such meeting. As a result of that vote, the compensation committee did not implement significant changes in the overall executive compensation program.
In 2018, the compensation committee did not retain any consultants or advisers. Because there were no material changes in the compensation structure for our NEOs in 2018, it did not expressly consider any specific comparator data in connection with its evaluation of the compensation of our NEOs for 2018. With regards to Mr. Rodriguez, who was hired mid-year, the compensation committee used our former chief technology officer’s compensation as a frame of reference in determining his compensation. The compensation committee does not target compensation levels at any particular percentile of a comparator group.

Compensation Philosophy and Goals
The compensation committee has three primary objectives with respect to executive compensation—motivation, retention and long-term value creation for our shareholders.
✓    Motivate our executives to maximize their contributions

•	Establish a mix of financial and operational performance objectives based on our annual budgets and our medium-term outlook to balance short- and long-term goals and risks

•	Establish individual and department performance objectives tailored to each executive’s role and responsibilities in our company to ensure individual and department accountability
•Pay for performance that is in alignment with the established objectives
✓    Attract and retain superior employees

•	Offer compensation that we believe is competitive with the compensation paid to similarly situated employees of companies in our industry and companies with which we compete for talent

•	Include vesting requirements and forfeiture provisions in our multi-year equity awards, including a service period during which earned performance awards are subject to forfeiture
✓    Align executives’ interest with shareholders

•	Emphasize long-term compensation, the actual value of which depends on increasing the share value for our shareholders, as well as meeting financial and individual performance objectives

•
Require our executive officers to achieve and maintain significant levels of share ownership, further linking our executives’ personal net worth to long-term share price appreciation for our shareholders

Our performance-based compensation programs provide for the opportunity to reward the NEOs and other senior management for contributing to annual and long-term financial, operational and share price performance. A high percentage of the NEOs’ total compensation is performance-based, with a significant portion of total compensation delivered in the form of multi-year performance-based equity incentive awards. The following chart shows the percentage of the average of the NEOs’ 2018 target total compensation that is allocable to base salary, target annual performance bonus awards and multi-year performance-based equity incentive awards in the form of performance-based restricted share units (PSUs) and SARs.
2018 Total Direct Compensation Opportunity for NEOs-Average

In approving the level of each compensation element for our executive officers each year, the compensation committee considers a number of factors, including:

•	the responsibilities assumed by the individual executive and the significance of his role to achievement of our financial, strategic and operational objectives;

•	the experience, overall effectiveness and demonstrated leadership ability of the individual executive;

•	the performance expectations set for our company and for the individual executive and the overall assessment by the compensation committee of actual performance;

•	from time to time, comparative pay data for similarly situated employees of companies in our industry and companies with which we compete for talent; and

•	retention risks at specific points in time with respect to individual executives.
Long-Term Contracts
The compensation committee believes that long-term fixed contracts with senior executives promote stability in management and achievement of Liberty Global’s strategic objectives. The contracts include customary non-compete and non-solicitation clauses after an executive’s employment term is ended and in the case of our European executives the contracts provide for customary notice periods from the executive should he or she resign from service. Notice may be six months or more in European contracts. Our CEO and the other NEOs, with the exception of our general counsel, are subject to employment agreements, which are described below in —Employment and Other Agreements.

Setting Executive Compensation
To achieve these compensation objectives, the compensation packages provided to members of our senior management, including our NEOs, include three main components: base salary, annual performance bonus awards and multi-year equity incentive awards. These three main components of compensation were also made available to approximately 1,250 employees across our global operations. In addition, certain members of senior management, including our NEOs, may participate in our Deferred Compensation Plan (as defined below).The relative weighting of the components, the design of the performance and incentive awards and the overall value of the compensation package for individual employees varies based on the employee’s role and responsibilities.
For members of our senior management, including our NEOs, the total value of the compensation package is most heavily weighted to performance and incentive awards because of the significance of each officer’s roles and responsibilities to the overall success of our company. Further, multi-year equity incentive awards are the largest component of executive compensation, serving the goals of retention as well as alignment with shareholders’ interests. The compensation committee’s objective is for a substantial majority of each executive officer’s total direct compensation (that is, base salary plus target annual performance bonus award plus target annual equity incentive) to be comprised of the target value of his or her multi-year equity incentive awards.
Elements of Our Compensation Packages
The implementation of our compensation approach—generally and for 2018 specifically—is described below.
Base Salary
General. Base salary represents the least variable element of our executives’ compensation and is provided as an economic consideration for each executive’s level of responsibility, expertise, skills, knowledge, experience and value to the organization. Our CEO’s salary was set in the Original Fries Agreement at $2,000,000, with any adjustments based on that amount. In 2014, the salaries for each of Messrs. Bracken, Hall and Karsten were set at $1,000,000, with a budgeted exchange rate on such amount for our non U.S.-based NEOs, and all adjustments are from such amounts. Mr. Bracken’s salary was subsequently adjusted in 2017 to reflect his increased responsibilities for our company’s finance function including commercial finance, accounting and financial reporting, investor relations, procurement and treasury matters. Mr. Rodriguez’s salary was set in his employment agreement at $1,000,000 with any adjustments to be based on that amount. Generally, decisions with respect to increases in base salaries are based on increased responsibilities, company-wide budgets and increases in the cost of living.
2018 Base Salaries. In 2018, our compensation committee accepted our CEO’s recommendation that none of our senior executive officers, including our CEO and other NEOs, receive an increase in base salary due to management’s decision to concentrate and focus annual salary increases at the lower levels of our company. For 2018, our budget authorized base salary increases for our U.S. and corporate-level European employees of 2.25% in the aggregate. Only positions below managing director or equivalent were eligible to receive a 2018 annual salary increase.
2019 Base Salaries. In March 2019, our compensation committee approved a 2.5% increase in the base salaries for each of our NEOs, resulting in a base salary of $2,143,000 for our CEO, $1,121,632 for Mr. Bracken, $1,072,000 for Mr. Hall and $1,025,000 for Mr. Rodriguez. These increases were in-line with the budget authorization of 2.5% given to each department and business unit for aggregate salary increases for our corporate-level employees based in Europe and in the U.S. The 2019 salary increases for our corporate employees, including our NEOs, became effective on April 1, 2019. Our CEO’s salary was subsequently adjusted to $2.5 million as of April 30, 2019 in connection with a renewal of his employment agreement as described below in —Employment and Other Agreements.
Annual Performance Bonus Awards
General. Annual performance bonus awards granted pursuant to the Liberty Global 2014 Incentive Plan (as amended and restated effective February 24, 2015) (the 2014 Incentive Plan) are one of the variable components of our executive officers’ compensation packages designed to motivate our executives to achieve our annual business goals and reward them for superior performance.
Generally, at its first regular meeting following the end of each fiscal year, the compensation committee reviews with our CEO the financial performance of our company during the prior year, his performance, his evaluation of the performance of each of the other members of senior management (including our NEOs) participating in the prior year’s annual performance program and his recommendations with respect to their bonuses. The compensation committee determines whether our financial performance for the prior fiscal year has satisfied the base performance objective set by the compensation committee, which is a precondition to the payment of any bonus to our NEOs, and determines the percentage of the financial performance metric(s) that has been achieved. It then determines, in a private session, whether our CEO has met his individual performance goals for the year, his resulting annual performance rating (APR) and the amount to be paid to him with respect to his annual bonus. The compensation committee also approves the amount to be paid to the other participants in the program, including our other NEOs, with respect to their annual bonuses. Generally at the same meeting, the compensation committee approves the terms of the annual performance bonus program for the current year, including the individual performance goals for our CEO for the coming year.
In connection with our annual performance bonus program, we are encouraging increased share ownership among senior management, including our NEOs, in our various countries and corporate operations, aligning incentives among employees and shareholders. As a result, the compensation committee implemented a shareholding incentive program that allows senior management to elect to receive up to 100% of their annual bonus in ordinary shares of Liberty Global in lieu of cash. A participant who elects to receive shares in respect to their annual bonus will also receive RSUs equal to 12.5% of the gross number of shares earned under the annual bonus. The RSUs will vest one year after grant date, provided the participant holds all of the shares issued in respect to the respective annual bonus through that period. The number of ordinary shares granted will be based on the closing prices of our Liberty Global Class A and Liberty Global Class C shares on the date the bonus is paid and delivered on a 1:2 ratio between our Liberty Global Class A and Liberty Global Class C shares. The compensation committee may also elect to issue Liberty Global Class B shares under the shareholding incentive program. The option to receive and hold shares commenced with the 2018 annual performance bonus program.

Design of 2018 Annual Bonus Program. In approving the 2018 annual performance bonus program (the 2018 Annual Bonus Program) the compensation committee followed the general design of the 2017 Annual Bonus Program. As with the 2017 annual performance bonus program, the 2018 Annual Bonus Program had two financial and two operational performance metrics. The compensation committee selected these metrics for the annual bonuses to ensure that management would be focused on a variety of key performance metrics, including a customer service metric. Although the design of the 2018 Annual Bonus Program is similar to the 2017 program, the compensation committee made certain modifications to the threshold and weighting for the financial performance metrics. The 2018 target achievable performance bonus awards were at $2.5 million for each of our NEOs, other than Mr. Fries. As provided in Mr. Fries’ employment agreement, his target achievable award was $10.0 million.
The key elements of the 2018 Annual Bonus Program were:

•	Each participant’s target achievable performance bonus was based on achievement against four performance metrics, including two financial performance metrics:

▪	2018 budgeted revenue on a consolidated basis (20%);

▪	2018 budgeted OCF on a consolidated basis (40%);

▪	target average customer relationship net promoter score (rNPS) on a consolidated basis (20%); and

▪	specified target goals and objectives of each participant’s department (20%).

•
Based on the achievement of these financial and operational performance metrics (except the department performance metric), a payout of up to 150% of the target bonus amount was available for over-performance against budget or target.

•	Each participant’s 2018 individual APR served as a multiplier on the overall bonus payout (0 to 1.5x), which could increase the 2018 annual bonus to up to 210% of the participant’s target bonus.

•	The base performance objective for our CEO required that either 40% of 2018 consolidated budgeted revenue growth or 40% of 2018 consolidated budgeted OCF growth be achieved.
The same general design was also implemented with similar performance metrics and weightings for the 2018 bonus programs for approximately 1,400 employees in our corporate offices in the U.K., the U.S. and the Netherlands.
Budgeted growth was determined by comparing rebased 2018 results for the applicable metric to the amount budgeted for that metric in the 2018 consolidated and operating unit budgets approved by our board. For consolidated Liberty Global, the 2018 budget provided for revenue of $16.1 billion and OCF of $7.7 billion, subject to adjustments as described below (such as currency exchange, acquisitions and dispositions and unbudgeted events). The payout schedule for each financial metric is based on the percentage achievement against the 2018 budget, as adjusted for events during the performance period such as acquisitions, dispositions, the impact of unforeseen changes in laws and regulations and changes in foreign currency exchange rates and accounting principles or policies that affect comparability. The consolidated target for rNPS is (24.1) where each operating company rNPS is weighted by revenue (excluding business and mobile subscriber revenue). The following tables set forth the performance against budget or target and related payouts approved by the compensation committee.

Payout Calculation Methodology: Financial	Potential Payout % re: Achievement of 2018 Budget
Achievement over 2017	Revenue (20%Weighting)	OCF (40%Weighting)	Payout (% of Weighted Portion of Target Bonus Amount) (1)
Over-Performance	≥ 102.5%	≥ 105.0%	150.0%
% Growth Contemplated in 2018 Budget	100.0%	100.0%	100.0%
< 50.0%	—%	—%	—%
_______________

(1)
Percentages shown represent the payout (prior to the APR multiplier) that would result if specified performance levels were achieved for revenue and OCF budget. Payout percentages for percentage achievement of revenue and OCF budgets, which fall in between points specified in the table would be determined by straight-line interpolation.

Payout Calculation Methodology: rNPS	Potential Payout % re: Achievement of 2018 Target
Achievement of rNPS Target	rNPS Target	Payout (% of Weighted Portion of Target Bonus Amount) (1)
Over-Performance	+2.5 points above Target	150.0%
Target	-2.5 to 0	100.0%
Minimum Performance	-7.5 points below Target	—%
_______________

(1)
Percentages shown represent the payout that would result if specified performance levels were achieved for rNPS targets. Payout percentages for percentage achievement of rNPS target, which fall in between points specified in the table would be determined by straight-line interpolation.

Department Performance Metric
The department performance metric is based on goals and objectives submitted in March 2018 by each member of senior management, including our NEOs. These goals and objectives were reviewed and approved by our CEO and the compensation committee. Maximum payout of the department metric is 100% of the weighted portion (20%) and no additional payout for over-performance.
The total payout based on the above performance metrics would represent the sum of the percentages derived by multiplying 20% times the respective payout percentage for revenue and 40% times the respective payout percentage for OCF, plus the percentage derived by multiplying 20% times the payout percentage for rNPS, plus the department metric percentage, with a maximum payout of 140%. To determine the final payout, the payout based on financial and operational performance is then multiplied by an APR multiplier. The APR multiplier is based on each NEOs individual 2018 APR:
The compensation committee considered the following when it approved this design for the 2018 Annual Bonus Program:

•	weighting the OCF financial metric more heavily than the budgeted revenue would provide incentives to control operating costs and still encourage revenue growth

•	using the average rNPS score for the year avoids short term fluctuations

•
the department metric promotes engagement, encourages collaboration amongst employees within each department and ensures that each department is focused on key projects and initiatives that are aligned to the overall strategic priorities of the company

•	including an over-performance provision would provide continuing incentive for above budget achievement

•	using the APR as a multiplier promotes engagement of participants and rewards individual performance

2018 Performance. At its meeting on February 21, 2019, the compensation committee reviewed the actual consolidated revenue and OCF for 2018 based on our audited 2018 financial results and our rNPS score. It also considered whether to exercise its discretion to reduce the amount payable to any of our NEOs. The exercise of the compensation committee’s discretion was in each case based on its assessment of our 2018 financial performance, the performance of the NEO’s department against specific goals and the individual NEO’s performance overall as compared to his 2018 performance goals, taking into account the payout schedules for the performance metrics and individual performance. The compensation committee also determined that for the CEO award the base performance objective of achieving at least 40% of either budgeted OCF growth or revenue growth had been achieved. Liberty Global’s results for 2018 included its continuing operations and Discontinued Operations held at year-end. Therefore, performance against target was based upon results of our full company’s operations.
The compensation committee first considered the percentage of budgeted revenue and budgeted OCF achieved in 2018. For this purpose, the 2018 budget was adjusted in accordance with the terms of the 2018 Annual Bonus Program and for certain other unbudgeted events that the compensation committee, in its discretion and consistent with past practice, determined distorted performance against the financial performance metrics. These revisions included adjustments (1) to reflect consistent foreign currency exchange translations, (2) to reflect costs associated with the announced disposition transactions, (3) to include various small acquisitions, (4) to exclude the benefit of issuing shares in lieu of cash under the annual bonus program, and (5) to reflect other adjustments. In the aggregate, these adjustments resulted in a net decrease of budgeted revenue to $15.7 billion and a net decrease of budgeted OCF to $7.4 billion. Actual adjusted 2018 revenue was 99.7% of budgeted 2018 revenue and actual adjusted 2018 OCF was 99.2% of budgeted 2018 OCF on a consolidated basis. The rNPS score was slightly above the target zone. In summary, the adjustments made were consistent with the terms of the program and past practice.
The following graphs illustrate the compensation committee’s performance and payout calculations. When these results are applied to the relevant payout schedules, it resulted in an achievement of 90.2%, 82.6% and 101.0% of target for performance against revenue, OCF and rNPS performance, respectively.

The compensation committee reviewed the achievements of each department against such department’s stated goals and objectives. The department performance goals consisted of numerous qualitative measures tailored to each department’s role within our company. Below is a brief description of the goals and objectives of the departments of which our NEOs are members.

•	Office of CEO: tailored around the individual performance goals of our CEO for 2018, which are described below

•
Finance & Treasury: drive simplification and harmonization of processes, integrate long range plan, deliver procurement price savings and shared services savings, improve investor relationships and manage budget challenges

•
Legal & Regulatory: further develop the company’s relationships with external stakeholders, manage M&A transactions, effective execution of regulatory, corporate affairs and legal matters, including GDPR obligations, and improve management of litigation

•
Commercial Operations: increase market share through value propositions for both retail and business, improve cost efficiencies, strengthen collaboration across markets and increase market share for fixed mobile convergence

•
Technology & Innovation: successful launch of products across additional markets, deliver on core network initiatives, drive efficiencies among operations, strengthen T&I quality program and network expansions

In the evaluation of each department’s performance in 2018, the compensation committee considered the various achievements by each department, including how these actions affected the performance of our company’s operations. The compensation committee determined that the departments of each NEO met their overall goals and objectives for 2018 and approved a payout of 100% of the department component of the overall annual bonus.
At its February 21, 2019 meeting, the compensation committee considered each NEO’s performance against individual performance goals. The individual performance goals consisted of numerous qualitative measures, which included strategic, financial, transactional, organizational and/or operational goals tailored to the individual’s role within our company. Over achievement of individual performance goals can increase the amount of the bonus earned.

Our CEO’s performance goals included both financial and operational targets, functional objectives in each of the core departments and support our board in fulfilling its responsibilities, as well as personal development. The financial metrics focused on driving costs efficiencies based on our 2018 budget. In the evaluation of his 2018 performance, the compensation committee considered the various performance objectives that had been assigned to Mr. Fries and our company’s accomplishments as compared to those objectives. In this regard, the compensation committee noted that we had a number of significant accomplishments in 2018 under the leadership of Mr. Fries, including the sale of our Austrian business and the announced sale of our businesses in Germany, Hungary, Romania and the Czech Republic, as well as our DTH operations. In addition, various key initiatives in the final year of our Liberty GO program were accomplished under his leadership, including expansion of our footprint through our large scale “lightning” new build program, delivery on customer propositions, increased collaboration across businesses, sale of Discontinued Operations at premium prices, setting of strategic vision for our company, progress in delivering fixed-mobile convergence across our footprint and cost efficiencies through transformation and procurement savings. The compensation committee also considered Mr. Fries’ responsibilities with respect to overall corporate policy-making and management, in-depth knowledge of our multi-national operations and complex finances, the regulatory and organizational complexities in which we compete, as well as his strong leadership capabilities in delivering key long-term strategic objectives in a challenging global economy and his handling of unanticipated additional responsibilities.

With respect to the individual performance of our other NEOs, the compensation committee reviewed their performance with our CEO, giving deference to our CEO’s evaluation of their performance against their respective 2018 performance goals. The members of the compensation committee also have frequent interaction with each of these executives at meetings of the board of directors and events planned for the directors, which interaction assists in informing their judgment. The individual performance goals for the other NEOs related to their respective functional or operational areas of responsibility. Mr. Bracken’s goals related to treasury, accounting, capital allocation, finance function and operating cost efficiencies, optimizing company processes and managing our company’s leverage target. Mr. Hall’s goals related to continued improvement on the commercial contract process, developing support functions with key operations throughout our company and drive efficiencies on and effective execution of significant transactions. Mr. Karsten’s goals related to delivering key financial and commercial targets, deliver compelling propositions for customers, create customer loyalty programs, managing price increases, executing strategy on business customers and strengthening collaborative initiatives across operations. Mr. Rodriguez’s goals, who joined our company in July 2018, related to improving efficiencies of capital expenditures, reorganization of T&I, delivering on product initiatives in key areas, improving quality of services and expanding key connectivity enhancements. In each case, the compensation committee also considered how these goals were affected by the size and complexity of our company and the goals of the Liberty GO program.
The compensation committee approved the percentage payout for performance against financial and operational metrics and earned bonus payouts for each of the NEOs as set forth in the tables below. The compensation committee considered each NEOs individual performance, overall contributions and APR for 2018 in determining the earned bonus amounts.
2018 Annual Performance Bonus Results

% Payout for Revenue Performance (20%)	% Payout for OCF Performance (40%)	% Payout for rNPS Performance (20%)	% Payout for Department Performance (20%)	Weighted Aggregate % of Target Bonus

90.2%	82.6%	101.0%	100.0%	91.2%

Name	Earned Bonus Amount(1)

Michael T. Fries	$10,159,397

Charles H.R. Bracken	$2,539,849

Bryan H. Hall	$2,208,565

Diederik Karsten	$2,208,565

Enrique Rodriguez	$967,817
_______________

(1)
Final payouts of approved bonus awards were subject to further adjustments due to rounding, exchange rates and other factors. The approved bonus amount for Mr. Rodriguez is pro-rated as he did not join Liberty Global until mid-2018.

In making the foregoing performance evaluations for the 2018 Annual Bonus Program, the compensation committee also approved payment of 2018 annual performance bonuses to our executive officers, including our NEOs, and certain other officers and key employees in ordinary shares of Liberty Global. The number of ordinary shares granted were based on each employee’s election of such payment of their earned bonus under the shareholding incentive plan and the closing prices of our Liberty Global Class A and Liberty Global Class C shares on March 15, 2019 and, except in the case of our CEO, delivered on a 1:2 ratio between our Liberty Global Class A and Liberty Global Class C shares. With respect to our CEO, the compensation committee authorized the delivery of our Liberty Global Class B shares for his earned 2018 annual performance bonus. In addition, each NEO received a grant of RSUs for the number of shares representing 12.5% of the shares issued under the program. This premium RSU will vest on March 1, 2020, if the NEO retains the shares received in the 2018 Annual Bonus Program. The shareholding incentive aspect of the 2018 Annual Bonus Program was launched in 2018 to encourage increased share ownership among senior management across our company.
The amounts paid to our NEOs under the 2018 Annual Bonus Program in shares and cash are reflected in the Summary Compensation Table below under the “Stock Awards” and “Non-Equity Incentive Plan Compensation” columns, respectively.
Decisions for 2019. On February 21, 2019, our compensation committee approved individual performance goals and set the target achievable bonuses for members of our senior management, including the persons we expect to be our NEOs for 2019. They also approved the financial and operational targets for earning the awards. Subsequently on April 11, 2019, our compensation committee approved the department performance goals. In approving these awards, our compensation committee modified the general design of the 2019 annual performance bonus program from the previous year’s bonuses. To emphasize the importance of capital expenditures, the compensation committee replaced the OCF metric with operating free cash flow (OFCF). OFCF is defined as OCF less property and equipment additions. It then rebalanced the weighting of financial metrics to provide equal emphasis on OFCF and revenue. With these changes, the target 2019 annual performance bonus program will be split between the achievement of budgeted growth in revenue and OFCF, achievement of a target zone for rNPS and achievement against specified department goals and objectives for the fiscal year ending December 31, 2019. Based on the achievement of the financial and operational performance metrics (except the department performance metric) a payout of up to 140% of the target bonus amount is available for over-performance against budget or target. In addition, each participant’s 2019 individual APR will serve as a multiplier on the overall bonus payout (0 to up to 1.5x). Individual APRs for our NEOs will be determined by considering individual performance against personal performance objectives approved by the compensation committee. The maximum APR multiplier could increase the maximum 2019 annual performance bonus to up to 210% of the target bonus amount or with respect to participants at the country participation level up to 225% of the target bonus amount. The 2019 target achievable performance bonus is $15.0 million for our CEO pursuant to the terms of his employment agreement, as renewed on April 30, 2019, and ranges from $2.0 million to $2.5 million for each of the persons expected to be our 2019 NEOs.
The same general design was also implemented, with similar performance metrics and weightings, for the 2019 annual performance bonus program for other officers and senior management throughout the company (corporate and country operations). For senior executives with direct oversight of operating unit(s) and their teams, the target 2019 annual performance bonus will be split between the achievement of budgeted growth in revenue and OFCF of the operating unit(s), achievement of rNPS score of the operating unit(s), and achievement of budgeted growth in Liberty Global consolidated revenue and OFCF for the fiscal year ending December 31, 2019. Our compensation committee agrees that including consolidated financial performance metrics for all participants, including those with operating unit responsibility, would serve to mitigate potential organizational risks.
Equity Incentive Awards
General. Multi-year equity incentive awards, whether in the form of conventional equity awards or performance-based awards, have historically represented a significant portion of our executives’ compensation. These awards ensure that our executives have a continuing stake in our company’s success, align their interests with our shareholders and also serve the goal of retention through vesting requirements and forfeiture provisions.
Our compensation committee’s approach to equity incentive awards for the senior management team places a significant emphasis on performance-based equity awards. Since 2010, the compensation committee’s approach has been to set a target annual equity value for each executive, of which approximately two-thirds would be delivered in the form of an annual award of PSUs and approximately one-third in the form of an annual award of SARs. In 2016, however, the compensation committee modified our multi-year equity incentive awards by combining the PSU grants for 2016 and 2017 into a single award in 2016 and extending the applicable performance period to three years. A similar approach was applied to equity incentive compensation for approximately 385 other key employees.
In connection with each year’s award of PSUs, including the PSUs granted in 2016, the compensation committee selects one or more performance measures for the ensuing two-year (or three-year in the case of the 2016 PSUs) performance period. For the PSUs awarded to date, the compensation committee has selected as the performance measure growth in consolidated OCF, as adjusted for certain specified events that affect comparability, such as acquisitions, dispositions and changes in foreign currency exchange rates and accounting principles. In choosing OCF growth as the performance measure, the compensation committee’s goal has been to ensure that the management team is focused on maximizing performance against a key financial metric used by our board and management in evaluating our operating performance. Different performance measures may be selected for the awards in subsequent years.
Our compensation committee also sets the performance targets corresponding to the selected performance measure(s), including minimum performance thresholds and setting maximum payouts for over-performance. The level of achievement of the performance target within a range established by the compensation committee determines the percentage of the PSU award earned during the performance period, subject to reduction or forfeiture based on individual performance based on the APR received under our global performance management process. A minimum rating of “developing” or its equivalent is required for any PSU awards granted after 2014 to be earned. Earned PSUs will then vest in two equal installments on April 1 and October 1 of the year following the end of the performance period. The PSU awards are subject to forfeiture or acceleration in connection with certain termination of employment or change-in-control events. Each year’s award of SARs is made at the same time as awards are made under our annual equity grant program for employees and on terms consistent with our standard form of SAR award agreement, including a four-year vesting schedule. Commencing with awards of SARs granted in 2019, the compensation committee increase the standard term from seven years to 10 years.
In adopting this approach to equity incentive compensation, the compensation committee made the following observations:

•	The organizational risks of incentive compensation should be reduced through:

▪	the use of multiple equity vehicles (PSUs and SARs) with different performance, retention, risk and reward profiles;

▪
annual and, in 2016, biannual grants of equity awards that spread the target incentive compensation over multiple and overlapping performance/service periods and provide the flexibility to change performance metrics, weighting and targets from grant to grant; and

▪	the setting of achievable target performance levels, while providing higher payout levels for over-performance.

•
The use of performance-based equity awards, such as PSUs, adds an element of market risk over the performance/service period to better align the interests of management and shareholders, while focusing management on achieving specified performance targets to earn the award;

•	The use of conventional equity awards, such as SARs, provides a retention mechanism and alignment with shareholders by only delivering value if the stock price appreciates; and

•
Providing for forfeiture or reduction of performance-based equity awards based on individual performance ensures that each participant remains accountable for his or her own performance against performance goals tailored to the participant’s role and responsibilities.

Liberty GO. In 2015, we launched our “Liberty GO” program, which ended on December 31, 2018. This program was a comprehensive plan to drive top-line growth while maintaining tight cost controls. The Liberty GO program capitalized on revenue opportunities associated with our large and growing customer base, our network expansion, mobile operations and business services goals. It also provided greater efficiencies by leveraging our scale more effectively. Underpinning this program was a commitment to customer centricity, which we continue to believe is key to succeeding in an ever more demanding consumer market.
Decisions for 2016 PSUs. As described above, our equity incentive awards have generally consisted of annual grants of two different types of equity awards: SARs representing approximately one-third of the total annual target equity value per participant and PSUs representing approximately two-thirds of the total annual target equity value. The annual grants of PSUs then had overlapping two-year performance periods. In February 2016, however, our compensation committee determined that for the 2016 PSUs, it would be in the best interest of the company to modify this incentive award component to better align these incentives over a longer term, promote achievement of the goals of the Liberty GO program and retain key leadership.

The performance period for the 2016 PSUs was January 1, 2016 to December 31, 2018 and the compensation committee made no PSU grants in 2017 for participants who received 2016 PSUs. The performance measure for the 2016 PSUs was based on a target compound annual growth rate in consolidated operating cash flow (OCF CAGR) of 6%. The following table sets forth the threshold, target and maximum performance levels and related payouts approved by the compensation committee:

	Potential Performance
	Performance Level	OCF CAGR	Payout
Maximum	167.0%	10.0%	300.0%
Target	100.0%	6.0%	100.0%
Threshold	75.0%	4.5%	75.0%
The compensation committee determines the actual payout by “straight-line interpolation” if our actual OCF CAGR for the performance period falls between the specified threshold, target and maximum performance levels in the table. The actual OCF CAGR for the performance period is calculated by comparing 2018 consolidated annual OCF against 2015 consolidated annual OCF, as adjusted for events during the performance period such as changes in foreign currency exchange rates and accounting principles or policies and any other event that the compensation committee determines has the effect of distorting performance against the target OCF CAGR. At the January 28, 2019 meeting of our compensation committee, the compensation committee reviewed the calculations of 2015 and 2018 consolidated annual OCF and the resulting OCF CAGR, as adjusted pursuant to the terms of the 2016 PSU grant agreements, and determined that the base performance objective of achievement of at least 50% of the target OCF CAGR had been achieved.
The required adjustments to the 2015 OCF CAGR made pursuant to the terms of the 2016 PSU grant agreements included adjustments related to:

•	foreign currency exchange translations;

•	the application of new U.S. GAAP accounting policies applied;

•	acquisitions and dispositions during the performance period including related unbudgeted integration, disposition and dis-synergy costs; and

•	certain unbudgeted costs related to U.S. tax reform.
These adjustments, in the aggregate, decreased our consolidated annual OCF for 2015 of $6.8 billion to $6.4 billion and increased our actual OCF CAGR achievement for the performance period from 4.3% to 4.9%. Liberty Global’s results for 2018 included its continuing operations and Discontinued Operations held at year-end. Therefore, performance against target was based upon results of our full company’s operations.
Based on the foregoing, the compensation committee determined that approximately 82.3% of the target OCF CAGR had been achieved. This determination was made by dividing the adjusted actual OCF CAGR achieved (4.9%) by the adjusted target OCF CAGR (6.0%) using maximum available precision. That percentage achievement of the target OCF CAGR, which fell between the threshold and target levels in the preceding table, translated into 82.3% of the target 2016 PSUs being earned, as shown below. The tables below set forth the percentages achieved and the actual number of the 2016 PSUs that were earned and which were converted to time-vested RSUs pursuant to the terms of the 2016 PSUs. The actual number of shares delivered to an NEO is subject to applicable tax withholding. At its meeting on February 21, 2019, the compensation committee further determined that based on each NEO’s individual performance over the performance period, no reduction would be made to the percentage of target 2016 PSUs, which had been earned based on financial performance.

Adjusted Actual OCF CAGR	Target OCF CAGR	Performance Level	Payout Percentage

4.9%	6.0%	82.3%	82.3%

Name	Liberty Global Class A RSUs	Liberty Global Class C RSUs

Michael T. Fries	186,914	373,829
Charles H.R. Bracken	49,844	99,688
Bryan H. Hall	39,875	79,750
Diederik Karsten	49,844	99,688

The compensation committee discussed the goals that the 2016 PSUs had been designed to achieve and was satisfied that these goals had been met.
2018 Equity Incentive Awards. In accordance with our equity incentive program, the compensation committee established the performance measures for the two-year performance period of January 1, 2018 to December 31, 2019 and granted PSUs for that period, as well as time vested SARs. The table below sets forth the target annual equity incentive award values for our NEOs approved by our compensation committee and the grants of PSUs and SARs made to them in March and May 2018, respectively.

		Two-thirds of Target Annual Equity Value in the Form of		One-third of Target Annual Equity Value in the Form of
Name	Annual Target Equity Value	Liberty Global Class A PSUs Grants (#)	Liberty Global Class C PSUs Grants (#) (2)	Liberty Global Class A SARs Grants (#)	Liberty Global Class C SARs Grants (#)

Michael T. Fries	$22,500,000	153,988	307,976	294,117	588,234

Charles H.R. Bracken	$6,000,000	41,064	82,128	78,431	156,862

Bryan H. Hall	$4,000,000	27,376	54,752	52,287	104,574

Diederik Karsten	$5,000,000	34,220	68,440	65,359	130,718

Enrique Rodriguez	$5,000,000	34,214	68,428	71,777	143,554

Pursuant to his employment agreement, the 2018 target annual equity value for our CEO increased to $22,500,000. For our chief financial officer, the 2018 target annual equity value increased to $6,000,000. For our other NEOs, except the chief technology officer which was set in his employment agreement, the 2018 target annual equity values remained unchanged from the PSUs granted in 2016 as part of the equity incentive award component of our executive officers’ compensation packages. Each 2018 PSU represents the right to receive one Liberty Global Class A share or Liberty Global Class C share, as applicable, subject to performance and vesting.

The performance period for the 2018 PSUs is January 1, 2018 to December 31, 2019. The performance target selected by the compensation committee for the base case plan was achievement of a target OCF CAGR based on a comparison of our 2017 actual results to those reflected in our then existing long-range plan for 2019. The target OCF CAGR is subject to upward or downward adjustment, on a mandatory or a discretionary basis, for certain events in accordance with the terms of the grant agreement. For example, the base case plan from which the target OCF CAGR was calculated will be adjusted for acquisitions and dispositions of businesses during the performance period in accordance with guidelines established by the compensation committee and the target OCF CAGR will be recalculated based on the adjusted base case plan. A performance range of 50% to 125% of the target OCF CAGR would generally result in award recipients earning 50% to 150% of their target 2018 PSUs, subject to reduction or forfeiture based on individual performance. One-half of the earned 2018 PSUs will vest on April 1, 2020 and the balance on October 1, 2020.

The compensation committee also established a minimum OCF CAGR base performance objective, subject to certain limited adjustments, which must be satisfied in order for our CEO to be eligible to earn any of his 2018 PSUs. Under the base performance objective, the OCF CAGR must be no less than 40% of the modified target OCF CAGR. If the base performance objective is achieved, our NEOs will be eligible to earn between 50% and 150% of their 2018 PSUs, subject to alignment with our company’s and the individual’s performance. The base performance objective was designed so that the awards should qualify as performance-based compensation under Section 162(m) of the Code.

The 2018 PSU awards and the SAR awards of our NEOs are reflected in the Summary Compensation Table below under the “Stock Awards” and “Option Awards” columns, respectively.

Decisions for 2019. In April 2019, the compensation committee approved the grant of 2019 PSUs to the persons we expect to be our 2019 NEOs for two-thirds of their respective target annual equity values. In accordance with his employment agreement, the 2019 target annual equity value for our CEO is $25,000,000. For the other persons we expect to be our NEOs for 2019, the target annual equity value is $6,000,000 for our chief financial officer, $5,000,000 for our chief technology officer and $4,000,000 for our other NEOs. The 2019 PSUs will be divided with one-third as Liberty Global Class A PSUs and two-thirds as Liberty Global Class C PSUs. As the performance measure, the compensation committee again selected growth in consolidated OCF, as adjusted for events such as acquisitions, dispositions and changes in foreign currency exchange rates and accounting principles or policies that affect comparability. The target OCF CAGR selected by the committee was based upon a comparison of our 2018 actual results to those reflected in our long-range plan for 2020. The target OCF CAGR is subject to upward or downward adjustment for certain events in accordance with the terms of the grant agreement. The design of the 2019 PSU awards is based on the design of the annual PSU awards program described above. For details regarding the target annual equity values for Mr. Fries in connection with the grant of annual equity awards under our incentive plans, please see the description of Mr. Fries’ employment agreement under —Employment and Other Agreements.
2019 Challenge Performance Awards. As stated above, the compensation committee has three primary objectives with respect to executive compensation — motivation, retention and alignment of interests to create shareholder value. Following the recent and upcoming transactions (the sale of our operations in Austria, the pending sale of our operations in Germany, Hungary, Romania and the Czech Republic, and the recently announced agreement to sell our operations in Switzerland), we will move to a simpler operating structure with fewer management layers and clearer accountabilities and will develop an even more agile, entrepreneurial and customer focused company. Given these changes in our management and organizational structure, on March 7, 2019, the compensation committee approved a special equity grant of performance awards to the persons we expect to be our NEOs in 2019, other officers and key employees (the 2019 Challenge Performance Awards). The compensation committee believes it is important to make this grant of the 2019 Challenge Performance Awards to our executive officers and key employees in order to provide increased motivation and retention and to enhance the focus, commitment and drive of our senior management toward attaining increased shareholder value over the performance period.

The 2019 Challenge Performance Awards consist of a combination of performance-based share appreciation rights (PSARs) and performance-based restricted share units (PRSUs), in each case divided on a 1:2 ratio based on Liberty Global Class A shares and Liberty Global Class C shares. Each PRSU represents the right to receive one Liberty Global Class A share or one Liberty Global Class C share, as applicable, subject to performance and vesting. The PSARs have a term of ten years and base prices equal to the respective market closing prices of the applicable class on the grant date. The performance period for the 2019 Challenge Performance Awards is three years through December 31, 2021 with “cliff” vesting on March 7, 2022. The number of the 2019 Challenge Performance Awards that may be earned by the executives we expect to be our 2019 NEOs will be based on the compensation committee’s assessment of the NEO’s performance and achievement of individual goals in each of the years 2019, 2020 and 2021.

The 2019 Challenge Performance Awards are subject to forfeiture or acceleration in connection with certain terminations of employment or change-in-control events consistent with the terms of equity awards previously granted by the company.

Sign-on Bonus and RSU Awards

In 2018, pursuant to his employment agreement with Liberty Global, Mr. Rodriguez received a $1,500,000 sign-on bonus, as well as awards of 29,436 RSUs and 58,872 RSUs with respect to Liberty Global Class A shares and Liberty Global Class C shares, respectively, that will vest in full on July 24, 2019. Mr. Rodriguez’s RSU awards were granted to compensate him for the incentive awards at his prior employer that he had forgone in order to accept his appointment with Liberty Global. In 2019, Mr. Fries will receive a sign-on commitment bonus in cash and ordinary shares in connection with his employment agreement, as renewed on April 30, 2019, and as described under —Employment and Other Agreements.

Share Ownership Policy
Our compensation committee has established an Executive Share Ownership Policy, as amended and restated, for our executive officers and senior officers. The purpose of the Executive Share Ownership Policy is to ensure that our officers have a significant stake in our long-term success and are aligned with our shareholders. As a result, the compensation committee established guidelines for ownership of our ordinary shares based on an individual’s level in our company and expressed as a multiple of base salary as follows:

Position	Guideline

Chief Executive Officer	5 times base salary
Executive Vice Presidents, including our Chief Financial Officer	4 times base salary
All other members of the Executive Leadership Team	3 times base salary
Executive and senior officers, who were subject to the policy at the time of adoption, were expected to be in compliance with the ownership guidelines within two years of the policy’s effective date. New executive and senior officers must be in compliance within four years of the date they become subject to the policy. In calculating the value of ordinary shares owned by an executive and a senior officer, the policy includes the value of ordinary shares owned jointly with and separately by the officer’s spouse and minor children, 50% of the value of vested ordinary shares held in the officer’s account in the 401(k) Plan, and 50% of the in-the-money value of vested options and SARs. As of April 1, 2019, the value of the ordinary shares owned by our CEO, as calculated in accordance with the policy, significantly exceeded five times his base salary. In addition, at such date, our other NEOs were in compliance with the terms of the policy, except for Mr. Bracken. In 2018, the compensation committee approved an exception for Mr. Bracken to be in compliance with the Executive Share Ownership Policy, after evaluating his share ownership, the extent of his SARs that were not in-the-money, his years of service and commitment going forward, as well as future grant profile.
Deferred Compensation Plan
Under the Liberty Global Deferred Compensation Plan (the Deferred Compensation Plan), our executive and other officers who are U.S. taxpayers and who are designated as participants from time to time by our compensation committee may elect to defer payment of certain of their compensation as described under —Deferred Compensation Plan below. We do not have a pension or other defined benefit-type plan to offer our executive and senior officers. For these executive officers and employees who are based in the U.S., LGI contributes to its defined contribution 401(k) Plan, but such contributions are capped by U.S. law. Accordingly, the Deferred Compensation Plan was adopted by the compensation committee to provide a tax-efficient method for participants who are U.S. taxpayers to accumulate value, thus enhancing our ability to attract and retain senior management. With respect to the tax ramifications to us of the Deferred Compensation Plan, the compensation committee noted in adopting the plan that the corporate tax deduction on the deferred compensation may not be taken until payments to participants are made, but that we will have use of the cash in the interim. Although our compensation committee deemed the Deferred Compensation Plan to be an important benefit to participants, it is not included in any quantitative valuation with the three main components of our compensation packages, because participation in the plan, and to what extent, is at each participant’s discretion.
Other Benefits
We do not offer perquisites and other personal benefits on a general basis to our executive officers. The personal benefits we have provided are limited in scope and fall into the following principal categories:

•	limited personal use of our corporate aircraft;

•	an annual auto allowance or use of a company auto for our executive officers working in Europe;

•	an executive health plan; and

•	charitable giving by Liberty Global.
Under our aircraft policy, our CEO, other executive officers and certain senior officers, with our CEO’s approval, may use our corporate aircraft for personal travel, subject to reimbursing us for the incremental costs incurred, plus applicable taxes. Pursuant to his employment agreement, the annual flight hours for Mr. Fries’ personal use of our aircraft is 120 hours per year without cost reimbursement. As approved by the compensation committee, beginning in 2017, the annual flight hours for Mr. Bracken’s personal use of our aircraft is 25 hours per year without cost reimbursement. Also under our aircraft policy, our CEO and, with his approval, our other executive officers and certain senior officers may have family members or other personal guests accompany them on our corporate aircraft while traveling on business without reimbursing us for the incremental cost attributable to the personal guest.
The taxable income of an officer will include imputed income equal to the value of the personal use of our aircraft by him and by his personal guests determined using: (a) a method based on the Standard Industry Fare Level (SIFL) rates, as published by the U.S. Internal Revenue Service (IRS) (in the case of U.S. taxpayers); (b) as agreed with the U.K. tax authority periodically, a cost base valuation for personal use and the marginal cost for guests (in the case of U.K. taxpayers); or (c) the cost of the flight for personal use and based on the cost of a commercial ticket for guests (in the case of Netherlands taxpayers). Income is imputed only to the extent that the value derived by such applicable method exceeds the amount the officer pays us for such personal use.
The methods we use to determine our incremental cost attributable to personal use of our corporate aircraft are described in the notes to the Summary Compensation Table below. Because our aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase costs of aircraft, and costs of maintenance and upkeep.
For our management-level employees in the U.K., the Netherlands and certain other European countries, including two of our NEOs who work in these locations, we provide an annual auto allowance, with variations in the cost of providing this benefit based on the employee’s position and location. Annual auto allowances for employees are a standard benefit in Europe.
We also provide an executive health plan for our executive and senior officers to proactively manage and improve their health. The benefits of this program include a complete medical history review, annual physical examinations, comprehensive laboratory testing, diagnostic testing and consultations with specialists.
Our NEOs also participate in various benefit plans offered to all salaried employees in the applicable country of employment. Our CEO generally reviews and directs the charitable giving by our company.
Tax and Accounting Considerations
In making its compensation decisions, our compensation committee has considered the prior limitations on deductibility of executive compensation under Section 162(m) of the Code, which generally prohibited the deduction of compensation in excess of $1.0 million paid to certain executives, subject to certain exceptions. Prior to 2018, one exception was for performance-based compensation, including equity incentive awards, granted under shareholder-approved plans, such as the 2014 Incentive Plan. As a result of the Tax Cuts and Jobs Act signed into law on December 22, 2017, effective for tax years starting on or after January 1, 2018, the exception for performance-based compensation is no longer available, subject to certain transitional relief for certain grandfathered arrangements effective on November 2, 2017. To the extent the transition relief is available to preserve deductions for Section 162(m) grandfathered arrangements, our compensation committee will generally seek to administer the principal elements of our compensation program, such as annual performance bonus awards, SAR grants and the terms of our PSU awards, to qualify for deductibility. It has not, however, adopted a policy requiring all compensation to be deductible, in order to maintain flexibility in making compensation decisions. Our compensation committee also endeavors to ensure that any compensation that could be characterized as non-qualified deferred compensation complies with Section 409A of the Code.
Our compensation committee also takes into account from time to time, as appropriate, the accounting treatment of compensation elements in determining types and levels of compensation, including method of payment, for our executive officers.
Recoupment Policy
The terms of our PSU awards and our annual performance bonus awards for executive officers provide that if our consolidated financial statements for any of the years relevant to the determination of whether the applicable performance metrics have been met are required to be restated at any time as a result of an error (whether or not involving fraud or misconduct) and our compensation committee determines that if the financial results had been properly reported the portion of the awards that would have been earned by participants would have been lower than the awards actually earned by them, then each participant will be required to refund and/or forfeit the excess amount of his or her earned award.
Post-Employment Benefits and Change in Control
We have not adopted a severance policy covering our NEOs or other executive officers. Certain of our NEOs (including our CEO) are entitled to post-employment benefits under their employment agreements. See —Employment and Other Agreements below. Otherwise, they are entitled to the same benefit of accelerated vesting of all or part of conventional equity awards made under the Liberty Global 2005 Incentive Plan (as amended and restated effective June 7, 2013) (the 2005 Incentive Plan) and the 2014 Incentive Plan on certain termination-of-employment events as other holders of such awards. Similarly, the 2005 Incentive Plan and the 2014 Incentive Plan provide the same treatment to all holders of conventional equity awards granted under these plans upon the occurrence of certain change-in-control events. Accordingly, the existence of these potential post-employment and change-in-control benefits has not influenced our compensation committee’s decisions with respect to executive compensation.
In designing the terms for the PSU awards, our compensation committee determined that only a limited set of events would warrant automatic acceleration of awards thereunder. The terms of the PSU awards do not guarantee that any portion of an award will be deemed earned upon termination of employment, except as a result of death, nor that vesting of earned awards will be accelerated upon termination of employment, except as a result of death or disability. Awards will only be accelerated upon specified change-in-control events if the awards are not continued on the same terms and conditions or, in the case of certain corporate reorganization transactions, effective provision has not been made for the assumption or continuation of the awards on equivalent terms. For details regarding the acceleration of our CEO’s awards in connection with a change-in-control event please see the description of the Fries Agreement under —Employment and Other Agreements.
The compensation committee believed these limited acceleration events related to a change in control provide appropriate protection to participants and would serve to maintain morale and aid retention during the disruptive circumstances of a change in control. The compensation committee reserved discretion to approve the accelerated vesting of an individual’s award or an amendment to an individual’s award agreements when appropriate under the circumstances.
For additional information on post-employment benefits and change-in-control provisions, see —Potential Payments upon Termination or Change in Control below.
Timing of Equity Awards
Commencing with 2019, the compensation committee intends to approve the annual equity incentive awards no later than April 1 of each year. This timing allows the awards to be aligned with long range benchmarking, annual performance reviews, annual bonus determinations and our company’s financial reporting calendar. For the equity grants approved in 2019 and after, the exercise price or base price of option and SAR grants will be set at the respective closing prices of the applicable class of our ordinary shares on the grant date, which is the date of the meeting or, if later, April 1 of the same year. For 2018 and prior years, the exercise price or base price of option and SAR grants was set at the respective closing prices of our Liberty Global Class A shares and Liberty Global Class C shares on the grant date, which was the date of the relevant meeting or, if later, May 1 of the same year. Grants of equity awards to eligible employees would otherwise only be made in connection with significant events, such as hiring or promotion.
For purposes of determining the number of Liberty Global Class A and Liberty Global Class C PSUs and SARs to be granted each year for the target annual equity values of our executive officers and other key employees, our compensation committee adopted a policy of using the average of the closing prices of such shares for a trading period ending on the second trading day preceding the date of the committee meeting to approve the grants. Typically, our compensation committee has granted PSUs during the first quarter of each year, except in 2017 where no PSUs were granted.

Policies Regarding Hedging
Our Insider Trading Policy requires each of our directors and executive officers to pre-clear all proposed transactions in our company’s securities, including hedging or monetization transactions, with the Legal Department or our company’s outside counsel. The policy prohibits short sales of our company’s securities by any director or employee. We do not have a policy that specifically prohibits our directors or executive officers from hedging the economic risk of share ownership.
Compensation Committee Report
The compensation committee has reviewed the Compensation Discussion and Analysis above and discussed it with management. Based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Members of the
Compensation Committee:
Andrew J. Cole
Larry E. Romrell
JC Sparkman (chairman)

Summary Compensation
The following table sets forth information concerning the compensation of our named executive officers for fiscal years 2018, 2017 and 2016. As discussed in the footnotes and in the —Narrative to Summary Compensation and Grants of Plan-Based Awards Tables below, the values presented in the tables do not always reflect the actual compensation received by our NEOs during the relevant fiscal year. Amounts paid in British pounds sterling or euros, as the case may be, have been converted into U.S. dollars based on the average exchange rate for the applicable year.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen-sation ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compen-sation ($)(5)	Total ($)

Michael T. Fries	2018	2,091,000		—		22,330,108	7,673,644	—		125,595	784,041	33,004,388
Chief Executive Officer & President	2017	2,080,750		—		1,581,319	8,456,513	3,835,396		127,857	1,019,824	17,101,659
	2016	2,050,000		—		24,025,898	7,383,811	5,550,000		113,402	962,272	40,085,383

Charles H.R. Bracken	2018	1,093,625	(6)	—		3,279,584	2,046,300	2,208,565		—	126,156	8,754,230
Executive Vice President & Chief Financial Officer	2017	1,018,250	(6)	—		377,693	6,556,431	1,047,758		—	160,775	9,160,907
	2016	922,062	(6)	—		6,406,994	1,746,336	1,612,000		—	116,720	10,804,112

Bryan H. Hall (7)	2018	1,046,000	(8)	—		4,422,577	1,364,191	—		195,980	19,865	7,048,613
Executive Vice President, General Counsel & Secretary	2017	1,040,750	(8)	—		399,176	1,691,289	1,026,275	(9)	200,371	19,137	4,376,998

Diederik Karsten	2018	972,073	(10)	—		4,907,063	1,705,246	—		—	167,678	7,752,060
Executive Vice President & Chief Commercial Officer	2017	924,434	(10)	—		342,372	1,777,598	1,083,079		—	161,901	4,289,384
	2016	893,214	(10)	—		6,406,994	1,746,336	1,612,000		—	133,519	10,792,063

Enrique Rodriguez	2018	442,308	(11)	1,500,000	(12)	5,396,431	1,767,767	483,909		—	45,008	9,635,423
Executive Vice President & Chief Technology Officer (11)

_______________
(1) The 2018 dollar amounts shown in the “Stock Awards” column reflect the grant date fair value determined in accordance with Topic 718 of the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC 718): (A) Each NEO’s target 2018 PSUs. The grant date fair value for the maximum achievable 2018 PSU awards (150% of target) would be $16,351,216 for Mr. Fries, $4,360,381 for Mr. Bracken, $2,906,921 for Mr. Hall, $3,633,651 for Mr. Karsten and $3,633,014 for Mr. Rodriguez. Earned 2018 PSU awards will vest, subject to forfeiture or acceleration under certain circumstances, in two equal installments on each of April 1, 2020 and October 1, 2020. (B) The Liberty Global Class B shares issued to our CEO and the Liberty Global Class A and Liberty Global Class C shares issued to each other NEO for the equity portion of their 2018 annual bonus awards earned by the NEOs under the 2014 Incentive Plan. (C) RSUs based on the Liberty Global Class B shares issued to our CEO and based on the Liberty Global Class A and Liberty Global Class C shares issued to each of the other NEOs representing 12.5% of the gross number of ordinary shares earned under the annual bonus program as noted in (B). (D) With respect to Mr. Rodriguez, also reflects the grant date fair value of RSUs ($2,429,942) issued to him on August 1, 2018, which RSU awards will vest on July 24, 2019. For 2017, the dollar amounts reflect the grant date fair value of each NEO’s Liberty Global Class A and Liberty Global Class C shares issued on March 15, 2018, for the equity portion of their 2017 annual performance bonus awards. For 2016, the dollar amounts reflect the grant date fair value of each NEO’s Target PSUs granted in that year.
(2) The 2018 dollar amounts shown in the “Option Awards” column reflect the estimated grant date fair value at the time of the grant of SAR awards to our NEOs in 2018 determined in accordance with FASB ASC 718. The dollar amounts for the SAR awards granted May 1, 2018, reflect the impact of estimated forfeitures and assume a risk-free interest rate of 2.76%, a volatility rate ranging from 31.08% to 32.14% and an expected term of 4.2 years with respect to Messrs. Fries, Hall, Bracken and Karsten and a risk-free interest rate of 2.85%, a volatility rate ranging from 30.2% to 30.9% and an expected term of 4.2 years with respect to Mr. Rodriguez. The differences in the grant date fair value of their SARs are attributable to the different grant dates. The May 1, 2018 SAR awards vest 12.5% on November 1, 2018 and thereafter in 14 equal quarterly installments commencing February 1, 2019. The August 1, 2018 SAR awards vest 12.5% on February 1, 2019 and thereafter in 14 equal quarterly installments commencing May 1, 2019. All SAR awards have a seven year term.

(3)
The dollar amounts in the “Non-Equity Incentive Plan Compensation” column reflect the cash portion of their annual performance bonus awards earned by the NEOs under the 2014 Incentive Plan during the years indicated. For 2018, the compensation committee determined the final award amounts at its February 21, 2019 meeting. The awards were paid out in March 2019. The company split the award between shares and cash prior to deductions for applicable withholdings, which are included in the amounts in the above table.

(4) The dollar amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the above-market value of accrued interest on compensation previously deferred by the applicable NEO under our Deferred Compensation Plan. The above-market value of accrued interest is that portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the interest rate under the Deferred Compensation Plan was set.
(5) The following table provides additional information about the 2018 amounts that appear in the “All Other Compensation” column in the Summary Compensation Table above:

Name	401(k) Plan (a)	U.K. Defined Contribution Plan (b)	NL Defined Contribution Plan (c)	Auto Allowance	Miscellaneous (d)	Total

Michael T. Fries	$—	$—	$—	$—	$784,041	$784,041
Charles H.R. Bracken	$—	$103,250	$—	$19,333	$3,573	$126,156
Bryan H. Hall	$18,500	$—	$—	$—	$1,365	$19,865
Diederik Karsten	$—	$—	$149,080	$18,598	$—	$167,678
Enrique Rodriguez	$18,500	$—	$—	$—	$26,508	$45,008
_______________

(a)
Represents matching employer contributions made under the 401(k) Plan. Under the 401(k) Plan, participants may make contributions annually, subject to U.S. federal limits, and LGI makes a matching contribution equal to 100% of the participant’s contribution up to the lesser of the federal limit on contributions or 10% of their cash compensation (excluding awards under Liberty Global’s incentive plans). Voluntary catch-up contributions permitted under U.S. federal law for persons age 50 or older, however, are not matched. Messrs. Fries and Hall are fully vested in their respective 401(k) Plan accounts.

(b)
Represents defined contribution retirement benefit costs, part of which are paid as employer contributions into the Liberty Global Group Pension Plan in the U.K. and part of which are paid in the form of a taxable cash allowance. Liberty Global Europe Ltd. sponsors a defined contribution retirement plan under which it provides matching contributions on a 1 to 1 basis up to 10% of base salary. Mr. Bracken has elected to contribute 10% of his base salary and is therefore entitled to receive a matching company contribution equal to 10% of his base salary. However, the annual amount of contributions which can be paid into a retirement plan on a tax efficient basis in the U.K. is limited to £10,000 ($13,337) per annum for employee and company contributions combined for Mr. Bracken. On that basis, Liberty Global allows him and other employees similarly impacted, to contribute £5,000 ($6,668) to the pension plan which is then matched by a £5,000 ($6,668) company contribution. The difference between the 10% of his base salary which would have otherwise been paid into the pension plan as employer contribution, and the £5,000 ($6,668) company contribution remitted to the pension plan, is paid to Mr. Bracken as a taxable cash allowance. Participating U.K. employees, including Mr. Bracken, are fully vested in the employer contributions to their respective pension plans.

(c)
Represents defined contribution retirement benefit costs, part of which are paid as employer contributions into the Dutch Liberty Global Pension Plan in the Netherlands and part of which are paid in the form of a taxable cash allowance. Liberty Global B.V. (LG BV), retains an insurance company to execute the Dutch Liberty Global Pension Plan which is a defined contribution retirement plan. This plan also includes a survivor’s pension and insurance covering a waiver of premium payment into the plan in the case of disability. The employer makes a contribution to each participant’s pension plan equal to a percentage of the participant’s pensionable salary (annual base salary minus an offset), which varies according to the participant’s age. The employer also pays the cost of the insurance provided through the pension plan. In 2018, the Netherlands regulatory agency increased the cap (and up to a limit of on salary to €105,075 ($124,026). For Mr. Karsten, the employer contribution in 2018 is 21.6% of his annual base salary up to this cap and minus the aforementioned offset. Any employer contributions on his annual base salary in excess of this cap (and up to a limit of €600,000 ($708,215)) are paid as a taxable pension allowance. As a result, the contribution amount for 2018 includes this allowance. In 2018, participants are required to make a contribution of 2% of their pensionable base salary to their individual pension plans. Participating Netherlands employees, including Mr. Karsten, are fully vested in the employer contributions to their respective pension plans.

(d)	Amounts reflect the following:

•	Premiums for term life insurance for Messrs. Fries ($1,247), Hall ($1,365) and Rodriguez ($624) under our group term life insurance benefit plan for U.S. employees.

•	Premiums for term life insurance for Mr. Bracken ($3,573) under Liberty Global Europe Ltd.’s group life assurance policy for U.K. employees.

•
Our aggregate incremental cost attributable to personal use of our aircraft or having a personal guest on a business flight by each of the following NEOs is: Mr. Fries ($317,515). Aggregate incremental cost for personal use of our aircraft is determined on a per flight basis and includes fuel, oil, lubricants, hourly costs of aircraft maintenance for the applicable number of flight hours, in-flight food and beverage services, trip-related hangar and tie down costs, landing and parking fees, travel expenses for crew and other variable costs specifically incurred. Aggregate incremental cost for a personal guest is determined based on our average direct variable costs per passenger for fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred.

•
Contributions to several charitable and non-profit organizations made by Liberty Global at the request of Mr. Fries. Such contributions aggregated $463,500 and are not included in Mr. Fries’ Liberty Global income for tax purposes. Of the organizations that received such contributions, Mr. Fries is a member of the board of two of the organizations and either he or his spouse is a trustee of three other organizations to which Liberty Global contributed. The contributions to these organizations were $286,000 in the aggregate.

•
The cost for ground transportation, food and tours for Mr. Fries’ spouse while in Ireland for the July 2018 board meeting. As described under —Directors Compensation below, director spouses or partners were invited to this board meeting.

•	Pursuant to the terms of the employment agreement with Mr. Rodriguez, payment made on behalf of Mr. Rodriguez for professional fees incurred by him related to his employment agreement ($20,000).

•	The tax gross-up of $1,884 on payment made on behalf of Mr. Rodriguez for professional fees related to tax preparation filings.

•	During 2018, Messrs. Bracken, Fries, Hall and Rodriguez each used sporting and concert event tickets that resulted in no incremental cost to us.

(6)
For the years indicated, Mr. Bracken received all or a portion of his salary, perquisites and employee benefits in British pounds, which have been converted for this presentation to U.S. dollars based upon the average exchange rate in effect during each respective year (0.7498 for 2018, 0.7767 for 2017 and 0.7407 for 2016).

(7)	Compensation information has been included for 2018 and 2017 only because Mr. Hall was not a named executive officer in 2016.

(8)
Amount includes $784,500 and $780,563 of Mr. Hall’s 2018 and 2017 salary, respectively, the payments of which Mr. Hall elected to defer pursuant to our Deferred Compensation Plan. Such deferred amounts accrue interest at the rate of 8.5% per annum compounded daily until paid in full. The amounts deferred in 2018, plus accrued interest, will be paid in two installments of 25% on March 1, 2019 and 75% on March 1, 2021, or in each case, if earlier, his separation of service or a change in control of Liberty Global. The amounts deferred in 2017, plus accrued interest, will be paid in two equal installments on January 1, 2019 and January 1, 2020 or in each case, if earlier, his separation of service or a change in control of Liberty Global.

(9)
The 2017 annual performance bonus award amount includes $570,180 for Mr. Hall deferred at his election pursuant to our Deferred Compensation Plan at the time such award was paid in 2018. Such deferred amount, plus accrued interest at the rate of 8.5% per annum, compounds daily until paid in full. The 2017 amount deferred, plus accrued interest, will be paid in two equal installments on January 1, 2019 and March 1, 2021 or in each case, if earlier, on a change in control of Liberty Global.

(10)
For the years indicated, Mr. Karsten received all or a portion of his salary, perquisites and employee benefits in euros, which have been converted for this presentation to U.S. dollars based upon the average exchange rate in effect during each respective year (0.8472 for 2018, 0.8852 for 2017 and 0.9035 for 2016).

(11)	Mr. Rodriguez became our Chief Technology Officer in July 2018 and, accordingly, compensation information is only for part of 2018.

(12)	Represents a sign-on bonus paid to Mr. Rodriguez at the time he signed his employment agreement with our company in June 2018.
Grants of Plan-Based Awards
The table below sets forth certain information concerning the grants of equity based awards and the annual performance bonus awards granted to our named executive officers under the 2014 Incentive Plan during the year ended December 31, 2018, as described below under —Narrative to Summary Compensation and Grants of Plan-Based Awards Table. The actual amount of the 2018 annual performance bonus award approved for each NEO is reflected in the “Stock Awards” column of the Summary Compensation Table above for the portion paid in shares and RSUs and in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the portion paid in cash.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock or Units (#)(2)	All other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date	Board/Committee Action Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold(#)	Target (#)(1)	Maximum (#)(1)

Michael T. Fries	03/15/2019	02/21/2018	—	—	—
Liberty Global Class B	03/15/2019	02/21/2018				—	$10,000,000	$23,625,000
Liberty Global Class A	03/15/2018	03/15/2018				76,994	153,988	230,982
Liberty Global Class C	03/15/2018	03/15/2018				153,988	307,976	461,964
Liberty Global Class A	05/01/2018	04/25/2018								294,117	29.88	2,656,942
Liberty Global Class C	05/01/2018	04/25/2018								588,234	28.94	5,016,702
Charles H.R. Bracken	03/15/2019	02/21/2018	—	2,500,000	2,500,000
Liberty Global Class A	03/15/2019	02/21/2018				—	—	$1,031,250
Liberty Global Class C	03/15/2019	02/21/2018				—	—	$2,062,500
Liberty Global Class A	03/15/2018	03/15/2018				20,532	41,064	61,596
Liberty Global Class C	03/15/2018	03/15/2018				41,064	82,128	123,192
Liberty Global Class A	05/01/2018	04/25/2018								78,431	29.88	708,516
Liberty Global Class C	05/01/2018	04/25/2018								156,862	28.94	1,337,784
Bryan H. Hall	03/15/2019	02/21/2018	—	—	—
Liberty Global Class A	03/15/2019	02/21/2018				—	$937,500	$1,968,750
Liberty Global Class C	03/15/2019	02/21/2018				—	$1,875,000	$3,937,500
Liberty Global Class A	03/15/2018	03/15/2018				13,688	27,376	41,064
Liberty Global Class C	03/15/2018	03/15/2018				27,376	54,752	82,128
Liberty Global Class A	05/01/2018	04/25/2018								52,287	29.88	472,341
Liberty Global Class C	05/01/2018	04/25/2018								104,574	28.94	891,850
Diederik Karsten	03/15/2019	02/21/2018
Liberty Global Class A	03/15/2019	02/21/2018				—	$937,500	$1,968,750
Liberty Global Class C	03/15/2019	02/21/2018				—	$1,875,000	$3,937,500
Liberty Global Class A	03/15/2018	03/15/2018				17,110	34,220	51,330
Liberty Global Class C	03/15/2018	03/15/2018				34,220	68,440	102,660
Liberty Global Class A	05/01/2018	04/25/2018								65,359	29.88	590,428
Liberty Global Class C	05/01/2018	04/25/2018								130,718	28.94	1,114,817
Enrique Rodriguez	03/15/2019	02/21/2018	—	555,000	555,000
Liberty Global Class A	03/15/2019	06/28/2018				—	$208,125	$666,000
Liberty Global Class C	03/15/2019	06/28/2018				—	$416,250	$1,332,000
Liberty Global Class A	07/23/2018	06/28/2018							29,436			830,978
Liberty Global Class C	07/23/2018	06/28/2018							58,872			1,598,964
Liberty Global Class A	08/01/2018	07/18/2018				17,107	34,214	51,321
Liberty Global Class C	08/01/2018	07/18/2018				34,214	68,428	102,642
Liberty Global Class A	08/01/2018	07/18/2018								71,777	28.97	612,315
Liberty Global Class C	08/01/2018	07/18/2018								143,554	27.81	1,155,452
_______________

(1)
Pursuant to the shareholding incentive plan of the 2018 Annual Bonus Program, our NEOs could elect to receive up to 100% of their annual bonus in ordinary shares of Liberty Global in lieu of cash. An NEO who elected to receive shares in respect to their annual bonus also received RSUs equal to 12.5% of the gross number of shares earned under the 2018 Annual Bonus Program as more fully described in —Elements of Our Compensation Packages—Annual Performance Bonus Awards above. In addition, any bonus payout above the target amount as a result of an APR greater than 1.0 was payable in Liberty Global ordinary shares. The RSUs will vest on March 1, 2020, provided the NEO holds all of the shares issued in respect to the 2018 Annual Bonus Program through that period.

(2)	With respect to Mr. Rodriguez, consists of a sign-on grant of RSUs split on a 1:2 ratio between Liberty Global Class A shares and Liberty Global Class C shares.

Narrative to Summary Compensation and Grants of Plan-Based Awards Table
The amounts reported for 2018 in the Summary Compensation Table include salary, annual performance bonuses, equity incentive grants, benefits and perquisites as more fully described in —Elements of Our Compensation Packages above. The following discussion focuses on the annual performance bonus award component of 2018 total compensation reflected in the Grants of Plan-Based Awards Table above. Additional information with respect to the other components of 2018 compensation is provided in the notes to the Summary Compensation Table above. Also discussed are vesting and forfeiture provisions applicable to the 2018 PSU awards and RSU awards granted in 2018. For information on the effect of a termination or change in control on the 2018 PSU awards and the RSU awards, see —Potential Payments Upon Termination or Change in Control below
The maximum achievable amount of the 2018 annual performance bonus awards for each of our NEOs is shown in the Grants of Plan-Based Awards Table under the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column. Because the compensation committee has discretion to pay no award notwithstanding the achievement of the base performance objective, no “threshold” or minimum awards are reflected in the Grants of Plan-Based Awards Table. The amount each NEO actually earned of his 2018 annual performance bonus award is reflected in the Summary Compensation table under “Stock Awards” column for the portion paid in ordinary shares and in the “Non-Equity Incentive Plan Compensation” column for the portion paid in cash. Participants in the 2018 Annual Bonus Program, including the NEOs, could elect all or a portion (in 25% increments) or none of their award paid in shares, with the remainder, if any, paid in cash.
In addition, any bonus payout above the target amount as a result of an APR greater than 1.0 was payable in Liberty Global Class B shares to our CEO and in Liberty Global Class A and Liberty Global Class C shares to our other NEOs pursuant to the shareholding incentive plan. Under the 2018 Annual Bonus Program, our NEOs who elected to receive a portion of their 2018 annual bonus payment in ordinary shares also received Liberty Global Class A and Liberty Global Class C RSUs (or in the case of our CEO, Liberty Global Class B RSUs) equal to 12.5% of the gross number of shares earned under the 2018 Annual Bonus Program. The RSUs will vest on March 1, 2020, provided the NEO holds all of the shares issued in respect of the 2018 Annual Bonus Program through that period. The 2018 bonus award portion delivered in shares was valued using the closing prices of our Liberty Global Class A and Liberty Global Class C shares as of market close on March 15, 2019. The number of such shares were delivered on a 1:2 basis between our Liberty Global Class A and Liberty Global Class C shares, except for our CEO, where the number of such shares were delivered solely in our Liberty Global Class B shares.
Outstanding Equity Awards at Fiscal Year-End
The table below sets forth certain information concerning options, SARs and restricted shares or RSUs held by our NEOs at year end 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael T. Fries
Liberty Global Class A	45,603	—		19.87	5/1/2019	186,914	(6)	3,988,745	153,988	(7)	3,286,104
	42,988	—		29.45	5/1/2020
	971,587	—		27.71	6/24/2020
	201,746	—		32.37	5/1/2021
	137,480	19,641	(1)	42.01	5/1/2022

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	132,426	79,456	(2)	32.81	5/1/2023
	85,437	142,395	(3)	35.69	5/1/2024
	36,764	257,353	(4)	29.88	5/1/2025
Liberty Global Class C	45,401	—		19.61	5/1/2019	373,829	(6)	7,715,831	307,976	(7)	6,356,625
	90,808	—		19.00	5/1/2019
	42,788	—		29.05	5/1/2020
	85,596	—		27.13	5/1/2020
	967,468	—		27.34	6/24/2020
	1,933,985	—		25.84	6/24/2020
	401,446	—		30.81	5/1/2021
	277,201	39,601	(1)	40.52	5/1/2022
	264,852	158,912	(2)	31.65	5/1/2023
	170,874	284,790	(3)	34.80	5/1/2024
	73,529	514,705	(4)	28.94	5/1/2025
Charles H.R. Bracken
Liberty Global Class A	39,899	—		19.87	5/1/2019	49,844	(6)	1,063,671	41,064	(7)	876,306
	37,610	—		29.45	5/1/2020
	170,684	—		27.71	6/24/2020
	67,243	—		32.37	5/1/2021
	45,829	6,547	(1)	42.01	5/1/2022
	37,835	22,701	(2)	32.81	5/1/2023
	55,555	111,111	(5)	37.45	2/21/2024
	21,359	35,599	(3)	35.69	5/1/2024
	9,803	68,628	(4)	29.88	5/1/2025
Liberty Global Class C	39,722	—		19.61	5/1/2019	99,688	(6)	2,057,560	82,128	(7)	1,695,122
	79,451	—		19.00	5/1/2019
	74,888	—		27.13	5/1/2020
	37,435	—		29.05	5/1/2020
	169,960	—		27.34	6/24/2020
	339,754	—		25.84	6/24/2020
	133,804	—		30.81	5/1/2021
	92,405	13,201	(1)	40.52	5/1/2022
	75,670	45,402	(2)	31.65	5/1/2023
	111,111	222,223	(5)	36.32	2/21/2024
	42,718	71,198	(3)	34.80	5/1/2024
	19,607	137,255	(4)	28.94	5/1/2025
Bryan H. Hall
Liberty Global Class A	22,797	—		19.87	5/1/2019	39,875	(6)	850,933	27,376	(7)	584,204
	45,660	—		29.45	5/1/2020
	170,684	—		27.71	6/24/2020
	53,794	—		32.37	5/1/2021
	36,665	5,238	(1)	42.01	5/1/2022
	30,268	18,162	(2)	32.81	5/1/2023
	17,087	28,479	(3)	35.69	5/1/2024

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	6,535	45,752	(4)	29.88	5/1/2025
Liberty Global Class C	22,696	—		19.61	5/1/2019	79,750	(6)	1,646,040	54,752	(7)	1,130,081
	45,396	—		19.00	5/1/2019
	45,448	—		29.05	5/1/2020
	90,917	—		27.13	5/1/2020
	169,960	—		27.34	6/24/2020
	339,754	—		25.84	6/24/2020
	107,043	—		30.81	5/1/2021
	73,928	10,562	(1)	40.52	5/1/2022
	60,537	36,323	(2)	31.65	5/1/2023
	34,174	56,958	(3)	34.80	5/1/2024
	13,071	91,503	(4)	28.94	5/1/2025
Diederik Karsten
Liberty Global Class A	39,899	—		19.87	5/1/2019	49,844	(6)	1,063,671	34,220	(7)	730,255
	37,610	—		29.45	5/1/2020
	170,684	—		27.71	6/24/2020
	67,243	—		32.37	5/1/2021
	45,829	6,547	(1)	42.01	5/1/2022
	37,835	22,701	(2)	32.81	5/1/2023
	21,359	35,599	(3)	35.69	5/1/2024
	8,169	57,190	(4)	29.88	5/1/2025
Liberty Global Class C	39,722	—		19.61	5/1/2019	99,688	(6)	2,057,560	68,440	(7)	1,412,602
	79,451	—		19.00	5/1/2019
	37,435	—		29.05	5/1/2020
	74,888	—		27.13	5/1/2020
	169,960	—		27.34	6/24/2020
	339,754	—		25.84	6/24/2020
	133,804	—		30.81	5/1/2021
	92,405	13,201	(1)	40.52	5/1/2022
	75,670	45,402	(2)	31.65	5/1/2023
	42,718	71,198	(3)	34.80	5/1/2024
	16,339	114,379	(4)	28.94	5/1/2025
Enrique Rodriguez
Liberty Global Class A	—	71,777	(8)	28.97	8/1/2025	29,436	(9)	628,164	34,214	(7)	730,127
Liberty Global Class C	—	143,554	(8)	27.81	8/1/2025	58,872	(9)	1,215,118	68,428	(7)	1,412,354
_______________

(1)	Vests in 2 equal remaining quarterly installments on February 1, 2019 and May 1, 2019, respectively.

(2)	Vests in 6 equal remaining quarterly installments from February 1, 2019 to May 1, 2020.

(3)	Vests in 10 equal remaining quarterly installments from February 1, 2019 to May 1, 2021.

(4)	Vests in 14 equal remaining quarterly installments from February 1, 2019 to May 1, 2022.

(5)	Vests in two equal remaining annual installments on March 15, 2019 and March 15, 2020, respectively.

(6)
Represents the number of Liberty Global Class A and Liberty Global Class C shares underlying 2016 PSUs that were actually earned by each of our NEOs as determined by the compensation committee in February 2019. These awards were then converted to time-vested RSUs vesting in two equal installments on April 1, 2019 and October 1, 2019, respectively. See —Elements of Our Compensation Packages—Equity Incentive Awards—Decisions for 2016 PSUs above.

(7)
Represents the number of Liberty Global Class A shares and Liberty Global Class C shares, underlying 2018 PSUs that may be earned by each of our NEOs. If earned, the 2018 PSUs will vest in two equal installments on April 1, 2020 and October 1, 2020, respectively.

(8)	Vests with respect to 12.5% on February 1, 2019 and thereafter in 14 equal quarterly installments from May 1, 2019 to August 1, 2022.

(9)
Represents the number of Liberty Global Class A shares and Liberty Global Class C shares, underlying RSUs granted when Mr. Rodriguez became our chief technology officer. These RSUs will vest on July 24, 2019.

Option Exercises and Shares Vested
The table below sets forth certain information concerning each exercise of options or SARs by our named executive officers during the year ended December 31, 2018.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)

Michael T. Fries
Liberty Global Class A	48,168	(2)	548,634
Liberty Global Class C	143,878	(2)	1,609,513

Diederik Karsten
Liberty Global Class A	42,136	(3)	479,929
Liberty Global Class C	125,861	(3)	1,407,963

_______________

(1)	Value reflects the aggregate amount of awards for the applicable class of shares exercised in 2018.

(2)
Consists of Liberty Global Class A shares and Liberty Global Class C shares subject to SARs, which were exercised automatically upon expiration of their term. The actual number of shares issued to Mr. Fries upon exercise of these SARs, after taking into account the spread between the base price and the closing market price and giving effect to the withholding of shares for taxes was 10,285 Liberty Global Class A shares and 31,155 Liberty Global Class C shares.

(3)
Consists of Liberty Global Class A shares and Liberty Global Class C shares subject to SARs, which were exercised automatically upon expiration of their term. The actual number of shares issued to Mr. Karsten upon exercise of these SARs, after taking into account the spread between the base price and the closing market price and giving effect to the withholding of shares for taxes was 7,717 Liberty Global Class A shares and 23,376 Liberty Global Class C shares.

Deferred Compensation Plan
The Deferred Compensation Plan became effective with respect to compensation payable in 2009. Officers of Liberty Global or its subsidiary LGI, who are also U.S. taxpayers, may participate in the Deferred Compensation Plan. Each designated participant may elect to defer all or any portion of his or her (1) annual performance bonus paid in cash, (2) annual salary up to limits specified by the compensation committee (currently 90%) and (3) award, if any, under a current or future multi-year performance award arrangement.

Cash compensation deferred under the Deferred Compensation Plan was credited with interest at the rate of 9% per year, compounded daily (the credited interest fund). In setting the interest rate, our compensation committee reviews data on the implied yields of our significant bank debt and outstanding bonds, as well as credit market conditions. The compensation committee reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections that become irrevocable after the new rate is set. In its 2016 annual review, the compensation committee adjusted the rate to 8.5%. This new rate applies to compensation deferred after December 31, 2016. Deferred equity awards will not be credited with interest, but will be adjusted for splits, combinations, dividends or distributions. If the compensation committee approves the establishment of one or more phantom investment funds for purposes of the Deferred Compensation Plan, a participant may, but will not be obligated to, elect one or more of such phantom investment funds as the measurement fund for the purpose of calculating notional earnings, losses and other relevant amounts to be credited to or deducted from all or a portion of his or her deferred compensation instead of the credited interest fund.
The Deferred Compensation Plan provides our compensation committee with the discretion to terminate the Deferred Compensation Plan within 12 months of certain change-in-control events and distribute each participant’s account balance. Otherwise, the amount of compensation deferred will be distributed in a lump sum or in up to three installments upon the date or dates selected by the participant, or in up to five equal annual installments, or in a lump sum when the participant experiences a separation of service with the employer. At the participant’s request, if the compensation committee determines that such participant has suffered a financial hardship, it may authorize immediate distribution of all or a portion of his or her account balance. The compensation committee has reserved the right to terminate the Deferred Compensation Plan at any time. Such an optional termination will not result in accelerated distributions.
Messrs. Fries and Hall, each a U.S. taxpayer, have deferred compensation under the Deferred Compensation Plan. The table below sets forth certain information concerning the deferred compensation of these officers at year end 2018.

Name	Executive Contribution in Last FY ($)		Aggregate Earnings in Last FY (1)($)		Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)

Michael T. Fries	—		211,941	—	—	—	2,462,756	(2)
Bryan H. Hall	1,354,680	(3)	292,963		1,561,076		4,013,212	(4)
_______________

(1)	Of these amounts, the following were reported in the Summary Compensation Table as above-market earnings that were credited to the NEO’s account during 2018:

Name	Amount ($)

Michael T. Fries	125,595
Bryan H. Hall	195,980

(2)	Includes salary contributed in 2015.

(3)	Includes salary of $784,500 and annual performance bonus award of $570,180 contributed in 2018.

(4)	Includes salary contributed as follows: $780,563 in 2017 and $784,500 in 2018. Also, includes annual performance bonus award $1,450,800 contributed in 2017 and $570,181 contributed in 2018.
Employment and Other Agreements
We have employment agreements with Mr. Fries to serve as our CEO, Mr. Bracken to serve as our chief financial officer and with Mr. Rodriguez to serve as our chief technology officer. We do not presently have an employment agreement with Mr. Hall or any of our other U.S.-based executive officers. In connection with Mr. Karsten’s resignation as our chief commercial officer, we entered into a settlement agreement in accordance with the Social Plan applicable to our Netherlands employees. We have not otherwise adopted a severance policy covering our executive officers. Each of our NEOs also holds equity awards granted under the 2014 Incentive Plan and the 2005 Incentive Plan. These plans are described below under Incentive Plans.

Michael T. Fries
Introduction. In 2014, our board of directors and the compensation committee determined that it was in our best interest to enter into an employment agreement with Mr. Fries to serve as our CEO in order to promote stability in management, secure his services for the long term, implement appropriate restrictive covenants and recognize his outstanding performance and our company’s success under his leadership. Mr. Fries was not previously subject to an employment agreement with us.
On April 30, 2019, upon expiration of the initial five-year term of the employment agreement (the Original Fries Agreement), we amended and restated that agreement to provide for a new five-year term on substantially similar terms as the original arrangement (the Fries Agreement). Mr. Fries was a co-founder of our company’s predecessor nearly 30 years ago and has been CEO of our company since 2005. Over the last 14 years he has presided over significant growth in our geographic scale, technology and product leadership, residential and B2B subscriber base, revenue, operating cash flow and market capitalization. More recently, Mr. Fries has spearheaded our company’s decision to rebalance its operating platform to create additional shareholder value and strategic optionality with the split-off of its Latin American operations at year end 2017, and the completed or pending disposition of businesses in six of its 12 European countries at an aggregate enterprise value of $31.0 billion and net cash proceeds to our company, when completed, of $16.0 billion. Mr. Fries is uniquely qualified to lead and provide continuity to our company today with three decades of industry experience, an in-depth knowledge of our continuing operating businesses, a demonstrated ability to allocate capital prudently and in the best interests of shareholders, and a track record of significant value creation in core markets.

The renewed agreement is substantially on the same terms as the Original Fries Agreement, including adjustments to salary, bonus and annual equity incentives. The aggregate value of these three annual components together are similar to the Original Fries Agreement beginning in 2020. The sign-on commitment grants in cash and equity were the same as the Original Fries Agreement in both the amount of cash and the number of shares.

Although we are incorporated in the U.K., our ordinary shares are listed and traded on NASDAQ, and Mr. Fries is based in Denver, Colorado. Consequently, the compensation for Mr. Fries and the terms of the Fries Agreement are based on U.S. customs and standards as we are competing with U.S. companies for senior management personnel based in the U.S. In accordance with applicable U.K. law, our shareholders approved our director compensation policy at the annual general meeting held in 2017, including compensation payable to Mr. Fries pursuant to the terms of the Original Fries Agreement and providing authority for the compensation committee to renew and amend the terms thereof.
Summary of the Fries Agreement. The initial term of the Fries Agreement ends on April 30, 2024. After the initial term, the Fries Agreement automatically renews for successive one-year terms unless either party provides at least 180 days written notice to the other party of its intention not to renew the term.
Mr. Fries’ base salary in the Fries Agreement is $2.5 million and is subject to annual increase at the discretion of the compensation committee. Mr. Fries will receive a new $5.0 million sign-on commitment bonus, consistent with the terms of the Original Fries Agreement, within ten days of signing the Fries Agreement. In addition, consistent with the Original Fries Agreement, Mr. Fries will receive a new sign-on equity commitment award of two million Liberty Global Class B shares on May 15, 2019, subject to the satisfaction of certain conditions on that date, which will vest in three installments on May 15 of 2019, 2020 and 2021 (the CEO Performance Award). For the first installment, Mr. Fries must remain employed with us on the one year anniversary of the Fries Agreement or such shares are subject to forfeiture. The remaining installments of the CEO Performance Award are subject to the achievement of performance conditions in the immediately preceding calendar year. Mr. Fries must attain at least a “strong” rating (or equivalent) on the individual performance criteria established by the compensation committee for that year, which may contain qualitative and quantitative goals.
Mr. Fries will be entitled to an annual performance bonus award opportunity with a target amount of $15.0 million for 2019, increasing by $250,000 each year. The bonus award for any year during the term of the Fries Agreement is not guaranteed and is dependent upon our company achieving the performance metrics in the year in question and Mr. Fries achieving his individual objectives established by the compensation committee, which may contain qualitative and quantitative goals. There is no guaranteed amount of the annual performance bonus award. Mr. Fries will have the opportunity to elect to receive his annual bonus payment in Liberty Global Class A, Class B and/or Class C shares in lieu of cash under the shareholding incentive program of our annual performance bonus plan.
During the term of the Fries Agreement, Mr. Fries participates in our equity compensation programs on the same basis as other executives of our company. Pursuant to these programs, Mr. Fries is entitled to receive grants of annual equity awards (the

Annual Equity Awards). The Annual Equity Awards granted to Mr. Fries may be in the form of PSUs, SARs or other forms of equity as determined by the compensation committee, with the terms and conditions substantially the same as those for our other senior executive officers. Beginning in 2020, the target value of the Annual Equity Awards will be $17.5 million, increasing by $1.5 million per year during the term of the Fries Agreement. The compensation committee may, however, determine the actual target value of Annual Equity Awards each year in its sole discretion and may reduce this amount subject to the terms of the Fries Agreement. With respect to any shares to be vested, granted or deliverable pursuant to the annual performance bonus award, our company’s annual equity award programs, the CEO Performance Award, or other equity awards, Mr. Fries has the right by notice to our company to change the class of such ordinary shares to Liberty Global Class A or Liberty Global Class C shares on an equivalent value basis.
In addition to participating in U.S. employee benefit plans and arrangements sponsored by our company for the benefit of its senior executive group, Mr. Fries is entitled to use our company’s aircraft for up to 120 hours of personal use per year, in accordance with the terms of an aircraft time sharing agreement with our company. In addition, we agreed to pay all reasonable legal fees and expenses incurred by Mr. Fries in connection with the negotiation and execution of the Fries Agreement.
If Mr. Fries’ employment is terminated as a result of his death or disability (as defined in the Fries Agreement), Mr. Fries or his heirs, as applicable, will be entitled to receive: (1) Mr. Fries’ accrued but unpaid base salary through the date of termination; (2) any annual performance bonus award for a completed year that was earned but not paid as of the date of termination; (3) any accrued but unused vacation leave pay as of the date of termination; (4) any accrued vested benefits under our company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; and (5) reimbursement of any business expenses (Accrued Benefits). In addition, (a) we will pay Mr. Fries or his heirs, as applicable, an amount equal to a pro rata portion of the annual performance bonus award Mr. Fries would have received for the calendar year of his termination (the Pro-Rata Bonus); (b) any options, SARs, the CEO Performance Award and other nonperformance based awards will fully vest, with options and SARs remaining exercisable until the earlier of three years from Mr. Fries’ termination or the original expiration of such award; (c) if Mr. Fries’ termination is during a performance period with respect to any PSUs (or other performance based award) that were granted as part of an Annual Equity Award, Mr. Fries will vest in a pro-rata portion of such awards as provided in the applicable award agreement; and (d) Mr. Fries’ family may elect to continue to receive coverage under our company’s group health benefits plan subject to the terms of such plan or receive COBRA continuation of the group health benefits with premiums paid or reimbursed by our company.
If Mr. Fries is terminated for cause (as defined in the Fries Agreement) or resigns (other than for good reason (as defined in the Fries Agreement)), he will be entitled to receive the Accrued Benefits and Mr. Fries will not be entitled to any other amounts under the Fries Agreement.
If Mr. Fries’ employment is involuntarily terminated by us without cause, or if Mr. Fries voluntarily terminates his employment for good reason, Mr. Fries will be entitled to receive: (1) the Accrued Benefits; (2) an amount equal to the Pro-Rata Bonus, subject to achievement of the applicable performance metric; (3) an amount equal to one-twelfth (1/12) of the average annual base salary Mr. Fries was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the Severance Period (as defined below), which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with our normal payroll practices during such period; and (4) an amount equal to one-twelfth (1/12) of the average annual performance bonus award paid to Mr. Fries for the immediately preceding two years (regardless when paid), multiplied by the number of months in the Severance Period, which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with our normal payroll practices during such period. In addition, any options, SARs, the CEO Performance Award and other nonperformance based awards will fully vest, with options and SARs remaining exercisable until the earlier of three years from Mr. Fries’ termination or the original expiration of such award, the CEO Performance Award and other nonperformance based awards shall be settled in accordance with the terms of the applicable award agreement, and Mr. Fries and his family may elect to continue to receive coverage under our company’s group health benefits plan subject to the terms of such plan or receive COBRA continuation of the group health benefits previously provided to Mr. Fries and his family with premiums paid or reimbursed by our company. The Severance Period is a period of 24 months commencing on the termination of Mr. Fries’ employment.
If Mr. Fries’ employment is involuntarily terminated by us without cause, or if Mr. Fries voluntarily terminates his employment for good reason, Mr. Fries shall continue to earn each of the outstanding PSUs or other performance based awards that were granted as part of an Annual Equity Award, if and to the extent the performance metrics are satisfied during the applicable performance period, based upon actual performance through the end of the applicable performance period, as certified by the compensation committee, as if Mr. Fries’ employment had not terminated. If the termination is prior to the grant date for all Annual Equity Awards that would have been granted during the initial term (or applicable renewal term) in which Mr. Fries’ termination took place, then we shall pay to Mr. Fries additional amounts equal to the Applicable Percentage (as defined below) of the target value of the Annual Equity Awards that would have been made during such term, with lump sum cash payments being made in the first 90 days of the applicable grant years. The Applicable Percentage is the percentage of the Annual Equity Award value that is made in the form of PSUs (or other full value equity awards) and shall not be less than 50%.
If Mr. Fries’ employment is involuntarily terminated by us without cause or if Mr. Fries voluntarily terminates his employment for good reason and the termination is prior to the grant date for all Annual Equity Awards that would have been granted during the initial term (or applicable renewal term) in which Mr. Fries’ termination took place, then in respect of options, SARs or other share-based appreciation awards (other than PSUs or other full value equity awards, the treatment of which under these circumstances is described above) that would have been granted (the Ungranted Appreciation Awards), we will be obligated to pay to Mr. Fries, on each date such awards would have vested and based on certain assumptions included in the Fries Agreement (including, taking into account the Applicable Percentage as described above), a lump sum cash amount equal to (1) the number of shares underlying the Ungranted Appreciation Awards that would have vested on the applicable vesting date, multiplied by (2) the excess of the closing share price on the applicable assumed vesting date over the closing share price on the assumed grant date.
If Mr. Fries remains employed by our company (or our successor) for six months following a change in control (as defined in the Fries Agreement), then the outstanding PSUs (for which the performance period has not expired), the CEO Performance Award and the unvested SARs will become fully vested as of such date. If Mr. Fries’ employment is involuntarily terminated by us without cause or if Mr. Fries voluntarily terminates his employment for good reason, either of which occurs within 13 months following a change in control, then (a) Mr. Fries shall be treated as if his employment was terminated without cause or for good reason except that the Severance Period shall be the lesser of: (1) 36 months; or (2) the number of full calendar months remaining until the expiration of the initial term (or applicable renewal term) of the Fries Agreement in which Mr. Fries’ termination took place; provided that in no event shall the Severance Period be less than 24 months and (b) the outstanding PSUs (including the CEO Performance Award) shall fully vest.
Pursuant to the Fries Agreement, Mr. Fries is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the Fries Agreement and, depending on the circumstances of termination, for a period of up to two years thereafter.
Mr. Fries agreed to waive any rights he would have under any agreement to a gross-up for any taxes associated with a parachute payment.
Charles H.R. Bracken. On December 15, 2004, we entered into an Executive Service Agreement with Mr. Bracken in connection with his continued appointment as Co-Chief Financial Officer of UGC. In 2005, Mr. Bracken became our Co-Chief Financial Officer (principal financial officer) and in 2017, he became our Chief Financial Officer.
The Executive Service Agreement has an indefinite term and may be terminated by either party upon six months’ notice or by us at any time upon shorter notice. Mr. Bracken will be entitled to his salary and benefits for any unexpired portion of the six months’ notice period at the date his employment terminates. His equity awards will also continue to vest during such six-month notice period. Mr. Bracken’s employment may also be terminated immediately upon notice for cause. If we terminate Mr. Bracken’s employment other than for cause or disability, Mr. Bracken will also be entitled to a lump sum severance payment equivalent to his base salary and benefits for six months, subject to his signing a release. In the event Mr. Bracken becomes disabled and the disability continues for a specified period, we may reduce future payments under the Executive Service Agreement to the amount reimbursed by its disability insurer for the duration of Mr. Bracken’s disability or, under certain circumstances, terminate his employment as described above.
Mr. Bracken’s salary, which was £820,000 for 2018, is subject to annual review and, in the discretion of our compensation committee, upward adjustment. The benefits to which he is entitled pursuant to the Executive Service Agreement include an auto allowance and participation in the Liberty Global Group Pension Plan for U.K. employees and group life assurance, permanent ill health insurance (equivalent to disability insurance) and medical and dental insurance schemes. In addition, the Executive Service Agreement provides for Mr. Bracken to be made whole for any non-U.K. tax liability he may incur with respect to his salary and other amounts due him and for any additional U.K. tax or social security cost he may incur with respect to business expenses or reimbursement paid by us for work performed by him outside the U.K.

The Executive Service Agreement includes restrictions on Mr. Bracken’s (1) use or disclosure of trade secrets for so long as they are trade secrets, (2) use or disclosure of confidential or proprietary information during the term of his employment and for two years after termination of his employment and (3) competition with and solicitation of executives or certain employees of Liberty Global, or any subsidiary of Liberty Global or its parent entities, for a period of six months after termination of his employment.
Diederik Karsten. On January 15, 2019, we entered into a Settlement Agreement with Mr. Karsten (the Settlement Agreement) in connection with him leaving Liberty Global as part of its larger operating structure simplification. The terms of the Settlement Agreement are consistent with our Dutch legal framework (the Social Policy of Liberty Global B.V. adopted on July 1, 2018 for our Netherlands employees) and supercedes the terms of his Employment Agreement from January 2011. Prior to the Settlement Agreement and as provided in the Employment Agreement, Mr. Karsten received a salary of €823,000 for 2018 and benefits, including use of an automobile, participation in the Liberty Global Pension Plan for Netherlands employees, and disability, medical and travel and accident insurance schemes. The Employment Agreement also included restrictions similar to those described above for Mr. Bracken.
On the date of the Settlement Agreement, Mr. Karsten resigned from his position as Executive Vice President and Chief Commercial Officer, but he remains available for consultation until his departure date from Liberty Global on July 1, 2019. The Settlement Agreement also provides, among other things, for:
•Standard Dutch legal framework exit provisions given 14 years of service;
•Salary and benefits continue during his transition period (January 15, 2019 to July 1, 2019);
•Customary restrictive covenants related to non-solicitation, non-competition and confidentiality;
•Upon his departure date, based on years of service, multiple of salary and average bonus, he will receive a payment in the amount of €3,560,494 ($4,083,531) and will obtain one year of accelerated vesting of his SARs;
•Vesting in equity performance awards outstanding at January 15, 2019, concerning performance periods in which he was employed, subject to proration and individual and company performance; he is not, however, eligible for equity awards granted in calendar year 2019; and
•Exercise of vested SARs for a period of two years from his departure date; however, he waived the second year of this benefit in exchange for a payment in the amount of $1,250,000.
Enrique Rodriguez. We entered into an employment agreement with Mr. Rodriguez in connection with his appointment as our Executive Vice President and Chief Technology Officer (the Rodriguez Agreement). The Rodriguez Agreement provides for an indefinite term starting July 23, 2018, and continuing until we provide at least 30 days, or Mr. Rodriguez provides at least 90 days, prior written notice to the other party of their respective intention to terminate his employment with our company. Mr. Rodriguez’s base salary will be $1.0 million per year, subject to annual increase at the discretion of the compensation committee. Mr. Rodriguez had various incentive arrangements at his prior employer that he lost by accepting his appointment with us. To compensate for such lost compensation, we provided him a sign-on bonus consisting of (a) $1.5 million cash payable on his first payroll date after his start date and (b) an award of RSUs valued at $2.5 million as of his start date for our Liberty Global Class A shares and Liberty Global Class C shares at a 1:2 ratio (the RSU Award). The RSU Award will vest one year after grant. If within one year of joining our company, he terminates his employment with us for any reason or is terminated by us for cause, Mr. Rodriguez will reimburse us for the full amount of the cash portion of the sign-on bonus and his unvested RSU Award will be forfeited.
Mr. Rodriguez is eligible to earn an annual bonus each year. The target annual bonus for 2018 will be $2.5 million prorated for the amount of the year he was employed. Thereafter, the annual bonus will be reviewed annually and may be adjusted by the compensation committee. There is no guaranteed bonus amount. The actual amount paid will depend on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the compensation committee.
During the term of the Rodriguez Agreement, Mr. Rodriguez will participate in our equity compensation programs on the same basis as other executives of our company. The target value of the annual equity awards will be $5.0 million for 2018 and thereafter as determined by the compensation committee.
In addition to participating in employee benefit plans and arrangements available to our U.S. executives, we paid $20,000 in reasonable legal fees and expenses incurred by Mr. Rodriguez in connection with the negotiation and execution of the Rodriguez Agreement.

If Mr. Rodriguez’s employment is terminated by us without cause, good reason (as defined in the Rodriguez Agreement), or his death or disability (as defined in the Rodriguez Agreement), Mr. Rodriguez or his heirs, as applicable, will be entitled to receive: (i) his accrued but unpaid base salary and unused vacation pay through the date of termination; (ii) any accrued vested benefits under our company’s employee welfare and tax-qualified retirement plans in accordance with the terms of those plans; and (iii) reimbursement of business expenses (collectively Rodriguez Accrued Benefits). In addition, we will pay him (a) an amount equal to the prorated portion of any annual bonus he would have received for the calendar year of his termination, provided he was employed for at least nine months of such year (such nine month provision does not, however, apply in the case of death); (b) a severance equal to one times his annual base salary in substantially equal payments over the 12-month period commencing on the 60th day following the date of termination in accordance with our normal payroll practices during such period; provided, however, such severance amount shall be reduced by the amount of disability benefits he receives pursuant to any employee benefit plans maintained by our company at the time of disability; and (c) except in the case of death, he and his family will continue to receive coverage under our company’s health benefits with premiums paid or reimbursed by our company for a period of up to one year.
If Mr. Rodriguez is terminated for cause (as defined in the Rodriguez Agreement) or resigns (other than for good reason), he will be entitled to receive Rodriguez Accrued Benefits and will not be entitled to any other amounts under the Rodriguez Agreement.
Pursuant to the Agreement, Mr. Rodriguez is subject to customary restrictive covenants, including those relating to non-solicitation, noninterference, non-competition and confidentiality, during the term of the Rodriguez Agreement and, depending on the circumstances of termination, for a period of up to one year thereafter.
Aircraft Policy
Our policy for the personal use of our aircraft by members of our board, our CEO and such other officers as may be approved by our CEO was amended and restated in 2013. The policy allows non-employee directors to use our aircraft for personal flights, subject to availability, without charge. The policy requires each user who is an officer to lease the corporate aircraft for personal use pursuant to an aircraft time sharing agreement and to pay us an amount equal to the aggregate incremental cost of each flight up to certain limits established under the U.S. Federal Aviation Administration rules. Incremental costs may include fuel, oil, lubricants and other additives, hangar and tie down costs away from aircraft home airport, travel expenses for crew, landing and parking fees, customs and immigration fees, insurance obtained for a specific flight, in-flight food and beverage services, ground transportation, de-icing fees and flight planning and weather contract services. With approval, family members or guests may join an executive or senior officer or director on a business flight without charge for these additional passengers. Also, on limited occasions, we have allowed a business-related flight to land at an airport other than its destination to drop off or pick up a passenger for personal convenience without requiring reimbursement of our incremental cost.
Pursuant to the terms of his employment agreement, Mr. Fries is allowed 120 annual flight hours for personal use of our aircraft. Commencing in 2017, the compensation committee authorized Mr. Bracken to use 25 annual flight hours on our aircraft for personal use. These compensation arrangements are in lieu of and not in addition to their respective rights under our aircraft policy. In February 2010, our compensation committee authorized personal use of our aircraft by our chairman Mr. Malone for up to 200 flight hours per year as part of his compensation for his services to us. Such authorization is subject to modification by our compensation committee from time to time and will terminate when Mr. Malone ceases to be a director.
For U.S. tax reporting purposes, when family members or guests of a director or executive or senior officer travel on business flights, the value of such personal use, determined using a method based on SIFL rates as published by the IRS, is imputed as income to such director or executive or senior officer. For tax reporting purposes in Europe, when family members or guests of an executive or senior officer travel on business flights, the value of such personal use is determined pursuant to the officer’s tax residence. For officers who are U.K. taxpayers, the value is based on the marginal cost as agreed with the U.K. tax authority and for officers who are Netherlands taxpayers, the value is based on the cost of a commercial ticket. In each case such value is imputed as income to the officer. A director or executive or senior officer will also have imputed income based on SIFL rates (in the case of U.S. taxpayers) or the cost of the flight (in the case of European taxpayers or as otherwise required under local tax regulations) for a personal flight, less any amounts reimbursed to us. In accordance with applicable tax rules and regulations, such imputed income is included in taxable income for the applicable director or executive or senior officer.
Notwithstanding the policy, we and our flight crew retain the authority to determine when a flight may be cancelled or changed for safety or maintenance reasons.
Potential Payments upon Termination or Change in Control
The Termination of Employment Table and the Change in Control Table set forth below reflect the potential payments to our NEOs in connection with termination of their employment or a change in control of Liberty Global as of December 31, 2018. The Termination of Employment Table assumes that a change in control has not occurred. The Change in Control Table assumes that a change in control has occurred as of December 31, 2018. Certain of our plans and agreements provide benefits upon the occurrence of a change in control without regard to whether employment is terminated, whereas others have a “double trigger” requiring employment to be terminated for benefits to be realized. These are separately reflected in the Change in Control Table.
The amounts provided in the tables are based on the assumptions stated below. The actual amounts may be different at the time of termination or change in control, as the case may be, due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.

•
The amounts in the tables for unvested SARs that vest on an accelerated basis or continue to vest are based on the spread between the base price of the award and the applicable closing market price on December 31, 2018. Restricted shares or RSUs and PSUs that would vest on an accelerated basis or continue to vest are valued using the applicable closing market price on December 31, 2018. On December 31, 2018, the closing market price for each class of our ordinary shares was as follows:

▪	Liberty Global Class A $21.34

▪	Liberty Global Class B $21.00

▪	Liberty Global Class C $20.64

•
The amounts for Messrs. Bracken and Karsten assume they receive a lump sum payment in cash of salary and benefits instead of six months’ notice of termination under their employment agreements. Also, to the extent compensation to these executive officers is paid in British pounds or euros, it has been converted to U.S. dollars based upon the average exchange rate in effect during 2018. Because the Settlement Agreement was not effective until mid-January 2019, with settlement amounts not paid until mid-year, the amounts for Mr. Karsten are based in his employment agreement. For the amounts he is entitled to under the Settlement Agreement, see —Employment and Other Agreements above.

•
Under the 2016 PSUs, the effect of termination of employment or a change-in-control varies depending on whether it occurs during the performance period or during the service period. Because no termination of employment or change-in-control occurred on December 31, 2018, the last day of the performance period, the information in the tables assumes that the event triggering potential accelerated vesting of the 2016 PSUs occurred during the service period and the benefits were calculated based on the participant’s earned 2016 PSUs, which were converted to time-vested RSUs.

•
Under the Original Fries Agreement, the effect of termination of employment upon a change-in-control varies depending on whether it occurs during the performance period or during the service period of a PSU. Because no change-in-control occurred on December 31, 2018, the last day of the performance period in the 2016 PSUs, the information in the tables assumes that such event occurred during the service period of the 2016 PSUs and the benefits were calculated based on Mr. Fries’ earned 2016 PSUs, which were converted to time-vested RSUs.

•
Under the Original Fries Agreement, if a termination of employment occurs without cause or by Mr. Fries for good reason, he will also receive an amount equal to the Applicable Percentage and the value of the Ungranted Appreciation Awards. For purposes of the tables, these amounts are based on the following:

▪	beginning in 2016, the target annual grant value increases by $2.5 million each year from the 2014 target annual compensation for Mr. Fries;

▪	two-thirds of such target annual grant value are treated as PSUs (with the value for 2016 and 2017 combined into a single grant of 2016 PSUs); and

▪
one-third of such target annual grant value is treated as if the spread between the closing market prices of the underlying shares over the grant date value of the Ungranted Appreciation Awards over the vesting period equaled one-third of such target annual grant value.

As of December 31, 2018, each of our NEOs had, under the 2014 Incentive Plan, unvested SARs and unvested PSU awards. The termination provisions of the employment agreements of Messrs. Fries, Bracken, Karsten and Rodriguez and the provisions of the Settlement Agreement of Mr. Karsten are described under —Employment and Other Agreements above. The 2014 Incentive Plan is described under Incentive Plans below. In addition to such descriptions, additional information on the termination and/or change-in-control provisions of these plans and agreements is provided below.
Termination of Employment
The availability of benefits under our plans or agreements varies with the reason employment terminates as described below.
Voluntary Termination. The executive would retain his vested equity grants under the incentive plans, which must be exercised within the period following termination prescribed by the applicable plan. There would be no other payments or benefits.
Retirement. No benefits are payable to any of our NEOs in the event of retirement; however, under the 2014 Incentive Plan a person who retires with a combined age and years of service of 70 or greater will vest an additional year of unvested SARs and RSUs granted under this plan from the date of retirement. Messrs. Bracken, Fries and Karsten each meet this requirement. Such benefit is reflected in the “Retirement” column in the Termination of Employment Table below.
Termination for Cause. The executive would not receive any payment or benefit and typically would forfeit all unexercised equity awards, whether or not vested; provided, however, Mr. Fries would still receive his annual performance bonus award for a prior completed year not yet paid. The definition of “cause” varies among the plans and agreements, but generally includes (1) insubordination, dishonesty, incompetence or other misconduct, (2) failure to perform duties and (3) a felony conviction for fraud, embezzlement or other illegal conduct. For purposes of such a termination within 12 months following a change-in-control event, in the case of the 2016 PSUs and the 2018 PSUs, “cause” is defined to mean only a felony conviction for fraud, embezzlement or other illegal conduct.

Termination Without Cause. Certain of the employment agreements provide for benefits in the case of termination by our company without cause. See —Employment and Other Agreements above. Under the 2014 Incentive Plan, the employee would be entitled to accelerated vesting of a pro rata portion of that amount of each award that would have vested on the next vesting date, based on the number of full months of the current vesting period that employment continued prior to termination. For the benefits payable under the applicable employment agreement and the value of the prorated vesting of awards, if any, see the “By Company Without Cause” column in the Termination of Employment Table below.
Death. In the event of death, the 2014 Incentive Plan provides for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or RSU awards. The 2016 PSUs provide that, in the event of termination of employment due to death during the service period and prior to a change in control, the unvested portion of the grantee’s award will vest and the underlying ordinary shares will be issued on the originally scheduled vesting dates. The 2018 PSUs provide that, in the event of termination of employment due to death that occurs after June 30, 2018 and prior to a change in control during the performance period, the prorated portion of the grantee’s target 2018 PSUs, based on the portion of the performance period completed prior to the date of death, will vest. The underlying ordinary shares will be issued no later than March 15 of the calendar year immediately following the date of death. The value of all these benefits is in the “Death/Disability” column in the Termination of Employment Table. No amounts are shown for payments pursuant to life insurance policies, which we make available to all our salaried employees.
Disability. In the event of termination of employment due to disability, the equity incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or RSU awards. The 2016 PSUs provide that if termination of employment due to disability occurs during the service period, the unvested portion of the grantee’s 2016 PSUs will vest and the underlying ordinary shares will be issued as of the originally scheduled vesting dates.The 2018 PSUs provide that, if termination of employment due to disability occurs after June 30, 2018 and prior to a change-in-control event during the performance period, the prorated portion of the grantee’s 2018 PSUs that would have been earned if the performance period had ended on December 31, 2018, will vest and the underlying ordinary shares will be issued no later than March 15, 2019. The value of all these benefits is in the “Death/Disability” column in the Termination of Employment Table. For this purpose, the amounts set forth in the table below assume that 100% of the target 2018 PSUs would have been earned prorated as stated above. No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees. For purposes of the 2014 Incentive Plan, the 2018 PSUs and the 2016 PSUs, “disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable condition that has lasted or can be expected to last for a continuous period of at least 12 months or can be expected to result in death.
Resignation for Good Reason. The Original Fries Agreement provides for benefits in the case of resignation by Mr. Fries for good reason. See —Employment and Other Agreements above. Otherwise, no payment or benefit is required upon resignation by an executive for good reason absent a change in control. The benefits payable under the Original Fries Agreement for good reason are the same as the benefits payable upon a termination by us without cause. See the “By Company Without Cause” column in the Termination of Employment Table below.

Termination of Employment

Name	By Company Without Cause		Death/Disability		Retirement
Michael T. Fries
Options/SARs Accelerated	$—	(1)	$—	(1)	$—	(1)
2016 PSUs	11,704,581		11,704,581	(2)	—
2018 PSUs	9,642,729	(3)	4,821,364		—
Severance Payment	25,297,862		10,159,397		—
Applicable Percentage (ungranted PSUs)	18,333,333		—		—
Ungranted Appreciation Awards	9,166,667		—		—
Benefits (4)	53,191		53,191		—
Total	$74,198,363		$26,738,533		$—

Charles H.R. Bracken
Options/SARs Accelerated	$—	(1)	$—	(1)	$—	(1)
2016 PSUs	—		3,121,228	(2)	—
2018 PSUs	—		1,285,714
Salary	546,812		—		—
Severance Payment	546,812		—		—
Continued Vesting of Awards	—	(1)	—		—
Benefits (5)	64,602		—		—
Total	$1,158,226		$4,406,942		$—

Bryan H. Hall
Options/SARs Accelerated	$—	(1)	$—	(1)	$—
2016 PSUs	—		2,496,983	(2)	—
2018 PSUs	—		857,143
Total	$—		$3,354,126		$—

Diederik Karsten
Options/SARs Accelerated	$—	(1)	$—	(1)	$—	(1)
2016 PSUs	—		3,121,228	(2)	—
2018 PSUs	—		1,071,428
Salary	486,036		—		—
Continued Vesting of Awards	—	(1)	—		—
Benefits (5)	27,272		—		—
Total	$513,308		$4,192,656		$—

Enrique Rodriguez
Options/SARs Accelerated	$—	(1)	$—	(1)	$—
2018 PSUs	—		1,071,240		—
Severance Payment	1,000,000		1,000,000		—
RSU Award	1,843,282	(7)	1,843,282		—
Benefits (6)	35,461		35,461		—
Total	$2,878,743		$3,949,983		$—
_______________

(1)	Based on the closing prices of our ordinary shares on December 31, 2018, none of the SAR awards that would have accelerated on such date was in the money.

(2)	Although the earned 2016 PSUs are deemed vested, they are not payable until the originally scheduled vesting dates under the grant agreements.

(3)	For Mr. Fries, assumes he earned 100% of his target 2018 PSUs, although not payable until after the performance period.

(4)	For Mr. Fries, represents the estimated cost to maintain health benefits for him and/or his dependents during the 18-month period following his termination.

(5)	For Mr. Bracken and Mr. Karsten, represents the estimated cost to maintain their employee benefits during their six-month notice period.

(6)
For Mr. Rodriguez, represents the estimated cost to maintain health benefits for him and his dependents during the 12 months following his termination date, except no such cost shall be incurred in the case of death.

(7)	Although the RSU Award is deemed vested, they are not payable until the originally scheduled vesting date under the grant agreement.

Change in Control
The 2014 Incentive Plan, 2018 PSUs and the 2016 PSU’s provide for various benefits either upon the occurrence of specified change-in-control events or upon termination of employment following a change-in-control event.
Change-in-Control Events. The change-in-control events vary under the relevant plans but generally fall into three categories:

1.
A person or entity, subject to specified exceptions, acquires beneficial ownership of at least 20% of the combined voting power of our outstanding securities ordinarily having the right to vote in the election of directors in a transaction that has not been approved by our board of directors. We refer to this change-in-control event as an “Unapproved Control Purchase”.

2.
During any two-year period, persons comprising the board of directors at the beginning of the period cease to be a majority of the board, unless the new directors were nominated or appointed by two-thirds of the continuing original directors. We refer to this change-in-control event as a “Board Change”.

3.
Our board of directors approves certain transactions such as (a) a merger, consolidation or binding share exchange that results in the shareholders of our company prior to the transaction owning less than a majority of the combined voting power of our capital stock after the transaction or in which our ordinary shares are converted into cash, securities or other property, subject to certain exceptions, (b) a plan of liquidation of our company, or (c) a sale of substantially all the assets of our company. We refer to this change-in-control event as a “Reorganization”.

Under the 2014 Incentive Plan, outstanding equity awards will vest in full upon the occurrence of an Unapproved Control Purchase or Board Change and immediately prior to consummation of a Reorganization, unless, in the case of a Reorganization, the compensation committee determines that effective provision has been made for the award to be assumed or replaced with an equivalent award.
The 2018 PSUs provide that if any of these change-in-control events occurs during the performance period and the grant agreements are not continued on the same terms and conditions, in the case of a Board Change or Unapproved Control Purchase, or not continued or assumed on equivalent terms, in the case of a Reorganization, then each grantee will be deemed to have earned his or her target 2018 PSUs, which will vest and the underlying ordinary shares will be issued within 30 days of such change-in-control event. If the grant agreements are continued or assumed, then each grantee will be deemed to have earned his or her target 2018 PSUs, which will be converted to time-vested RSUs subject to service and vesting requirements in accordance with the grant agreement. Accelerated vesting would only be triggered on a subsequent termination of employment.
The 2016 PSUs provide that if any of these change-in-control events occurs during the service period and the grant agreements are not continued on the same terms and conditions, in the case of a Board Change or Unapproved Control Purchase, or not continued or assumed on equivalent terms, in the case of a Reorganization, then each grantee’s earned 2016 PSUs, will vest. The underlying ordinary shares will be issued within 30 days of such change-in-control event. If the grant agreements for the 2016 PSUs are continued or assumed, then each grantee will continue to have his or her rights in the 2016 PSUs, subject to service and vesting requirements in accordance with the grant agreement. Accelerated vesting would only be triggered on a subsequent termination of employment.
Upon a change-in-control event, the Original Fries Agreement provides that upon the first anniversary of a change-in-control event, where employment is continued, any outstanding options or SARs or other non-performance awards will vest in full and any outstanding PSUs will vest in full, provided that any 2018 PSUs for which the performance period has not expired will be deemed earned at the greatest of (a) 150% of the target 2018 PSUs, (b) the earned or projected 2018 PSUs or (c) such other amount of 2018 PSUs as determined for all grantees of the 2018 PSUs by the compensation committee. Because the amounts for clauses (b) and (c) in the prior sentence are not known, the benefit of the 2018 PSUs for Mr. Fries upon a change-in-control event is reflected in the Change in Control Table based on 150% of target value.
Termination After Change in Control. Under the 2014 Incentive Plan, if a termination of employment occurs without cause or the employee resigns for good reason within 12 months of a Reorganization, then any outstanding SAR and RSU awards will vest and become fully exercisable as of the date of termination of employment. The 2016 PSUs and 2018 PSUs provide that, if a change-in-control event occurs that does not result in accelerated vesting of such awards, a subsequent termination of employment will accelerate vesting of the earned 2016 PSUs and the target 2018 PSUs if the termination is due to death or disability or is without cause or the participant resigns for good reason. The ordinary shares underlying the earned 2016 PSUs and the 2018 PSUs will be issued no later than March 15 of the calendar year immediately following the calendar year in which the termination occurred.

Pursuant to the Original Fries Agreement, if a termination of employment occurs without cause or Mr. Fries resigns for good reason within 13 months of a change-in-control event then Mr. Fries will receive the benefits described above under —Employment and Other Agreements.
For purposes of the 2014 Incentive Plan, “good reason” for a participant to resign following a change-in-control event requires that one of the following has occurred without the consent of the participant: (1) a material diminution in the participant’s base compensation; (2) a material diminution of his official position or authority; or (3) a required relocation of his principal business office to a different country. In addition, the Original Fries Agreement defines good reason to also include a reduction in his target equity value for annual awards or in the amount of annual performance bonus awards he is eligible to earn, failure to re-nominate or re-elect Mr. Fries to serve on our board or removal from our board, ceasing to be a member of the executive committee, non-renewal of the Original Fries Agreement and a material breach of the Original Fries Agreement. Following a change-in-control event, good reason under the Original Fries Agreement also includes failure to increase Mr. Fries’ total target direct compensation such that it equals or exceeds the 75th percentile of chief executive officers at peer companies of the successor entity. For all NEOs, additional procedural requirements apply for a resignation to qualify as being for “good reason”.
The “Employment Terminated” columns assume that the executive’s employment is terminated as of December 31, 2018, without cause and include the incremental benefits that would result from such a termination under the employment agreements and the equity incentive plans as described under —Potential Payments upon Termination or Change in Control—Termination of Employment above.
280G Tax Gross-Up. Under the grant agreements for the 2016 PSUs, when a benefit is triggered due to a change-in-control event that would be subject to an excise tax pursuant to Section 280G of the Code, we have agreed to make a payment to the plan participants, including our NEOs other than Mr. Fries, for all excise taxes incurred under Section 280G and related income and excise taxes that are payable by such participants as a result of any reimbursement for such Section 280G excise taxes. Notwithstanding the foregoing, in the case of the 2016 PSUs, if the excise tax can be avoided through a reduction in the amount of “parachute payments” (as defined in Section 280G) required to be provided to the grantee with respect to the 2016 PSUs, not to exceed 20% of such amount, then the amount of “parachute payments” shall automatically be reduced to the minimum extent necessary to avoid the excise tax.
For purposes of the change-in-control events in the table below, no one exceeded the threshold that would have entitled him to a 280G tax gross-up payment. Also, Messrs. Bracken and Karsten are not subject to the excise tax under 280G as they are not U.S. taxpayers. In addition, Mr. Hall has agreed to waive any rights he would have under his 2016 PSU agreements to any 280G tax gross-up payment from us. Such rights are not included in Mr. Fries’ 2016 PSU grant agreements or in any of the NEO’s 2018 PSU grant agreements.

Change In Control

	Unapproved Control Purchase /Board Change – Plan Benefits Continued				Reorganization–Plan Benefits Continued		Change in Control – Plan Benefits Not Continued
Name	Employment Terminated		Employment Continues		Employment Terminated		Employment Continues

Michael T. Fries
Options/SARs Accelerated	$—	(1)	$—	(1)	$—	(1)	$—	(1)
2016 PSUs	11,704,581		—	(2)	11,704,581		11,704,581
2018 PSUs	14,464,093		—	(3)	14,464,093		14,464,093
Severance Payment	25,297,862		—		25,297,862		—
Applicable Percentage (ungranted PSUs)	18,333,333		—		18,333,333		18,333,333
Ungranted Appreciation Awards	9,166,667		—		9,166,667		9,166,667
Benefits (4)	53,191		—		53,191		—
Total	$79,019,727		$—		$79,019,727		$53,668,674

Charles H.R. Bracken
Options/SARs Accelerated	$—	(1)	$—	(1)	$—	(1)	$—	(1)
2016 PSUs	3,121,228		—	(2)	3,121,228		3,121,228
2018 PSUs	2,571,428		—	(3)	2,571,428		2,571,428
Salary	546,812		—		546,812		—
Severance Payment	546,812		—		546,812		—
Benefits (5)	64,602		—		64,602		—
Total	$6,850,882		$—		$6,850,882		$5,692,656

Bryan H. Hall
Options/SARs Accelerated	$—	(1)	$—	(1)	$—	(1)	$—	(1)
2016 PSUs	2,496,983		—	(2)	2,496,983		2,496,983
2018 PSUs	1,714,285		—	(3)	1,714,285		1,714,285
Total	$4,211,268		$—		$4,211,268		$4,211,268

Diederik Karsten
Options/SARs Accelerated	$—	(1)	$—	(1)	$—	(1)	$—	(1)
2016 PSUs	3,121,228		—	(2)	3,121,228		3,121,228
2018 PSUs	2,142,856		—	(3)	2,142,856		2,142,856
Salary	486,036		—		486,036		—
Benefits (5)	27,272		—		27,272		—
Total	$5,777,392		$—		$5,777,392		$5,264,084

Enrique Rodriguez
Options/SARs Accelerated	$—	(1)	$—	(1)	$—	(1)	$—	(1)
Severance Payment	1,000,000		—		1,000,000		—
2018 PSUs	2,142,481		—	(3)	2,142,481		2,142,481
RSU Award	1,843,393		—		1,843,393		1,843,393
Benefits (6)	35,461		—		35,461		—
Total	$5,021,335		$—		$5,021,335		$3,985,874
_______________

(1)	Based on the closing prices of our ordinary shares on December 31, 2018, none of the SAR awards that would have accelerated on such date was in the money.

(2)	Although the earned 2016 PSUs are deemed to be vested, they are not payable until vesting dates under the grant agreements.

(3)	Although the target 2018 PSUs are deemed earned, they remain subject to the service and vesting requirements of the grant agreements.

(4)	For Mr. Fries, represents the estimated cost to maintain health benefits for him and/or his dependents during the 18-month period following his termination.

(5)	For Messrs. Bracken and Karsten, represents the estimated cost to maintain their employee benefits during their six-month notice period.

(6)	For Mr. Rodriguez, represent the estimated cost to maintain health benefits for him and/or his dependents during the 12-month period following his termination.

CEO Pay Ratio
We are an international company that employs approximately 26,600 people (on a full-time equivalent basis at year-end 2018) in 10 countries with almost all of our work force located outside the U.S. The overall structure of our compensation and benefit programs are broadly similar across our company to encourage and reward our employees who contribute to our success. We strive to ensure that every employee is paid at a level reflective of their job responsibilities and is competitive within our peer group and the respective local employment markets. Compensation rates are benchmarked and set to be competitive in the country in which the jobs are performed. We are committed to providing pay equity throughout our company, which we view as critical to our success in supporting a diverse workforce with opportunities for employees to develop, advance and contribute.
Under the rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to provide the total compensation paid to our median employee, as well as the ratio of the total compensation paid to such median employee as compared to the total compensation paid to our CEO. For 2018, we used the same median employee that we identified in 2017 (as described below), since we have had no significant change in its employee population or employee compensation arrangements that would significantly impact the following pay ratio disclosure. For the year ended December 31, 2018:

•	the annual total compensation of the employee identified as the median of our company (other than our CEO) was $91,570

•	the annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $33,004,388
Based on the above, our CEO to median employee pay ratio is 360:1.
This pay ratio is a reasonable estimate calculated in a manner consistent with the SEC rules based on the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
We identified the median employee by collecting the payroll data of our employee population on October 1, 2017, which consisted of salary and wages (including overtime) and annual bonus amounts. At the time, our employee population consisted of 28,950 individuals, including temporary and part-time employees, consisting of 150 U.S. employees and 28,800 non-U.S. employees. Approximately 1,300 employees in Poland were excluded as allowed under the de minimis exception to the SEC rules. We annualized the compensation of all newly hired permanent employees. We did not perform any other adjustments. After identifying the median employee, for purposes of the pay ratio, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation table, plus we included the value of employer provided non-discriminatory health benefits in both the compensation of our CEO and the median employee.
Director Compensation
Set forth below is a description of the compensation for our nonemployee (or non-executive) directors. Such compensation is subject to review annually by our nominating and corporate governance committee and as provided in the directors’ compensation policy approved by our shareholders at the annual general meeting held in 2018. In connection with our company redomiciling to the U.K., the board adopted the compensation levels effective June 7, 2013 and recently modified the compensation paid to our nonemployee directors commencing with the year 2019 as noted below. Our directors are also entitled to the benefit of our policy on personal usage of our aircraft set forth above under —Aircraft Policy.
Fees and Expenses
Each member of our board, who is not an employee of Liberty Global (other than our chairman Mr. Malone), receives an annual retainer of $100,000. In addition, each such member receives $1,500 for each in-person meeting attended (in person or by conference telephone) and $750 for each telephonic meeting attended of the board or any committee of the board on which he or she serves. Each director who serves as the chair of the audit committee, the compensation committee or the nominating and corporate governance committee receives a fee for such service of $25,000, $25,000 and $10,000, respectively, for each full year of service in such position.
Beginning with 2019, each nonemployee member of our board (other than Mr. Malone) will receive an annual retainer of $125,000. With this increase in the annual retainer, the board removed the per meeting fees. The board also increased the fee for the chair of the audit committee to $40,000 per year. All annual director fees, including fees for chairpersons, are payable in arrears in four equal quarterly installments. Our directors may elect to have their quarterly fee installments paid in ordinary shares instead of cash. Such election for fees payable for a specific calendar quarter must be made not later than the last day of the immediately preceding calendar quarter and consists of a combination of Liberty Global Class A and Liberty Global Class C shares. The number of shares issued is based on the fair market value on the last trading day of the quarter for which the election is made. Any fractional share is paid in cash. Directors who are employees of Liberty Global, or its subsidiaries, do not receive any additional compensation for their service as directors. Currently, our CEO Mr. Fries is our only executive director.
Generally, the in-person board meetings are held at one of our corporate offices and each year at least one in-person meeting is held at the location of one of our operations. In addition, members of our board have periodic strategy retreats with certain members of senior management to review our strategies and goals. We reimburse our non-executive directors for travel, lodging and other reasonable expenses related to their service on our board, including the travel costs of a companion for one of our directors who is visually impaired. We also occasionally make our aircraft available to directors for attendance at meetings or other company-related events.
For the board meeting held at the location of one of our operations or other company-related events, we may provide extra activities for members of our board, including visits to company operations and meetings with local management and employees. We may also invite the spouse or a guest of each director to attend events associated with board meetings or other company-related events. We generally provide for, or reimburse expenses of, the spouse’s or guest’s travel, food and lodging for attendance at these events and participation in related activities. If the spouse or guest travels on our aircraft for an event, the incremental cost for such personal passenger is determined based on our average direct variable cost per passenger for aircraft fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred. To the extent costs for these activities, including the incremental cost for traveling on our aircraft, and costs for any other personal benefits, for a director exceeds $10,000 for the year, they are included in the amounts in the table below.
From time to time, we provide our directors information on conferences and seminars that may be of interest to them as a director of Liberty Global. For directors who elect to attend these events, we cover the costs as part of our policy to keep members of our board informed on issues that relate to their duties as a director. In addition, we make available to members of our board, at their election, health insurance under our health insurance policies.
At a meeting of our independent directors in March 2016, they authorized the payment or reimbursement of personal expenses incurred by Mr. Malone of up to $500,000 per year related to his ownership of our shares and his service as our chairman. In February 2019, at a meeting of our independent directors, they authorized an increase in this reimbursement allowance to $750,000 per year commencing with the year 2019. These expenses include professional fees and other expenses incurred by Mr. Malone for estate or tax planning, regulatory filings and other services.
Equity Awards
As of the date of each annual general meeting of shareholders, each continuing non-executive director receives an equity award under the 2014 Liberty Global Nonemployee Director Incentive Plan (the 2014 Director Plan). Prior to March 2014, such awards were under the 2005 Liberty Global Inc. Nonemployee Director Incentive Plan (the 2005 Director Plan). On the date of each annual general meeting of shareholders held in 2016 and in 2017, each non-executive director received equity grants with a combined grant date fair value of $187,500 awarded, at his or her election, either as (1) a grant of options for Liberty Global Class A shares, a grant of options for Liberty Global Class C shares, a grant of options for LiLAC Class A shares and a grant of options for LiLAC Class C shares, or (2) a grant of options for Liberty Global Class A shares, a grant of options for Liberty Global Class C shares, a grant of options for LiLAC Class A shares and a grant of options for LiLAC Class C shares for one-half the value and a grant of Liberty Global Class A RSUs, a grant of Liberty Global Class C RSUs, a grant of LiLAC Class A RSUs and a grant of LiLAC Class C RSUs for the remaining value. Commencing with the 2018 AGM, such equity grants are based solely on Liberty Global Class A shares and Liberty Global Class C shares.
The equity grant election must be made at least two business days prior to the applicable shareholders meeting. If no election is made, the director will receive the award of options. The option grants have a term of seven years and vest as to one-third of the option shares on the date of the first annual general meeting of shareholders after the date of grant and as to an additional one-third of the option shares each on the date of the following two annual general meetings of shareholders thereafter, provided that the director continues to serve as a director immediately prior to the applicable vesting date. Beginning with the AGM, the option grants will have a term of 10 years. For purposes of determining the number of RSUs of a class to be granted, the grant date fair value of the options for the same class is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FASB ASC 718 on the date of the applicable annual shareholders meeting. The awards of RSUs vest in full on the date of the first annual shareholders meeting after the date of grant.
A non-executive director receives a grant of options for each of Liberty Global Class A shares and Liberty Global Class C shares with a combined grant date fair value equal to $187,500 upon the date he or she is first elected or appointed to our board of directors. The grant date fair value of the options awarded is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FASB ASC 718 on the date of election or appointment. The option grants have a term of seven years (and beginning with 2019, a term of 10 years) and vest as to one-third of the option shares on the later to occur of (1) the six month anniversary date of the date of grant or (2) the date of the first annual shareholders meeting after the date of grant. Thereafter the remaining option shares vest as to an additional one-third of the option shares on the date of each annual shareholders meeting, provided that the director continues to serve as a director immediately prior to the applicable vesting date. From March 3, 2014, all awards to our non-executive directors are granted under our 2014 Director Plan.
Although Mr. Malone is a non-executive director, he currently serves without cash compensation other than the reimbursement of certain expenses as described above. As chairman of our board, any compensation paid to him is subject to review and approval of our compensation committee. Prior to our company redomiciling to the U.K., the board of Liberty Global delegated to the compensation committee the authority to approve annual awards of options to Mr. Malone under the 2005 Director Plan (the 2014 Director Plan after March 2014) with a combined grant date fair value equivalent to $1.0 million for so long as he continues to serve as chairman of the board and a non-executive director. The terms of the option awards are equivalent to those for our other non-executive directors, except that the annual vesting over three years occurs on each anniversary of the grant date rather than on the date of the annual general meeting of shareholders. Any such awards will be subject to review and approval by the compensation committee in connection with its annual equity grant approval process. On May 1, 2018, the compensation committee approved a grant to Mr. Malone for his services as chairman of the Liberty Global board and a non-executive director of options to purchase Liberty Global Class C shares, with an aggregate grant date fair value of $1.0 million. At a meeting of our independent directors in February 2019, they authorized an increase in the grant date fair value of the annual option grant to $2.0 million commencing with the grant in 2019. It is anticipated that these provisions will apply to future annual grants to Mr. Malone as chairman of our board, except future grants may be either or a combination of Liberty Global Class A and Liberty Global Class C shares.
Deferred Compensation Plan
At its December 2009 meeting, the LGI board of directors adopted the Liberty Global Nonemployee Director Deferred Compensation Plan, as amended (the Director Deferred Compensation Plan), which has since been assumed by Liberty Global. Under the Director Deferred Compensation Plan, beginning with deferral elections for 2014 and after, non-executive directors may elect to defer payment of up to 85% of their annual retainer, whether payable in cash or equity, and their annual equity awards to the extent payable in restricted shares or RSUs. For deferral elections for 2013 and before, non-executive directors could elect to defer all or a portion of such compensation. The Director Deferred Compensation Plan became effective beginning with compensation payable in 2010.
Annual retainers payable in cash and deferred under the Director Deferred Compensation Plan will be credited with interest at the rate of 9% per year, compounded quarterly at the end of each calendar quarter for amounts deferred before January 1, 2013 and compounded daily for amounts deferred thereafter (the credited interest fund). Our board reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections that become irrevocable after the new rate is set. At its meeting in December 2016, our board modified the rate of interest to 8.5% per year compounded daily for compensation deferred after December 31, 2016. Annual retainers payable in shares and annual equity awards payable in restricted shares or RSUs that are deferred will not be credited with interest, but will be adjusted for splits, combinations, dividends or distributions (the stock fund). At the end of 2017, all LiLAC Class A shares and LiLAC Class C shares deferred in the Director Deferred Compensation Plan were converted to the comparable Liberty Global class of shares based on the closing prices of the respective classes of shares on December 29, 2017, the date Liberty Global split off its Latin American operations into Liberty Latin America Ltd.
The deferred annual retainers and deferred equity awards may be distributed in a lump sum or in a series of up to 10 equal annual installments upon a distribution event. A distribution event is when (1) the director ceases to be a member of our board or dies, or (2) at the election of our board, within 12 months of certain change-in-control events, or (3) a specific date is selected by the director at the time he or she makes his deferral election.
The Director Deferred Compensation Plan provides our board with the discretion to terminate the Director Deferred Compensation Plan at any time. This optional termination will not result in accelerated distributions.
2018 Compensation of Directors
The following table sets forth information concerning the compensation of our nonemployee directors for fiscal year 2018.

Name (1)	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)

John C. Malone	—	(5)		—	505,116	(6)	1,507,835
Liberty Global Class A	—		—
Liberty Global Class C	—		1,002,719
Andrew J. Cole	16,675	(7)		11	12,421	(8)	316,437	(10)
Liberty Global Class A	34,045	(11)	65,588
Liberty Global Class C	65,780	(11)	121,917
Miranda Curtis	120,250			—	33,237	(12)	340,992
Liberty Global Class A	—		65,588
Liberty Global Class C	—		121,917
John W. Dick	20,762			—	185	(9)	306,440
Liberty Global Class A	33,356	(11)	65,588
Liberty Global Class C	64,632	(11)	121,917
Paul A. Gould	20,398	(7)		15,040	101	(9)	347,896	(13)
Liberty Global Class A	42,569	(11)	65,588
Liberty Global Class C	82,283	(11)	121,917
Richard R. Green	111,250			8,314	155	(9)	307,224
Liberty Global Class A	—		65,588
Liberty Global Class C	—		121,917
David E. Rapley	121,250	(14)		58,660	16,998	(15)	384,413
Liberty Global Class A	—		65,588
Liberty Global Class C	—		121,917
Larry E. Romrell	117,250			—	173	(9)	304,928
Liberty Global Class A	—		65,588
Liberty Global Class C	—		121,917
JC Sparkman	143,000			—	138	(9)	330,643
Liberty Global Class A	—		65,588
Liberty Global Class C	—		121,917
J. David Wargo	21,175	(7)		9,606	12,975	(16)	331,086	(17)
Liberty Global Class A	34,045	(11)	65,588
Liberty Global Class C	65,780	(11)	121,917
_______________

(1)
Mr. Fries, our CEO and president, is not included in this table because he is a named executive officer and does not receive any additional compensation as a director. For information on Mr. Fries’ compensation, please see —Summary Compensation above.

(2)
The dollar amounts in the table reflect the grant date fair value of the option awards related to Liberty Global Class A shares and Liberty Global Class C shares at the time of grant in accordance with FASB ASC 718.

(3)	At December 31, 2018, our current directors had the following awards outstanding:

Name	Class	Options (#)

John C. Malone	Liberty Global Class A	115,971
	Liberty Global Class C	369,383
Andrew J. Cole	Liberty Global Class A	35,584
	Liberty Global Class C	76,388
Miranda Curtis	Liberty Global Class A	41,570
	Liberty Global Class C	94,487
John W. Dick	Liberty Global Class A	52,071
	Liberty Global Class C	125,849
Paul A. Gould	Liberty Global Class A	45,344
	Liberty Global Class C	105,762
Richard R. Green	Liberty Global Class A	50,656
	Liberty Global Class C	125,849
David E. Rapley	Liberty Global Class A	38,092
	Liberty Global Class C	89,099
Larry E. Romrell	Liberty Global Class A	38,762
	Liberty Global Class C	86,071
JC Sparkman	Liberty Global Class A	37,415
	Liberty Global Class C	89,959
J. David Wargo	Liberty Global Class A	50,595
	Liberty Global Class C	121,443

(4)
The dollar amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the above-market value of accrued interest, which is the portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the rate was set, on compensation previously deferred by such director under our Director Deferred Compensation Plan.

(5)
Mr. Malone serves without cash compensation. On May 1, 2018, our compensation committee granted Mr. Malone option awards for his services as chairman of the board, which options vest in three equal annual installments, commencing May 1, 2019.

(6)
Includes reimbursement for personal expenses related to the ownership of our shares and his service as our chairman ($500,000) and aggregate incremental cost attributable to personal use of our aircraft and the director’s spouse accompanying him on a business trip to and from Dublin, Ireland, plus the cost of ground transportation for the July 2018 board meeting. Also includes gifts from us valued at approximately $1,000 and the related tax gross-up ($197).

(7)
Amount includes $74 of Mr. Cole’s fees, $69 of Mr. Gould’s fees and $74 of Mr. Wargo’s fees, respectively, the payment of which each such director elected to defer pursuant to the Director Deferred Compensation Plan. Such deferred amounts accrue interest at the rate of 8.5% per annum, compounded daily until paid in full.

(8)
Includes our cost for a commercial airline ticket for such director’s spouse’s flight to and from Dublin, Ireland ($10,178) for the July 2018 board meeting, the cost of ground transportation, food and tours for his spouse while in Ireland for the July 2018 board meeting and gifts from us valued at less than approximately $1,000, plus the related tax gross-up ($217).

(9)	Represents the amount paid as a tax gross-up on gifts from us valued at approximately $1,000.

(10)
Such amount includes the value of 1,082 Liberty Global Class A shares and 2,162 Liberty Global Class C shares, the issuance of which Mr. Cole elected to defer pursuant to the Director Deferred Compensation Plan.

(11)	Represents the dollar amount of fees paid in our Liberty Global Class A shares and Liberty Global Class C shares at the election of the director.

(12)
Such amount includes health insurance premiums for the benefit of such director and her partner, a contribution to a non-profit organization made by Liberty Global at the request of Ms. Curtis ($30,000) and gifts from us valued at approximately $1,000, plus related tax gross-up ($137).

(13)
Such amount includes the value of 1,353 Liberty Global Class A shares and 2,703 Liberty Global Class C shares, the issuance of which Mr. Gould elected to defer pursuant to the Director Deferred Compensation Plan.

(14)
Amount includes $93,500 of Mr. Rapley’s fees, the payment of which he elected to defer pursuant to the Director Deferred Compensation Plan. Such deferred amount accrues interest at the rate of 8.5% per annum compounded daily until paid in full to him.

(15)
Includes our cost for commercial airlines ticket for such director’s spouse’s flight to and from Dublin, Ireland ($13,434) for the July 2018 board meeting, plus the cost of ground transportation, food and tours for his spouse while in Ireland. Also includes gifts from us valued at approximately $1,000, plus the related tax gross-up ($182).

(16)
Includes our cost for a commercial airline ticket for such director’s spouse flight to and from Dublin, Ireland ($10,095), the cost of ground transportation, food and tours for his spouse while in Ireland for the July 2018 board meeting, and gifts from us valued at approximately $1,000, plus the related tax gross-up ($197).

(17)
Such amount includes the value of 1,082 Liberty Global Class A shares and 2,162 Liberty Global Class C shares, the issuance of which Mr. Wargo elected to defer pursuant to the Director Deferred Compensation Plan.

RESOLUTION 4

4.
To approve, on an advisory basis, the annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2018, contained in Appendix A of this proxy statement (in accordance with requirements applicable to U.K. companies).

In accordance with the regulations promulgated under the Companies Act, we are providing our shareholders the opportunity to approve, on an advisory basis, the compensation paid to our directors for the year ended December 31, 2018. The annual report on the implementation of the directors’ compensation policy is set forth in Appendix A to this proxy statement beginning on page A-3. In accordance with the Companies Act, the implementation of the directors’ compensation policy has been approved by and signed on behalf of our board and will be delivered to the Registrar of Companies in the U.K. following the AGM.

We are asking our shareholders to indicate their support for the compensation packages we provided in 2018 as described in Appendix A under Annual Compensation Report. This vote is not intended to address any specific item of the report but rather the overall compensation packages for our directors.

This vote is advisory and therefore is not binding on Liberty Global or our board of directors. The outcome of this advisory vote will not overrule any portion of the compensation packages made available to our directors in 2018 and will not create or imply any additional fiduciary duties or change to the fiduciary duties of our board. However, we value the opinion of our shareholders and our board will consider the outcome of the vote when making future compensation packages available to directors, including our executive director.

Vote and Recommendation
The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 4.

Our board of directors unanimously recommends a vote “FOR” the approval of resolution 4.

RESOLUTION 5

5.
To approve an amendment to the Liberty Global 2014 Incentive Plan (As Amended and Restated effective February 24, 2015) to increase the number of ordinary shares authorized under such plan from 105,000,000 to 155,000,000.

At this AGM, we are asking our shareholders to approve the addition of 50 million ordinary shares to the 2014 Incentive Plan. If the resolution for the incentive plan amendment receives the requisite shareholder approval, this amendment will be reflected in the 2014 Incentive Plan, which will be restated as of the date of the AGM. Except for the share increase and administrative updates, all other terms and conditions of the 2014 Incentive Plan will remain the same.

Because of the significant decline in the market price of our ordinary shares, our board deemed the increase advisable in order to ensure that sufficient shares would be available for the compensation committee, in its sole discretion, to continue to make future grants of equity awards to eligible employees and independent contractors. For more information about the performance and other equity awards made under the 2014 Incentive Plan, see Executive Officers and Directors Compensation—Compensation Discussion and Analysis—Elements of the Compensation Packages and —Narrative Summary Compensation and Grants of Plan-Based Equity Awards.

As of April 1, 2019, equity awards based on an aggregate of 24,409,829 million Liberty Global Class A shares, 48,786 Liberty Global Class B shares and 50,023,311 million of Liberty Global Class C shares were outstanding under the 2014 Incentive Plan. The 2014 Incentive Plan had 15,511,698 ordinary shares available for grant as of April 1, 2019. These ordinary shares may be awarded in any class of ordinary shares under the 2014 Incentive Plan. The available ordinary shares do not reflect any reserve for ordinary shares that may be issued to pay installments of earned 2016 PSUs.

For the foregoing reason, we are requesting our shareholders to approve the increase in the number of ordinary shares available for issuance under the 2014 Incentive Plan. Subject to shareholder approval at the AGM, the maximum number of shares with respect to which awards may be granted under the 2014 Incentive Plan will increase to 155 million, subject to anti-dilution and other adjustment provisions of the 2014 Incentive Plan. The limit on the number of ordinary shares that may be awarded in Liberty Global Class B shares will remain unchanged. If the incentive plan amendment is not approved at the AGM, the maximum number of ordinary shares with respect to which awards may be issued under the 2014 Incentive Plan will remain at 105 million, subject to anti-dilution and other adjustment provisions of the 2014 Incentive Plan, of which no more than 50.25 million may be awarded in Liberty Global Class B shares. With limited exceptions, no person may be granted in any calendar year awards covering more than 8,004,000 million of our ordinary shares, of which no more than approximately four million ordinary shares may consist of Liberty Global Class B shares. In addition, no person may receive payment for cash awards under the 2014 Incentive Plan during any calendar year in excess of $10 million.

The following description reflects the terms and conditions of the 2014 Incentive Plan as proposed to be amended and is not intended to be complete. We refer you to the copy of the 2014 Incentive Plan included as Appendix B: Liberty Global 2014 Incentive Plan (Amended and Restated effective June 11, 2019) to this proxy statement for a complete statement of its terms and conditions.

Summary of 2014 Incentive Plan

The 2014 Incentive Plan permits the grant of the following awards (Awards): shares options (Options), restricted shares awards (Restricted Shares), SARs, RSUs and other grants of ordinary shares. Employees and consultants of Liberty Global and affiliated entities designated by our board may receive Awards under the 2014 Incentive Plan. The compensation committee has the authority to grant Awards under the 2014 Incentive Plan to employees and consultants, and may, under certain circumstances, delegate to our officers the authority to grant Awards to specified groups of employees and consultants. References in the following discussion to the compensation committee’s power to make grants of Awards and establish the terms of Awards shall include our officers to whom such power has been delegated by the compensation committee.

The Awards that will be granted under the 2014 Incentive Plan in the future to eligible employees and consultants are not determinable at this time because the compensation committee may choose to make Awards or may choose to decline to make Awards in accordance with the compensation committee’s existing policies and the terms of the 2014 Incentive Plan. The compensation committee has the sole discretion to determine the employees and consultants to whom Awards may be granted, the type of Awards granted and the manner in which the Awards will vest. Although we cannot predict the number of future award recipients, we estimate that there will be approximately1,000 employees of our company (including employees of our subsidiaries) who will be eligible to receive awards under the 2014 Incentive Plan. The 2014 Incentive Plan terminates February 29, 2024.

The board believes it is in the best interest of our company to approve the incentive plan amendment to the 2014 Incentive Plan. The approval of the incentive plan amendment will allow us to grant additional share based awards for the purpose of attracting and retaining new employees and to further compensate, where appropriate, employees that previously received awards under the 2014 Incentive Plan.

Our board of directors recommends that shareholders approve the incentive plan amendment to the 2014 Incentive Plan. The principal features of the 2014 Incentive Plan are summarized below:

Administration of the 2014 Incentive Plan.  The compensation committee will administer and interpret the 2014 Incentive Plan subject to the authority of the compensation committee to delegate certain functions to officers of Liberty Global. The compensation committee will be comprised of at least two individuals who meet the “non-employee directors” requirements of 16b-3 of the Exchange Act and “independent” requirement of ant principal securities exchange on which the ordinary shares are traded.

Adjustments.  The number of ordinary shares of Liberty Global is subject to adjustment on account of share splits, reverse share splits, share dividends, reclassifications, recapitalizations, reorganizations and other dilutive changes in the Liberty Global ordinary. The compensation committee also has discretion to make adjustments in the event of share dividend, alteration of capital, bonus issue, reorganization, exchange of ordinary shares, rights offering or any other changes in the outstanding ordinary shares necessary to pursue the benefits intended under the 2014 Incentive Plan.

Options.  The 2014 Incentive Plan provides for the grant of Options to employees. The compensation committee determines the Option term, which can be no longer than 10 years from the date of grant. The compensation committee determines the exercise price for each Option, which may be more than, or equal to, the fair market value of the ordinary shares subject to the Option on the date of grant. Notwithstanding the foregoing, the exercise price of Options to purchase Liberty Global Class C shares under the Virgin Media Sharesave for U.K. resident employees, which was approved by our shareholders in 2015, may not be less than 80% of the fair market value of such ordinary shares on the date of grant. As of April 1, 2019, we have granted Options under the 2014 Incentive Plan to purchase an aggregate of 1,135,748 Liberty Global Class C shares, which have seven-year terms. The exercise prices of the Liberty Global Class C Options range from $22.53 to $32.41 per share. The closing share price of the Liberty Global Class C shares was $24.15 as of April 1, 2019.

An Option holder may exercise an Option by written notice and payment of the exercise price (i) in cash, check or promissory note, (ii) through a broker’s transaction by directing a broker to sell all or a portion of such ordinary shares to pay the exercise price, (iii) by any other method approved by the compensation committee, or (iv) any combination of the foregoing methods.

Share Appreciation Rights.  SARs may be granted to employees or consultants and may entitle the recipient to ordinary shares, cash or a combination of both. A SAR may be granted under the 2014 Incentive Plan to the holder of an Option (a Related Option) with respect to all or a portion of the ordinary shares subject to the Related Option (a Tandem SAR) or may be granted separately to an eligible person (a Free Standing SAR). A Tandem SAR may be granted either concurrently with the grant of the Related Option or at any time thereafter and prior to the complete exercise, termination, expiration or cancellation of the Related Option. A Tandem SAR will be exercisable only at the time and to the extent that the Related Option is exercisable, may be subject to such additional limitations on exercisability as the related agreement may provide and may in no event be exercised after the complete termination or full exercise of the Related Option. Upon exercise of a Tandem SAR, unless the compensation committee provides otherwise, the holder will be entitled to receive an amount equal in value to the excess of the fair market value of a share of the applicable class of ordinary shares on the date of exercise over the exercise price of the Related Option, and the Related Option will be cancelled automatically to the extent of the number of ordinary shares with respect to which such Tandem SAR is exercised. Upon the exercise or termination of the Related Option, the Tandem SAR will be canceled automatically to the extent of the number of shares of the ordinary shares with respect to which the Related Option was so exercised or terminated.

Free Standing SARs will be exercisable at the time, to the extent and upon the terms and conditions determined by the compensation committee. On the date of grant of a Free Standing SAR, the compensation committee will determine the base price per share of the SAR, which may be more than or equal to the fair market value of the applicable class of ordinary shares on such date. Upon exercise of a Free Standing SAR, unless the compensation committee provides otherwise, the holder will be entitled to receive for each share of the applicable class of ordinary shares with respect to which the SAR is exercised, an amount equal to the excess of the fair market value of such ordinary shares on the date of exercise over the base price per share of such SAR. Amounts payable pursuant to the exercise of a SAR (whether a Tandem SAR or a Free Standing SAR) shall be paid in shares of the applicable class of ordinary shares (valued at their fair market value on the date of exercise of the SAR) or in cash or a combination thereof as specified by the compensation committee in its sole discretion. However, unless the compensation committee provides otherwise, an exercisable Free Standing SAR will be exercised automatically for ordinary shares on its expiration date. The compensation committee may, in its sole discretion, provide for a limit on the amount payable to the holder of the SAR, either upon exercise or in the aggregate, and may establish such other rules and regulations with respect to each grant of SARs as it may determine. As of April 1, 2019, we have granted Free Standing SARs under the 2014 Incentive Plan with respect to (a) an aggregate of 11,395,800 Liberty Global Class A Shares and 22,858,031 Liberty Global Class C Shares, which have seven-year terms and (b) an aggregate of 7,803,316 Liberty Global Class A Shares and 15,606,632 Liberty Global Class C Shares, which have 10-year terms. The base prices of the Liberty Global Class A SARs range from $24.90 to $45.62 per share, and the base prices of the Liberty Global Class C SARs range from $24.15 to $42.49 per share. The closing share price of the Liberty Global Class A shares was $24.90 as of April 1, 2019.

Restricted Share Awards.  The compensation committee may grant Restricted Share Awards consisting of ordinary shares with such restrictions as the compensation committee shall determine, including but not limited to a period of time which must elapse (the Restricted Period) or such other restrictions, terms and conditions that must be fulfilled, applicable to the vesting of the Restricted Shares. Restricted Shares shall constitute issued and outstanding ordinary shares for all corporate purposes. Upon becoming the holder of record of the Restricted Shares, the holder will have the right to vote Restricted Shares and to receive such dividends and other distributions, which are paid or distributed on such Restricted Shares, as the compensation committee may designate, and generally to exercise all other rights as a holder of ordinary shares, except that, until the restrictions elapse: (a) such holder will not be entitled to take possession of the share certificates representing the Restricted Shares; (b) other than dividends and distributions as the compensation committee may designate, our company will retain custody of all distributions and such distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Share; and (c) such holder may not sell, transfer or otherwise dispose of the Restricted Shares. A breach of any restrictions, terms or conditions established by the compensation committee with respect to any Restricted Share Award will cause a forfeiture of the Restricted Shares.

Upon expiration of the applicable Restriction Period and the satisfaction of any other applicable conditions, all or part of the Restricted Shares, and any unpaid dividend or distributions with respect to such number of Restricted Shares, will become vested. Any Restricted Share which does not vest will be forfeited, along with any unpaid dividends or distributions attributable thereto.

Restricted Share Units.  The 2014 Incentive Plan also authorizes the compensation committee to grant RSUs to eligible persons. Awards of RSUs are valued in whole or in part by reference to, or are otherwise based on, the fair market value of the underlying ordinary shares. The compensation committee will determine all terms and conditions of RSU Awards. The provisions of any RSU Award need not be the same with respect to each recipient and are subject to such rules as the compensation committee may establish at the time of grant.

Bonus Shares.  Under the 2014 Incentive Plan, the compensation committee may grant bonus shares to eligible persons. Bonus shares may be outright grants of ordinary shares or may be grants of ordinary shares subject to certain specified performance or employment goals.

Performance Awards. The compensation committee may designate any Award under the 2014 Incentive Plan as a performance award. A performance award is subject to the achievement of performance objectives over a performance period, each as established by the compensation committee.

Non Transferability.  Except as permitted by law, unless otherwise determined by the compensation committee and provided in the Award Agreement, Awards are non-transferable, except by will or pursuant to the laws of descent and distribution or pursuant to a domestic relations order and, except as otherwise required pursuant to a domestic relations order, Awards may be exercised during the lifetime of the holder thereof only by such holder (or his or her court appointed legal representative).

Effect of Termination of Services.  Unless the compensation committee specifies otherwise, the following provisions apply with respect to the exercisability of an Award following the termination of the holder’s services. If a holder’s employment or directorship terminates after the Award’s grant date for any reason other than death, disability or retirement, any unvested portion of the Award is void for all purposes and any vested Options or SARs may be exercised during the period specified in the applicable award agreement. If the holder’s employment or directorship terminates because the holder dies or becomes disabled, Options, SARs, Restricted Shares and RSUs will become fully vested. If the holder’s employment or directorship terminates because the holder retires, Awards other than performance awards will become vested as if the holder was employed through the first anniversary of the holder’s retirement, and any vested and unexercised Options and SARs will remain exercisable until the earlier of the date that is two years after the holder’s retirement or the original expiration of the Option or SAR. If the holder’s employment or directorship terminates for cause, any unvested Awards, and any unexercised Options and SARs, will immediately be forfeited and terminate. The effect, if any, of a termination of service on a performance award will be specified in the applicable award agreement.

Change in Control.  The 2014 Incentive Plan describes three categories of change-in-control events. An Unapproved Control Purchase occurs when a person or entity, subject to specified exceptions, acquires beneficial ownership of at least 20% of the combined voting power of our outstanding securities ordinarily having the right to vote in the election of directors in a transaction that has not been approved by our board of directors. A Board Change occurs if, during any two-year period, persons comprising the board of directors at the beginning of the period cease to be a majority of the board, unless the new directors were nominated or appointed by two-thirds of the continuing original directors. A Reorganization occurs when our board approves certain transactions such as (a) a merger, consolidation or binding share exchange that results in the shareholders of our company prior to the transaction owning less than a majority of the combined voting power of our capital stock after the transaction or in which our ordinary shares are converted into cash, securities or other property, subject to certain exceptions, (b) a plan of liquidation of our company, or (c) a sale of substantially all the assets of our company. If an Unapproved Control Purchase, Board Change or Reorganization occurs, unless the compensation committee provides for replacement awards after a Reorganization, Options, SARs, Restricted Shares, RSUs will become vested in full, with Options and SARs remaining exercisable for the period specified in, and performance awards being treated as specified in, the applicable award agreement.

Amendment and Termination.  The compensation committee may amend, terminate or modify the 2014 Incentive Plan in any respect at any time, but no action can adversely affect the rights of the holder of an Award without the Award holder’s consent.

Federal Income Tax Consequences.  The following summary generally describes the principal U.S. federal (but not foreign, state or local) income tax consequences of certain Awards made pursuant to the 2014 Incentive Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular recipient or to Liberty Global. In particular, this summary is qualified in its entirety by the discussion of Section 162(m) of the Code, discussed below under Certain Tax Code Limitations on Deductibility. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

Options; SARs. Holders will not realize taxable income upon the grant of an Option or a Tandem SAR or Free-Standing SAR. Upon the exercise of an Option, the holder will recognize ordinary income (subject to withholding, if applicable) in an amount equal to the excess of (1) the fair market value on the date of exercise of the ordinary shares purchased over (2) the exercise price (if any) he or she paid for the ordinary shares. Upon the exercise of a SAR, the holder will recognize ordinary income (subject to withholding, if applicable) in an amount equal to the excess of (1) the fair market value on the date of exercise of the ordinary shares underlying the SAR over (2) the base price of the SAR. The holder will generally have a tax basis in any ordinary shares received pursuant to the exercise of a SAR, or pursuant to the cash exercise of an Option, that equals the fair market value of such ordinary shares on the date of exercise. Subject to the discussion under Certain Tax Code Limitations on Deductibility below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount of the compensation income recognized by the holder under the foregoing rules. The disposition of the ordinary shares acquired upon exercise of an Option or a SAR will ordinarily result in capital gain or loss.
Cash Awards; Bonus Shares; RSUs; Restricted Shares. A holder will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the holder to draw upon it. A holder will recognize ordinary compensation income upon receipt of bonus shares equal to the fair market value of the bonus shares less the amount, if any, paid by the holder for such shares. A holder will not have taxable income upon the grant of an RSU but rather will generally recognize ordinary compensation income at the time the holder receives cash in satisfaction of such RSU or Shares in satisfaction of such RSU in an amount equal to the cash or the fair market value of the ordinary shares received. Dividend equivalents, if any, paid to the holder will be ordinary compensation income to the holder.
Generally, a holder will not recognize taxable income upon the grant of Restricted Shares, and the company will not be entitled to any federal income deduction upon the grant of such award. The value of the Restricted Shares will generally be taxable to the holder as compensation income in the year or years in which the restrictions on the ordinary shares lapse. Such value will equal the fair market value of the ordinary shares on the date or dates the restrictions terminate. A holder who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the holder recognizes income under the rules described above with respect to the cash or the ordinary shares received pursuant to awards.
Subject to the discussion under Certain Tax Code Limitations on Deductibility below, the company will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount of the compensation income recognized by the holder under the foregoing rules.
Section 409A. Section 409A of the Code (Section 409A) generally provides that any deferred compensation arrangement must meet specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the advance election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A results in the holder being subject to immediate taxation of any deferred amounts, to the extent not subject to a substantial risk of forfeiture, plus interest, and an additional 20% tax on such deferred amounts that are subject to immediate taxation. It is our company’s intent to structure awards under the 2014 Incentive Plan in a manner that either complies with Section 409A or results in the award being exempt from Section 409A, as applicable.
Certain Tax Code Limitations on Deductibility. In order for our company to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability to obtain a deduction for future payments under the 2014 Incentive Plan could also be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change of control of an employer are not deductible. Our ability to obtain a deduction for amounts paid under the 2014 Incentive Plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. For periods prior to 2018, certain exceptions apply to this limitation in the case of qualified performance-based compensation. At that time, we designed the grant and payment of qualified performance-based compensation (including certain Options and SARs) under the 2014 Incentive Plan so as to be eligible for the performance-based exception. However, the performance based exception to Section 162(m) of the Code was repealed effective for periods after 2017, such that compensation paid to certain of our employees will not be deductible in excess of $1 million unless the compensation qualifies for transition relief. To the extent applicable, we intend to comply with the transition relief in order to preserve deductions with respect to outstanding awards.
Benefits to be Received Under the 2014 Incentive Plan.  The benefits to be received in the future under the 2014 Incentive Plan are indeterminable as all grants are determined by the compensation committee in its discretion and no arrangements have been made at this time with respect to the additional shares to be added to the 2014 Incentive Plan pursuant to the incentive plan amendment.

Vote and Recommendation
The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 5.

Our board of directors unanimously recommends a vote “FOR” the approval of resolution 5.

RESOLUTIONS 6, 7 AND 8

6.	To ratify the appointment of KPMG LLP (U.S.) as Liberty Global’s independent auditor for the year ending December 31, 2019.

7.
To appoint KPMG LLP (U.K.) as Liberty Global’s U.K. statutory auditor under the U.K. Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before Liberty Global).

8.	To authorize the audit committee of Liberty Global’s board of directors to determine the U.K. statutory auditor’s compensation.
As provided in its charter, the audit committee selects our independent auditor, approves in advance all auditing and permissible non-auditing services to be performed by our independent auditor and reviews the scope of our annual audit. The audit committee has evaluated the performance of KPMG LLP (U.S.) and has selected it as our independent auditor for the fiscal year ending December 31, 2019. In addition to our independent auditor, as a U.K. company, we are also required to have a U.K. statutory auditor. Our board has selected KPMG LLP (U.K.), the U.K. affiliate of KPMG LLP (U.S.), to serve as our statutory auditors under the Companies Act. We are asking our shareholders to ratify the selection of KPMG LLP (U.S.) as our independent auditor and to appoint KMPG LLP (U.K.) as our U.K. statutory auditor.
Even if the selection of KPMG LLP (U.S.) is ratified, the audit committee of our board in its discretion may direct the appointment of a different U.S. independent accounting firm at any time during the year if our audit committee determines to make such a change. In the event our shareholders fail to ratify the selection of KPMG LLP (U.S.), our audit committee will consider whether to select other auditors for the year ending December 31, 2019.
In accordance with the Companies Act, our audit committee approves, on an annual basis, the fees paid to our U.K. statutory auditors after authorization by our shareholders. Therefore, we are asking our shareholders to authorize our audit committee to determine the fee to be paid KPMG LLP (U.K.) as our U.K. statutory auditors in accordance with the audit committee’s procedures and applicable law.
Representatives of KPMG LLP (U.S.) and KMPG LLP (U.K.) are expected to be present at the AGM, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Vote and Recommendation
The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 6 to ratify the selection of KPMG LLP (U.S.) as our independent auditors for the year ending December 31, 2019, to approve resolution 7 to appoint KPMG LLP (U.K.) as our U.K. statutory auditors under the Companies Act and to approve resolution 8 to authorize the audit committee to determine our U.K. statutory auditor’s fee.
Our board of directors recommends a vote “FOR” each of resolutions 6, 7 and 8.

Audit Fees and All Other Fees
The following table presents fees for professional audit services rendered by KPMG LLP and its international affiliates (including KPMG LLP (U.K.)) during the indicated periods for the audit of our consolidated financial statements and the separate financial statements of certain of our subsidiaries and for other services rendered by KPMG LLP and its international affiliates.
Fees billed in currencies other than U.S. dollars were translated into U.S. dollars at the average exchange rate in effect during the applicable year.

	Year ended December 31,
	2018	2017
	in thousands

Audit fees (1)	$11,983	$12,921
Audit related fees (2)	106	155
Audit and audit related fees	12,089	13,076
Tax fees (3)	—	9
All other services (4)	79	—
Total fees	$12,168	$13,085
_______________

(1)
Audit fees include fees for the audit and quarterly reviews of our 2018 and 2017 consolidated financial statements, audit of internal controls over financial reporting, statutory audits, audits required by covenants and fees billed in the respective periods for professional consultations with respect to accounting issues, offering memoranda, registration statement filings and issuance of consents.

(2)
Audit related fees for 2018 and 2017 include fees for audit services performed in connection with the application of SEC rules and regulations and other assurance and attestation services not required by statute or regulation.

(3)	Tax fees for 2017 include fees billed for tax compliance and consultations regarding the tax implications of certain transactions.

(4)	All other services for 2018 include fees billed for services related to the evaluation of the network security and operation of our networks.
Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and does not believe that the provision of such services is incompatible with KPMG LLP maintaining its independence. Our audit committee approved the provision of all the services described in the table above.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Our audit committee adopted a policy regarding the pre-approval of all audit and certain permissible audit-related and non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has pre-approved the engagement of our independent auditor to provide:

•
audit services as specified in the policy, including (a) financial statement audits for us required by statute or regulatory authority, excluding the audit of our annual financial statements, (b) financial statement audits of our subsidiaries required by statute or regulatory authority, (c) services associated with registration statements, periodic reports and other documents filed with the SEC, such as consents, comfort letters and responses to comment letters, (d) attestations required by statute or regulatory authority and (e) consultations with management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules of applicable regulatory and standard setting bodies (when such consultations are considered “audit services” under the SEC rules promulgated pursuant to the Exchange Act);

•
audit-related services as specified in the policy, including (a) due diligence services relating to potential business acquisitions and dispositions, (b) financial statement audits of employee benefit plans, (c) consultations with management with respect to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules of applicable regulatory and standard setting bodies (when such consultations are considered “audit-related services” and not “audit services” under the SEC rules promulgated pursuant to the Exchange Act), (d) attestation services not required by statute or regulation, (e) closing balance sheet audits pertaining to dispositions, (f) assistance with implementation of the requirements of SEC, International Accounting Standards Board or Public Company Accounting Oversight Board rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act, (g) services associated with offering memoranda and other documents filed with or required by applicable regulators, such as consents, comfort letters and responses to comment letters, (h) internal control reviews and assistance with internal control reporting requirements and (i) financial statement audits of our subsidiaries and affiliates not required by statute or regulatory authority but required by contract or other internal reasons;

•
tax services as specified in the policy, including (a) planning, advice and compliance services in connection with the preparation and filing of U.S. federal, state, local or international taxes, (b) review or preparation of U.S. federal, state, local and international income, franchise and other tax returns, (c) assistance with tax audits and appeals before the IRS or similar local and foreign agencies, (d) tax advice regarding statutory, regulatory or administrative developments, (e) expatriate tax assistance and compliance, (f) mergers and acquisitions tax due diligence assistance and (g) tax advice and assistance regarding structuring of mergers and acquisitions; and

•	non-audit services as specified in the policy, currently limited to assistance with environmental and sustainability reporting.
Notwithstanding the foregoing general pre-approval, our audit committee approval is specifically required for (1) any individual project involving the provision of pre-approved audit and audit-related services that is expected to result in fees in excess of $150,000 and (2) any individual projects involving any other pre-approved service described above that is expected to result in fees in excess of $75,000. In addition, any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to its chairman, provided that the fees for any individual project for which such approval is requested are not, in the reasonable judgment of the chairman, likely to exceed $200,000. At each audit committee meeting, the chairman’s approval of services provided by our independent auditors is subject to disclosure to the entire audit committee. Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.
Audit Committee Report
The audit committee reviews Liberty Global’s financial reporting process on behalf of its board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Liberty Global’s independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of Liberty Global’s audited consolidated financial statements with accounting principles generally accepted in the U.S. (GAAP) and on the effectiveness of Liberty Global’s internal control over financial reporting.
The audit committee has reviewed and discussed with management and KPMG LLP, Liberty Global’s most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of Liberty Global’s internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of Liberty Global’s internal control over financial reporting. The audit committee has also discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications With Audit Committees), including the auditors’ judgment about the quality of Liberty Global’s accounting principles, as applied in its financial reporting.
The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board that relate to the auditors’ communications with the audit committee concerning independence from Liberty Global and its subsidiaries, and has discussed with Liberty Global’s independent auditors their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to Liberty Global’s board of directors that the audited financial statements be included in Liberty Global’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 27, 2019 and amended on Form 10-K/A on March 27, 2019.
Submitted by the Members of the Audit Committee:
Miranda Curtis
John W. Dick
Paul A. Gould (chairman)
J. David Wargo

RESOLUTION 9

9.
To approve the form agreements and counterparties pursuant to which Liberty Global may conduct the purchase of its ordinary shares in the capital of Liberty Global and authorize all or any of Liberty Global’s directors and senior officers to enter into, complete and make purchases of ordinary shares in the capital of Liberty Global pursuant to the form of agreements and with any of the approved counterparties, which approvals will expire on the fifth anniversary of the 2019 annual general meeting.

We are asking you to approve the form agreements and counterparties pursuant to which Liberty Global may conduct the purchase of its ordinary shares in the capital of Liberty Global and authorize all or any of Liberty Global’s directors and senior officers to enter into, complete and make purchases of ordinary shares in the capital of Liberty Global pursuant to the form of agreements and with any of the approved counterparties, which approvals will expire on the fifth anniversary of the 2019 annual general meeting.
Liberty Global is focused on delivering long-term value creation for shareholders through organic growth, disciplined and opportunistic mergers, acquisitions and dispositions in combination with a levered-equity capital structure. A core part of this levered-equity approach is returning capital to shareholders through share repurchases. We have undertaken various forms of share repurchases since our predecessor LGI was established in 2005, and we anticipate that share repurchases will remain a core pillar of our long-term value creation strategy. Under the Companies Act, we, like other U.K. companies, are prohibited from purchasing our outstanding ordinary shares unless such purchases have been approved by a resolution of our shareholders. Shareholders may approve two different types of such share purchases: “on-market” purchases or “off-market” purchases. “On-market” purchases may only be made on a “recognized investment exchange”, as defined in section 693(5) of the Companies Act. This U.K. statutory definition does not include NASDAQ, which is the only exchange on which our shares are traded. As such, we may only conduct “off-market” purchases pursuant to a form of share repurchase contract which has been approved by our shareholders. Since becoming a U.K. incorporated company, we have sought, from time to time, shareholder approvals for buyback resolutions when the terms or identity of our counterparties have changed. Shareholder authorization for share purchases may only be for a maximum period of up to five years.
Our share repurchases generally may be effected through “off-market” share repurchases, including (i) pursuant to Rule 10b5-1 and Rule 10b-18 plans; (ii) accelerated share repurchase programs; (iii) block trades with specified shareholders; and (iv) public self-tender offers, including fixed price and Dutch auction tender offers, in each case, with the assistance of investment banks as counterparties. U.S. incorporated, NASDAQ-listed companies generally have the ability to effect share repurchases through any of these means without the requirement to obtain shareholder approval. Our board of directors may authorize any, all or none of the foregoing share repurchase transactions, and the terms and conditions of any repurchase, including the timing, manner, quantum and other terms, will be undertaken in accordance with the New Master Put/Call Agreements (as defined below) and applicable law.
 During the five-year share repurchase period contemplated by this resolution, our board of directors will be empowered to determine, within the limits set forth by the share buyback authorization and in accordance with applicable law, the manner, timing and conditions, including amounts involved, of any share repurchases by establishing specific share repurchase programs (e.g., Rule 10b5-1 and/or Rule 10b-18 plans), accelerated share repurchases, block trades and/or self-tender offers. Any such share repurchases will depend on a variety of elements, including Liberty Global’s business plans, financial performance and market conditions, and will be subject to applicable corporate laws, securities laws and stock exchange rules. There cannot be any assurance as to the timing or volume of shares, if any, ultimately repurchased under any share repurchase transaction. Our board of directors believes that the proposed share repurchase resolution constitutes an additional instrument for capital allocation and reflects its confidence in the fundamentals and long-term outlook of Liberty Global, and provides additional flexibility to manage capital and generate value for shareholders.
Further details of any proposed share repurchase transactions, including detailed terms and conditions, a precise price range, volumes, and explanations as to how shareholders may tender or participate, will be sent to shareholders as applicable if our board of directors determines to undertake any such transaction. At such time, shareholders will be able to choose whether they wish to participate.
Our shareholders approved our existing form of Master Put/Call Agreements (Existing Master Put/Call Agreements) and counterparties at our 2018 annual general meeting of shareholders through which some of our “off-market” share repurchases are conducted.  The proposed new Master Put/Call Agreements (New Master Put/Call Agreements) are substantially similar to the Existing Master Put/Call Agreements that we currently have in place but we are seeking to enter into these New Master Put/Call Agreements to enable us to supplement our existing program and add and/or update certain provisions to reflect updated legislation and regulatory requirements that certain of our counterparties are now subject to and on the basis that, over time, share repurchases will be done under the New Master Put/Call Agreements rather than the Existing Master Put/Call Agreements.
Each New Master Put/Call Agreement grants to the counterparty thereto the option to require our company to purchase, and grants to us the option to require the counterparty to sell, shares of Liberty Global owned by it in consideration of the payment by us to the counterparty of an amount in cash, which may include a premium over the price paid by such counterparty for such shares. Each New Master Put/Call Agreement permits multiple exercises of the options granted pursuant to it.
Under the Companies Act, any shares owned by the counterparty pursuant to the New Master Put/Call Agreements being voted upon cannot be counted towards determining whether the resolution approving the New Master Put/Call Agreements has been passed.
We may only enter into New Master Put/Call Agreements with counterparties approved by our shareholders. We therefore are seeking approval to conduct repurchases through the following counterparties and their controlled affiliates from time to time:

Bank of America N.A.	Credit Suisse Capital LLC
Barclays Capital Inc.	Goldman Sachs & Co. LLC
Barclays Bank Plc	Goldman Sachs Financial Markets, L.P.
BofA Securities Inc.	Goldman Sachs International
Citibank, N.A.	HSBC Securities (USA) Inc.
Citigroup Global Markets Inc.	J.P. Morgan Securities, LLC
Credit Suisse AG, Dublin Branch	JPMorgan Chase Bank, National Association London Branch
Credit Suisse Securities (USA) LLC	Merrill Lynch, Pierce, Fenner & Smith Inc.
Credit Suisse International

Approval of the New Master Put/Call Agreements and counterparties is not an approval of any specific share repurchase program or transaction or the amount or timing of any repurchase activity. There can be no assurance as to whether we will continue to repurchase any of our shares or as to the amount of any such repurchases.
If this resolution is approved, we may repurchase shares, via “off-market” share repurchases, including but not limited to, pursuant to (i) Rule 10b5-1 and/or Rule 10b-18 plans; (ii) accelerated share repurchase programs; (iii) block trades with specified shareholders; and (iv) public self-tender offers, including fixed price and Dutch auction tender offers, in each case, with the assistance of investment banks as counterparties pursuant to the New Master Put/Call Agreements with the approved counterparties until the fifth anniversary of the 2019 annual general meeting of shareholders.
If this resolution is not approved, we will, to the extent possible, continue to repurchase shares under our currently approved forms of contracts with existing counterparties until the expiration of that approval. Market conditions, execution mechanics and standards of terms change over time and the existing arrangements under our Existing Master Put/Call Agreements may not be sufficient to effect efficient share repurchases. In such a situation, in order to continue repurchasing shares we may be required to seek shareholder approval of the form of contract and counterparties at a future general meeting.
Copies of the New Master Put/Call Agreements will be made available for inspection by our shareholders at Liberty Global’s registered office at Griffin House, 161 Hammersmith Rd, London W6 8BS, United Kingdom for the period from the date that is 15 days prior to the AGM and ending on the date of the AGM. Copies of the New Master Put/Call Agreements will also be available for inspection at the AGM.
Vote and Recommendation
The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 9.
Our board of directors unanimously recommends a vote “FOR” resolution 9.

RESOLUTION 10

10.	To authorize Liberty Global's board of directors generally and unconditionally, in accordance with section 551 of the Companies Act 2006 (the Companies Act), to:

a.
exercise all the powers of Liberty Global to allot shares in Liberty Global and to grant rights to subscribe for or to convert any security into shares in Liberty Global up to an aggregate nominal amount of $20,000,000 for a period expiring (unless previously renewed, varied or revoked by Liberty Global) on the date which is five years from the date of this resolution or at the end of the fifth annual general meeting of Liberty Global following the date of this resolution, whichever is the sooner; and

b.
make offers or enter into agreements which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after expiry of the authority described in this resolution and Liberty Global's board of directors may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired.

This authority replaces all subsisting authorities previously granted to Liberty Global's board of directors for the purposes of section 551 of the Companies Act which, to the extent unused at the date of this resolution, are revoked with immediate effect, without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made under such authorities.
Under the U.K. Companies Act 2006, our board of directors cannot allot shares in Liberty Global (other than pursuant to an employees' share scheme) unless they are authorized to do so by Liberty Global in general meeting.
Our articles of association currently authorize our board of directors, for a period up to five years from February 24, 2015, to allot shares in Liberty Global and to grant rights to subscribe for or to convert or exchange any security into shares of Liberty Global up to an aggregate nominal amount of $20.0 million. We refer to this as the "2015 general authority". The 2015 general authority will expire on February 23, 2020.
The purpose of resolution 10 is to give our board of directors the same general authority regarding the allotment of new shares and grant of rights to subscribe for or convert any securities into shares up to an aggregate nominal value of $20.0 million as our articles currently do, thus effectively renewing the existing authority for five years from the date of the general meeting. We refer to this as the "new general authority". If approved, the new general authority will lapse, unless previously renewed, varied or revoked by Liberty Global in general meeting, on the date which is five years from the date of the resolution granting the authority or, if sooner, of the fifth annual general meeting following the date of such resolution.
Our board of directors has no present intention, otherwise than in relation to Liberty Global's employees' share schemes, of exercising the new general authority but believes it is in the interests of shareholders for our board of directors to have flexibility to allot shares should their intentions change.
The shares allotted and issued pursuant to the new general authority may comprise (in whole or in part) preference shares or other shares, in one or more classes with such rights, preferences and restrictions as or board of directors may determine in our articles of association.
Vote and Recommendation
The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 10.
Our board of directors unanimously recommends a vote “FOR” resolution 10.

RESOLUTION 11

11.
Subject to the passing of resolution 10, to empower Liberty Global's board of directors generally, in accordance with section 570 of the Companies Act, to allot equity securities (as defined in section 560 of the Companies Act) for cash, pursuant to the authority conferred by resolution 10, as if section 561(1) of the Companies Act did not apply to the allotment, provided that:

a.	this power is limited to the allotment of equity securities up to an aggregate nominal amount of $20,000,000; and

b.
unless previously renewed, varied or revoked by Liberty Global, this power will expire on the date which is five years from the date of this resolution or at the end of the fifth annual general meeting of Liberty Global following the date of this resolution, whichever is the sooner, save that Liberty Global's board of directors may make offers or enter into agreements which would or might require equity securities to be allotted after its expiry and the directors may allot equity securities pursuant to such an offer or agreement as if this power had not expired.

This authority replaces all subsisting powers previously granted to Liberty Global's board of directors for the purposes of section 570 of the Companies Act which, to the extent unused at the date of this resolution, are revoked with immediate effect, without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made under such powers.
Under the Companies Act, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees' share scheme) must be offered first to the existing equity shareholders in proportion to their holdings, unless a special resolution (i.e., at least 75% of votes cast) has been passed in general meeting disapplying such pre-emption. Resolution 11 therefore seeks a disapplication of pre-emption rights for cash issues of equity securities up to an aggregate nominal amount of $20.0 million.
Our articles of association currently authorize our board of directors, for a period up to five years from February 24, 2015, to allot shares in Liberty Global and to grant rights to subscribe for or to convert or exchange any security into shares of Liberty Global, for cash issues up to an aggregate nominal amount of $20.0 million, as if the rights of pre-emption applicable under the Companies Act did not apply. This authority will expire on February 23, 2020.
Our board of directors have decided to seek a new disapplication of pre-emption rights for cash issues to replace the existing authority. Resolution 11 is conditional upon resolution 10 receiving the requisite shareholder approval. If resolution 11 is passed, it would allow our board of directors, pursuant to the authority to allot granted by resolution 10, to allot shares in Liberty Global and to grant rights to subscribe for or to convert or exchange any security into shares of Liberty Global up to an aggregate nominal amount of $20.0 million without first offering them to existing shareholders in proportion to their existing holdings.
Resolution 11 will be required to be passed as a special resolution and, if passed, this power will expire, unless previously renewed, varied or revoked by Liberty Global in general meeting, on the date which is five years from the date of the resolution granting the authority or, if sooner, of the fifth annual general meeting following the date of such resolution.
Vote and Recommendation
The affirmative vote of at least 75% of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 11.
Our board of directors unanimously recommends a vote “FOR” resolution 11.

INCENTIVE PLANS
In January 2014, our shareholders approved the 2014 Incentive Plan and the 2014 Director Plan (collectively, the 2014 Plans). In February 2015, our shareholders also approved an amendment to the 2014 Incentive Plan to permit sub-plans for the purpose of offering employees of certain of our operations the opportunity to participate in a save as you earn option scheme by applying for options to purchase Liberty Global Class C shares at a discount. A maximum of 2,500,000 Liberty Global Class C shares of the total shares available for grant under the 2014 Incentive Plan has been allocated for these sub-plans. In all other cases, we may generally grant non-qualified share options, SARs, restricted shares, RSUs, cash awards, performance awards or any combination of the foregoing under either of these incentive plans. Ordinary shares issuable pursuant to awards made under the 2014 Plans will be made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. These awards may be granted at or above fair value in any class of our ordinary shares. The maximum number of ordinary shares of Liberty Global with respect to which awards may be issued under the 2014 Incentive Plan and the 2014 Director Plan is 105 million (of which no more than 50.25 million shares may consist of Class B ordinary shares) and 10.5 million, respectively, in each case, subject to anti-dilution and other adjustment provisions in the respective plan. If resolution 5 is approved by our shareholders, the number of ordinary shares available under the 2014 Incentive Plan would increase by 50,000,000.
Awards under the 2005 Director Plan issued prior to June 2013 are fully vested and expire 10 years after the grant date. We assumed the Virgin Media 2010 Incentive Plan when we acquired Virgin Media in 2013. Awards under the Virgin Media 2010 Incentive Plan issued prior to the June 7, 2013 closing date have a 10-year term and are fully vested.
Awards (other than performance-based awards) under the 2014 Incentive Plan and the Virgin Media 2010 Incentive Plan issued after June 7, 2013 and under the 2005 Incentive Plan issued after June 2005, generally (1) vest 12.5% on the six month anniversary of the grant date and then vest at a rate of 6.25% each quarter thereafter and (2) expire seven years after the grant date. Commencing with grants made in 2019, the term has been increased to 10 years. Awards (other than RSUs) issued after June 2005 and before June 2013 under the 2005 Director Plan generally vested in three equal annual installments, provided the director continues to serve as director immediately prior to the vesting date, and expire 10 years after the grant date. Awards (other than restricted shares and RSUs) issued in June 2013 under the 2005 Director Plan and thereafter under the 2014 Director Plan have the same terms as the prior awards, except they expire seven years after the grant date. Commencing with the grants made on the date of the AGM, the expiration date will again be 10 years from date of grant. Restricted shares and RSUs granted under the 2014 Director Plan vest on the date of the first annual general meeting of shareholders following the grant date. These awards may be granted at or above fair value in any class of ordinary shares, except for shares acquired under a sharesave plan available to Virgin Media employees. On February 24, 2015, our shareholders approved amendments to the 2014 Incentive Plan to permit the grant to employees of our subsidiary Virgin Media of options to acquire our Liberty Global Class C shares at a discount to the market value of such shares.
Although the 2014 Plans do not prohibit our compensation committee or board of directors, without prior shareholder approval, from repricing outstanding options or SARs, it is our policy that, except for anti-dilution adjustments provided by the 2014 Plans in connection with corporate transactions, the exercise or base price of ordinary shares for any outstanding option or SAR granted under the 2014 Plans will not be decreased after the date of grant nor will an outstanding option or SAR granted under the 2014 Plans be surrendered to our company as consideration for the grant of a new option or SAR with a lower exercise or base price, cash or a new award unless there is prior approval by our shareholders. Any other action that is deemed to be a repricing under any applicable rule of NASDAQ shall be prohibited unless there is prior approval by our shareholders.

The following table sets forth information as of December 31, 2018 with respect to our ordinary shares that are authorized for issuance under our equity incentve plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)	Weighted average exercise price of outstanding options, warrants and rights (1)(2)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
Liberty Global 2014 Incentive Plan (3):
Total ordinary shares available for issuance			46,220,904
Liberty Global Class A ordinary shares	12,367,221	$34.24
Liberty Global Class C ordinary shares	24,805,745	$33.08
Liberty Global 2014 Nonemployee Director Incentive Plan (4):
Total ordinary shares available for issuance			9,108,222
Liberty Global Class A ordinary shares	375,213	$33.44
Liberty Global Class C ordinary shares	879,726	$31.68
Liberty Global 2005 Incentive Plan (5):			—
Liberty Global Class A ordinary shares	3,936,125	$26.94
Liberty Global Class C ordinary shares	11,813,648	$25.57
Liberty Global 2005 Director Incentive Plan (5):			—
Liberty Global Class A ordinary shares	130,847	$17.31
Liberty Global Class C ordinary shares	404,564	$16.61
Virgin Media 2010 Incentive Plan (5):			—
Liberty Global Class A ordinary shares	278,395	$25.17
Liberty Global Class C ordinary shares	1,985,006	$24.57
Equity compensation plans not approved by security holders:
None	—		—
Totals:
Total ordinary shares available for issuance			55,329,126
Liberty Global Class A ordinary shares	17,087,801
Liberty Global Class C ordinary shares	39,888,689
 _______________

(1)
This table includes SARs and PSARs with respect to 16,507,547 and 37,221,183 Liberty Global Class A shares and Liberty Global Class C shares, respectively. Upon exercise, the appreciation of a SAR, which is the difference between the base price of the SAR and the then-market value of the respective underlying class of ordinary shares or in certain cases, if lower, a specified price, may be paid in shares of the applicable class of ordinary shares. Based upon the respective market prices of Liberty Global Class A shares and Liberty Global Class C shares at December 31, 2018, and excluding any related tax effects, 39,820 and 125,437 Liberty Global Class A shares and Liberty Global Class C shares, respectively, would have been issued if all outstanding and in-the-money SARs had been exercised on December 31, 2018. For further information, see note 14 to our consolidated financial statements in our 2018 Form 10-K/A.

(2)
In addition to the option, SAR and PSAR information included in this table, there are outstanding RSU and PSU awards under the various incentive plans with respect to an aggregate of 3,668,873 and 7,340,880, Liberty Global Class A shares and Liberty Global Class C shares, respectively.

(3)
The 2014 Incentive Plan permits grants of, or with respect to, Liberty Global Class A, Class B, or Class C ordinary shares subject to a single aggregate limit of 105 million ordinary shares (of which no more than 50.25 million ordinary shares may consist of Liberty Global Class B shares), subject to anti-dilution adjustments. As of December 31, 2018, an aggregate of 46,220,904 ordinary shares were available for issuance pursuant to the 2014 Incentive Plan. For further information, see note 14 to our consolidated financial statements in our 2018 Form 10-K/A.

(4)
The 2014 Director Plan permits grants of, or with respect to, Liberty Global Class A, Class B, or Class C shares subject to a single aggregate limit of 10.5 million shares, subject to anti-dilution adjustments. As of December 31, 2018, an aggregate of 9,108,222 ordinary shares were available for issuance pursuant to the 2014 Director Plan. For further information, see note 13 to our consolidated financial statements in our 2018 Form 10-K/A.

(5)
On January 30, 2014, our shareholders approved the 2014 Incentive Plan and the 2014 Director Plan and, accordingly, no further awards will be granted under the Liberty Global 2005 Incentive Plan, the Liberty Global 2005 Director Incentive Plan or the Virgin Media 2010 Incentive Plan.

CERTAIN TRANSACTIONS
Under our corporate governance guidelines, if a director has an actual or potential conflict of interest (which includes being a party to a proposed related party transaction), the director must promptly inform our CEO and the chair of our audit committee or the chair of our nominating and corporate governance committee if the chair of the audit committee is the conflicted director. All directors must recuse themselves from any discussion or decision that involves or affects their personal, business or professional interests. Also, under our corporate governance guidelines, an independent committee of our board will resolve any conflict of interest issue involving a director, our CEO or any other executive officer. No related party transaction (as defined by Item 404(a) of Regulation S-K promulgated by the SEC) may be effected without the approval of such independent committee. When the potential conflict or transaction involves an executive officer, the audit committee is the independent committee charged by our corporate governance guidelines with this duty. When the potential conflict or transaction involves a director, a committee of the disinterested independent directors is the independent committee charged by our corporate governance guidelines with this duty.
Certain Relationships
Charitable Foundation
In 2018, we and certain of our other subsidiaries contributed an aggregate of £1,284,671 ($1,713,351) based on the 2018 average exchange rate) of cash to the Lessons for Life Foundation U.K., an independent educational charity organized in accordance with the non-profit laws of England. Included in such cash contribution was €1,000,000 ($1,180,359 based on the 2018 average exchange rate) in contributions made by us pursuant to an agreement dated November 18, 2014, between us and Lessons for Life Foundation U.K. Also, pursuant to such agreement, we contributed in-kind services, directly or indirectly, to Lessons for Life Foundation U.K. for an aggregate value of £174,080 ($232,168) based on the 2018 average exchange rate). Lessons for Life Foundation U.K., Lessons for Life Foundation IE and Lessons for Life Foundation U.S. are each an independent charity organized in accordance with the non-profit laws of their respective countries. The focus of the Lessons for Life Foundations is to provide scholarships for AIDS orphans in Africa. Eight employees of our company are trustees of the Lessons for Life Foundation U.K. Mr. Fries, our chief executive officer and president, was a trustee of the Lessons for Life Foundation U.S. until July 2018. Of the current trustees of the Lessons for Life Foundation U.S., two are employees of our company. The trustees do not receive any compensation for their involvement with any of the Foundations. As part of our charitable giving program, we are supportive of the goals and objectives of the Lessons for Life Foundations.

SHAREHOLDER RESOLUTIONS
We currently expect that our annual general meeting of shareholders for the calendar year 2020 will be held during the second quarter of 2020 in London, England. Shareholders, who, in accordance with Rule 14a-8 under the Exchange Act, wish to present a resolution for inclusion in the proxy materials for the 2020 annual general meeting, must submit their resolution in writing to our Corporate Secretary and the resolution must be received at our executive offices at 161 Hammersmith Road, London W6 8BS, U.K., by the close of business on January 3, 2020. In accordance with our articles of association, shareholders who wish to nominate a candidate as a director or bring a resolution not pursuant to Rule 14a-8 before the 2020 annual general meeting must submit their written notice of the matter to our executive offices at the foregoing address on or following February 12, 2020, and before the close of business on March 13, 2020, or such later date as may be determined and announced in connection with the actual scheduling of the annual general meeting.
All shareholder resolutions for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any shareholder resolution (regardless of whether it is included in our proxy materials), our articles of association and the laws of England and Wales.
SHAREHOLDER RIGHTS
Shareholders should note that, on a request made by shareholders of Liberty Global under Section 527 of the Companies Act, we may be required to publish on a website a statement setting out any matter relating to: (1) the audit of our accounts (including the auditors’ report and the conduct of the audit) that are to be laid before the AGM for the financial year ended December 31, 2018; or (2) any circumstance connected with an auditor of Liberty Global ceasing to hold office since the previous meeting at which annual accounts and reports were laid. We cannot require the shareholders requesting any such website publication to pay our expenses in complying with Sections 527 or 528 (requirements as to website availability) of the Companies Act. Where we are required to place a statement on a website under Section 527 of the Companies Act, we must forward the statement to our auditor not later than the time when we make the statement available on the website. The business which may be dealt with at the AGM for the relevant financial year includes any statement that we have been required under Section 527 of the Companies Act to publish on a website.
FINANCIAL REPORTING STANDARDS
We prepare our consolidated financial statements included in the U.K. Report and Accounts in accordance with IFRS, as required by the Companies Act. For more information about the preparation of our consolidated financial statements included in the U.K. Report and Accounts, see note 1 to our consolidated financial statements included in the U.K. Report and Accounts.

APPENDIX A
DIRECTORS’ REMUNERATION REPORT
In this Directors’ Remuneration Report, the terms “we”, “our”, “our company” and “us” or similar references may refer as the context requires, to Liberty Global or its predecessor LGI. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the proxy statement.
Annual Statement of the Chairman of the Compensation Committee
As a NASDAQ-listed company, we prepared our proxy statement for the AGM in accordance with the disclosure requirements of the SEC rules and regulations. Pursuant to these rules and regulations, you will find our compensation discussion and analysis report (the CD&A) in the proxy statement. The CD&A sets forth our overall philosophy regarding compensation of our executive officers. In addition to the SEC requirements, as a U.K. public limited company, we are also subject to the Companies Act and the regulations promulgated thereunder. Under the U.K. regulations we are required to have a Directors’ Remuneration Report approved by our shareholders. The Directors’ Remuneration Report consists of a directors’ compensation policy and an annual compensation report on the implementation of the directors’ compensation policy. Pursuant to these regulations, our annual compensation report on the implementation of the directors’ compensation policy for the year 2018, follows this Annual Statement.
At the annual general meeting held on June 21, 2018, our shareholders approved the directors’ compensation policy, which included the compensation payable to our executive director under the Original Fries Agreement and providing authority for the compensation committee to renew and amend the terms thereof. The directors’ compensation policy will be in effect until a new policy is submitted for approval at the annual general meeting to be held in 2020, unless an earlier amendment by shareholders is required. To simplify our Directors’ Remuneration Report, we have elected to not repeat our director’s compensation policy in this Report, which is available in Appendix A to our 2017 proxy statement on Schedule 14A filed with the SEC at www.sec.gov and on our website at www.libertyglobal.com.
The directors’ compensation policy applies to our CEO, who is also an executive director and referred to in the Directors’ Remuneration Report as an “executive director”, and our nonemployee directors, including our chairman, who are referred to in the Directors’ Remuneration Report as “non-executive directors”. Many aspects of the directors’ compensation policy are set forth in the CD&A and the —Directors Compensation section of the proxy statement for the AGM. The CD&A is incorporated by this reference into this Directors’ Remuneration Report and should be read in conjunction with the annual compensation report.
In connection with our annual performance bonus program, the compensation committee implemented a shareholding incentive program that allows senior management, including our executive director, to elect to receive up to 100% of their annual bonus in ordinary shares of Liberty Global in lieu of cash. In 2018, our company exceeded the minimum threshold for payment of any portion of the annual bonus. In recognition of our company’s performance in 2018 and pursuant to the terms of the annual bonus plan, the compensation committee approved an annual bonus for our executive director of 101.6% of this target annual bonus award, which the compensation committee paid in Liberty Global Class B shares under the shareholding incentive program. In accordance with the terms of that program, our executive director also received RSUs equal to 12.5% of the gross number of shares earned under the annual bonus. With respect to our multi-year incentive awards of 2016 PSUs, the compensation committee determined that our company exceeded the threshold for the three-year performance period ended December 31, 2018. This resulted in our executive director earning 82.3% of his target 2016 PSUs subject to continued employment to the vesting dates.
Further information on the above awards and the changes in our compensation program are set out in the annual compensation report beginning on page A-3 and under —Elements of Our Compensation Packages of the CD&A. Our CEO also received salary increases in accordance with the directors’ compensation policy and the Fries Agreement, as described in the CD&A under —Elements of Our Compensation Packages—Base Salary.

The Directors’ Remuneration Report demonstrates how much our executive director is earning and how his compensation is linked substantially to the performance of our company and fully align the economic interest of our executive director with all other shareholders to deliver on our long-term value creation strategy. Other than his base salary, the rest of his compensation opportunity is performance-based.
JC Sparkman
Chairman of the Compensation Committee

Consideration of Shareholder Views
At the 2017 AGM, our shareholders approved our directors’ compensation policy (as required under the Companies Act) and on an advisory basis, the compensation of our NEOs (as determined pursuant to applicable SEC regulations), as disclosed in the proxy statement for such annual general meeting. In addition, at the 2018 AGM, our shareholders approved, on an advisory basis, our 2017 annual compensation report (as required under the Companies Act), which included the compensation paid to our executive director. The compensation committee is maintaining the overall compensation program for our non-executive directors and for our executive director with certain modifications as described in the CD&A.
The voting results on the matters presented at previous annual general meetings were as follows:
(a) The directors’ compensation policy was approved at the 2017 AGM by a binding vote of a majority of the votes cast:

	For	Against

Total Votes Cast	252,090,381	107,712,147
% of Votes Cast	70.06%	29.94%

(b) The compensation of our NEOs, including the CD&A, was approved at the 2017 AGM on an advisory basis by a vote of a majority of the votes cast:

	For	Against

Total Votes Cast	240,088,760	119,713,768
% of Votes Cast	66.73%	33.27%

(c) The annual compensation report for the fiscal year 2017 was approved at the 2018 AGM on an advisory basis by a vote of a majority of the votes cast:

	For	Against

Total Votes Cast	213,897,776	69,068,512
% of Votes Cast	75.59%	24.41%

Annual Compensation Report
The members of our compensation committee are Andrew J. Cole, Larry E. Romrell and JC Sparkman (chairman). The chairman of our compensation committee reports to our board of directors on annual compensation decisions and on the administration of existing programs and development of new programs. The members of our compensation committee are “independent directors” (as defined under the NASDAQ Stock Market rules), “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) and “outside directors” (as defined in Section 162(m) of the Code).
The compensation committee is responsible for identifying our primary goals with respect to executive compensation, implementing compensation programs designed to achieve those goals, subject to appropriate safeguards to avoid unnecessary risk taking, and monitoring performance against those goals and associated risks. The responsibilities of the compensation committee are more fully described in its charter, which is available on our website at www.libertyglobal.com. In making its compensation decisions, the compensation committee ultimately relies on the general business and industry knowledge and experience of its members and the compensation committee’s own evaluation of our company and the performance of our executive officers. From time to time, however, the compensation committee will retain a compensation consultant to assist it in evaluating proposed changes in compensation programs or levels of compensation and to provide comparative data. In 2018, the compensation committee did not retain any consultants or advisors.
All compensation decisions with respect to our executive director and the chairman of our board are made by our compensation committee. Decisions with respect to our executive director’s compensation are made in private sessions of the compensation committee without the presence of management. With the assistance of our Human Resources and Legal Departments, our executive director is involved in formulating the terms of proposed performance or incentive award programs for consideration by the compensation committee, evaluating alternatives and recommending revisions. Other senior officers, within the scope of their job responsibilities, participate in gathering and presenting to the compensation committee, various legal, tax and accounting analyses relevant to compensation and benefit decisions.
The compensation committee’s approach to equity incentive awards for our executive director places a significant emphasis on performance-based equity awards. Since 2010, the compensation committee’s approach has been to set a target annual equity value for each executive officer, of which approximately two-thirds would be delivered in the form of an annual award of PSUs, which if earned convert to time-vested RSUs, and approximately one-third in the form of an annual award of time-vested SARs. In 2018, the compensation committee followed this approach.
Below is the annual compensation report on our directors’ compensation for the year-ended December 31, 2018. Pursuant to the requirements of the Companies Act, portions of this report have been audited by our U.K. auditors, KPMG LLP (U.K.) as indicated.

Single Total Figure of Compensation for Directors (Audited)
Below is the compensation earned by each of our directors in 2018 and 2017. The values reflected in the Long-Term Performance Awards column and the SAR/Option Awards column are based on market prices as described in footnotes 3 and 4 below and not grant date fair values.

Director	Year	Fees and Salary ($)		Taxable Benefits ($)(1)	Annual Performance Bonus Awards ($)(2)	Long-Term Performance Awards ($)(3)	SAR/Option Awards ($)(4)		Pension ($)(5)	Total ($)
Executive
Michael T. Fries	2018	2,091,000		531,374	10,159,397	11,704,575	399,726		—	24,886,072
	2017	2,080,750		548,735	5,416,715	—	917,567		—	8,963,767

Non-Executive
Andrew J. Cole	2018	116,500	(6)(8)	12,438	—	—	8,939		—	137,877
	2017	114,250	(7)(8)	886	—	—	—	(9)	—	115,136

Miranda Curtis	2018	120,250		3,237	—	—	8,939		—	132,426
	2017	123,250		3,997	—	—	—	(9)	—	127,247

John W. Dick	2018	118,750	(6)	5,126	—	—	8,939		—	132,815
	2017	123,250	(7)	11,113	—	—	—	(9)	—	134,363

Paul A. Gould	2018	145,250	(6)(8)	23,713	—	—	8,939		—	177,902
	2017	148,250	(7)(8)	26,718	—	—	—	(9)	—	174,968

Richard R. Green	2018	111,250		13,040	—	—	8,939		—	133,229
	2017	112,750	(8)	7,871	—	—	—	(9)	—	120,621

John C. Malone	2018	—		505,116	—	—	—	(9)	—	505,116
	2017	—		542,889	—	—	209,711		—	752,600

David E. Rapley	2018	121,250	(8)	101,790	—	—	8,939		—	231,979
	2017	122,750	(8)	75,043	—	—	—	(9)	—	197,793

Larry E. Romrell	2018	117,250		3,270	—	—	8,939		—	129,459
	2017	119,500		8,399	—	—	—	(9)	—	127,899

JC Sparkman	2018	143,000		999	—	—	8,939		—	152,938
	2017	144,500		53,661	—	—	—	(9)	—	198,161

J. David Wargo	2018	121,000	(6)(8)	26,821	—	—	8,939		—	156,760
	2017	123,250	(7)(8)	16,966	—	—	—	(9)	—	140,216
_______________

(1)	Taxable benefits provided to our executive director include the following:

Executive Director	Year	Group Term Life Insurance ($)	Interest on Deferred Compensation ($)	Use of Company Plane & Sports Box ($)	Entertain-ment Expense ($)(a)	Health Plan/Executive Medical ($)	Gifts & Tax Gross-up ($)		Total ($)

Michael T. Fries	2018	1,247	211,941	317,515	139	—	532		531,374
	2017	1,137	193,702	350,263	500	2,184	949	254	548,735
_______________

(a)	These expenses include entertainment costs for his spouse joining for board meetings.

Taxable benefits provided to our non-executive directors include the following:

Non-Executive Director	Year	Interest on Deferred Compensation ($)	Entertainment & Travel Expenses ($)(a)		Miscellaneous Expenses ($)			Use of Company Plane ($)		U.K. Group Health Insurance ($)	Gifts & Tax Gross-up ($)	Total ($)

Andrew J. Cole	2018	16	11,170		—			—		—	1,252	12,438
	2017	10	—		—			—		—	876	886

Miranda Curtis	2018	—	—	—	—			—		2,248	989	3,237
	2017	—	1,023		—			—		2,093	881	3,997

John W. Dick	2018	—	1,729		—			—		2,248	1,149	5,126
	2017	—	5,160		—			31		5,022	900	11,113

Paul A. Gould	2018	21,678	1,211		—			—		—	824	23,713
	2017	21,024	5,160		—			31		—	503	26,718

Richard R. Green	2018	11,983	—		—			—		—	1,057	13,040
	2017	7,044	—		—			—		—	827	7,871

John C. Malone	2018	—	139		500,000	(b)		3,779		—	1,198	505,116
	2017	—	1,625		500,000	(b)		40,340		—	924	542,889

David E. Rapley	2018	84,792	15,826		—			27		—	1,145	101,790
	2017	74,239	—		—			7		—	797	75,043

Larry E. Romrell	2018	—	139		—			2,016		—	1,115	3,270
	2017	—	1,231		—			6,546		—	622	8,399

JC Sparkman	2018	—	—		—			—		—	999	999
	2017	—	—		—			52,793		—	868	53,661

J. David Wargo	2018	13,846	11,873		—		—	—	—	—	1,102	26,821
	2017	13,426	2,583		—			—		—	957	16,966
_______________

(a)	These expenses include travel and entertainment costs for spouses or guests joining members of our board for board meetings.

(b)	These expenses include reimbursement for personal expenses related to the ownership of our shares and his services as chairman.

(2)
The amount reflects the value of the annual performance bonus awards earned by Mr. Fries under the 2014 Incentive Plan. For information regarding the operation of our annual performance bonus awards, including the performance metrics and maximum achievable performance bonus awards, see the section of the CD&A titled Elements of Compensation Packages—Annual Performance Bonus Awards. Our non-executive directors do not receive annual performance bonus awards.

(3)
The amount reflects the value of PSUs with a performance period that ended in the year indicated based on the actual number of PSUs earned and the closing price of the shares as reported by NASDAQ on December 31 of such year. The PSUs generally vest in the year following the end of the performance period as long as the executive director is employed by our company on the vesting date. For information regarding the operation of our PSUs including the performance measures and targets, see the section of the CD&A titled Elements of Compensation Packages—Equity Awards. Our non-executive directors do not participate in our long-term incentive programs.

(4)
The amounts represent the intrinsic value for all SARs (i.e., the spread between the base price of the applicable SAR and the market price of the underlying shares on the respective vesting dates) or options that vested during the years indicated as calculated based on the closing prices of our shares on the applicable vesting dates, as reported by NASDAQ. For our executive director, the amounts consist of the value of shares received by our executive director upon vesting of RSUs during the year indicated and the aggregate value for SARs that vested quarterly during the applicable year, added together. For our non-executive directors, the amounts consist of the value of shares received by such director upon the vesting of RSUs during the years indicated and the value of options that vested annually during the applicable year, added together. The RSU and SAR awards for our executive director and the RSU and option awards for our non-executive directors are not subject to performance measures but are time-vested only. We believe time-vested awards are appropriate in order to have our directors retain a long-term interest in our company. The value of the awards will move with our share prices, which provides incentive to deliver on our long-term strategic objectives and is in line with our shareholders’ interests.

(5)	We do not provide a pension or other defined benefit plan for our directors.

(6)	Includes the dollar value of fees paid in our Liberty Global Class A shares and Liberty Global Class C shares at the election of the director.

(7)	Includes the dollar amount of fees paid in our Liberty Global Class A shares, Liberty Global Class C shares, LiLAC Class A shares and LiLAC Class C shares at the election of the director.

(8)
The following table indicates the amount of fees included in the table that the directors listed have elected to defer in the years indicated pursuant to the Director Deferred Compensation Plan. Such deferred amounts accrue interest at the rate of 8.5% per annum, compounded daily, until paid in full.

Non-Executive Director	Year	Amount Deferred ($)

Andrew J. Cole	2018	74
	2017	80

Paul A. Gould	2018	69
	2017	97

Richard R. Green	2018	—
	2017	85,000

David E. Rapley	2018	93,500
	2017	93,500

J. David Wargo	2018	74
	2017	80

(9)	Based on the closing prices of our ordinary shares on the June 21, 2017, none of the options that vested that day were in the money.

2018 Equity Incentive Grants (Audited)
During 2018, the compensation committee approved performance awards to the executive director under the 2014 Incentive Plan consisting of the 2018 PSUs. Details of these awards are summarized below with further details set out in the CD&A on the applicable performance metrics.

Director	Grant Date	Type of Award (1)(2)	Class of Shares	Number of Shares	Base Price/Share	Face Value (3)	Performance Period	% Vesting at Threshold

Michael T. Fries	3/15/2018	2018 PSUs	Liberty Global Class A	153,988	$0	$5,107,782	2 years ending 12/31/2019	50%
	3/15/2018	2018 PSUs	Liberty Global Class C	307,976	$0	$9,793,637	2 years ending 12/31/2019	50%
____________

(1)
The terms of the PSUs awarded to our executive director are summarized in the CD&A under Elements of Compensation Packages—Equity Incentive Awards in the proxy statement. Generally, the compensation committee sets the performance targets corresponding to a selected performance measure or measures and a base (minimum) performance objective that must be achieved in order for any portion of our executive director’s PSU awards to be earned. The level of achievement of the performance target within a range established by the compensation committee determines the percentage of the PSU award earned during the performance period, subject to reduction or forfeiture based on individual performance.

(2)
Details for the performance measures and targets are set forth in the CD&A of the proxy statement. Based on the performance measures and targets achieved, the number of ordinary shares that may be earned would range from no ordinary shares to 230,982 Liberty Global Class A shares and 461,964 Liberty Global Class C shares. If earned, the 2018 PSUs will vest in two equal semi-annual installments on April 1, 2020 and October 1, 2020.

(3)
For purposes of this table, the PSUs have been valued using the closing per share prices on the date of grant: Liberty Global Class A shares - $33.17 and Liberty Global Class C shares - $31.80. The U.K. regulations applying to shares and share options require disclosure of the “face value” of such awards based on the maximum number of shares that would vest if all performance measures and targets are met multiplied by either the share price on the date of grant or an average share price.

Payments to Former Directors
There have been no payments made to former directors and no payments made for loss of office during 2018.
Share Ownership Policy
The compensation committee has established a share ownership policy for our executive officers and senior officers, including our executive director. The purpose of this policy is to ensure that our executive director, as well as our other officers, has a significant stake in our long-term success and are aligned with our shareholders. As a result, the compensation committee established guidelines for ownership of our ordinary shares by our executive director of a minimum value of five times our executive director’s base salary. Our non-executive directors are not subject to this policy, although they are encouraged to own ordinary shares, representing at least $100,000 in value.
Any newly appointed executive director is expected to meet the guidelines in the policy within four years of appointment. If the executive director is not compliant with the policy, the compensation committee may pay their annual bonus in ordinary shares and/or prohibit any further sales of ordinary shares until compliant. Our share ownership policy is summarized in the CD&A under Elements of Our Compensation Packages—Share Ownership Policy of the proxy statement. As of April 1, 2019, the value of the ordinary shares owned by our executive director, calculated in accordance with the policy, significantly exceeded the requirements of the policy.
Director Share Ownership and Equity Grants (Audited)
The following table shows the number of shares owned by our directors as well as equity awards outstanding as of April 1, 2019. The equity awards consist of SARs and PSUs for our executive director and options for our non-executive directors.

			Time Vested Options/SARs/RSUs						Performance Awards
Director	Amount of Shares Beneficially Owned (#)		Number of Shares Underlying Unexercised Options/SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/SARs (#) Unexercisable		Base or Exercise Price ($)	Number of Shares Underlying Unvested RSUs (#)	Expiration Date	Earned Performance Awards (#)(unvested)	Unearned Performance Awards (#)
Executive
Michael T. Fries
Liberty Global Class A	726,189	(1)	45,603	—		19.87	—	5/1/2019	93,457	153,988	(2)
			42,988	—		29.45	—	5/1/2020
			971,587	—		27.71	—	6/24/2020
			201,746	—		32.37	—	5/1/2021
			137,480	19,641	(3)	42.01	—	5/1/2022
			132,426	79,456	(4)	32.81	—	5/1/2023
			85,437	142,395	(5)	35.69	—	5/1/2024
			36,764	257,353	(6)	29.88	—	5/1/2025
Liberty Global Class B	1,390,295		—	—		—	—
Liberty Global Class C	1,328,228	(1)	45,401	—		19.61	—	5/1/2019	186,915	307,976	(2)
			90,808	—		19.00	—	5/1/2019
			42,788	—		29.05	—	5/1/2020
			85,596	—		27.13	—	5/1/2020
			967,468	—		27.34	—	6/24/2020
			1,933,985	—		25.84	—	6/24/2020
			401,446	—		30.81	—	5/1/2021
			277,201	39,601	(3)	40.52	—	5/1/2022
			264,852	158,912	(4)	31.65	—	5/1/2023
			170,874	284,790	(5)	34.80	—	5/1/2024
			73,529	514,705	(6)	28.94	—	5/1/2025

Non-Executive
Andrew J. Cole
Liberty Global Class A	20,261	(10)	4,634	—		29.22	—	6/28/2020
			5,716	—		34.44	—	6/26/2021
			4,303	—		44.46	—	6/25/2022
			3,893	1,947	(7)	30.47	—	6/16/2023
			2,384	4,766	(8)	28.83	—	6/21/2024
			—	7,941	(9)	30.14	—	6/12/2025
Liberty Global Class C	51,149		4,614	—		28.82	—	6/28/2020
			9,985	—		26.77	—	6/28/2020
			11,379	—		33.06	—	6/26/2021
			8,548	—		41.41	—	6/25/2022

		Time Vested Options/SARs/RSUs						Performance Awards
Director	Amount of Shares Beneficially Owned (#)	Number of Shares Underlying Unexercised Options/SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/SARs (#) Unexercisable		Base or Exercise Price ($)	Number of Shares Underlying Unvested RSUs (#)	Expiration Date	Earned Performance Awards (#)(unvested)	Unearned Performance Awards (#)
		7,787	3,893	(7)	29.64	—	6/16/2023
		4,767	9,533	(8)	27.85	—	6/21/2024
		—	15,882	(9)	29.07	—	6/12/2025
Miranda Curtis
Liberty Global Class A	129,471	2,952	—		10.64	—	6/17/2020
		1,045	—		16.64	—	6/21/2021
		1,989	—		19.28	—	6/19/2022
		4,634	—		29.22	—	6/28/2020
		5,716	—		34.44	—	6/26/2021
		4,303	—		44.46	—	6/25/2022
		3,893	1,947	(7)	30.47	—	6/16/2023
		2,384	4,766	(8)	28.83	—	6/21/2024
		—	7,941	(9)	30.14	—	6/12/2025
Liberty Global Class C	381,237	2,940	—		10.51	—	6/17/2020
		5,873	—		10.57	—	6/17/2020
		1,041	—		16.42	—	6/21/2021
		2,166	—		15.85	—	6/21/2021
		1,981	—		19.03	—	6/19/2022
		4,098	—		18.49	—	6/19/2022
		4,614	—		28.82	—	6/28/2020
		9,985	—		26.77	—	6/28/2020
		11,379	—		33.06	—	6/26/2021
		8,548	—		41.41	—	6/25/2022
		7,787	3,893	(7)	29.64	—	6/16/2023
		4,767	9,533	(8)	27.85	—	6/21/2024
		—	15,882	(9)	29.07	—	6/12/2025
John W. Dick
Liberty Global Class A	35,759	10,501	—		5.93	—	6/17/2019
		2,952	—		10.64	—	6/17/2020
		1,045	—		16.64	—	6/21/2021
		1,989	—		19.28	—	6/19/2022
		4,634	—		29.22	—	6/28/2020
		5,716	—		34.44	—	6/26/2021
		4,303	—		44.46	—	6/25/2022
		3,893	1,947	(7)	30.47	—	6/16/2023
		2,384	4,766	(8)	28.83	—	6/21/2024
		—	7,941	(9)	30.14	—	6/12/2025
Liberty Global Class C	96,645	10,454	—		5.86	—	6/17/2019
		20,908	—		5.85	—	6/17/2019
		2,940	—		10.51	—	6/17/2020
		5,873	—		10.57	—	6/17/2020
		1,041	—		16.42	—	6/21/2021
		2,166	—		15.85	—	6/21/2021
		1,981	—		19.03	—	6/19/2022
		4,098	—		18.49	—	6/19/2022
		4,614	—		28.82	—	6/28/2020
		9,985	—		26.77	—	6/28/2020
		11,379	—		33.06	—	6/26/2021
		8,548	—		41.41	—	6/25/2022
		7,787	3,893	(7)	29.64	—	6/16/2023

		Time Vested Options/SARs/RSUs						Performance Awards
Director	Amount of Shares Beneficially Owned (#)	Number of Shares Underlying Unexercised Options/SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/SARs (#) Unexercisable		Base or Exercise Price ($)	Number of Shares Underlying Unvested RSUs (#)	Expiration Date	Earned Performance Awards (#)(unvested)	Unearned Performance Awards (#)
		4,767	9,533	(8)	27.85	—	6/21/2024
		—	15,882	(9)	29.07	—	6/22/2025
Paul A. Gould
Liberty Global Class A	215,627	5,250	—		5.93	—	6/17/2019
		1,476	—		10.64	—	6/17/2020
		1,045	—		16.64	—	6/21/2021
		1,989	—		19.28	—	6/19/2022
		4,634	—		29.22	—	6/28/2020
		5,716	—		34.44	—	6/26/2021
		4,303	—		44.46	—	6/25/2022
		3,893	1,947	(7)	30.47	—	6/16/2023
		2,384	4,766	(8)	28.83	—	6/21/2024
		—	7,941	(9)	30.14	—	6/12/2025
Liberty Global Class B	51,429	—	—		—	—
Liberty Global Class C	964,080	5,227	—		5.86	—	6/17/2019
		10,454	—		5.85	—	6/17/2019
		1,470	—		10.51	—	6/17/2020
		2,937	—		10.57	—	6/17/2020
		1,041	—		16.42	—	6/21/2021
		2,166	—		15.85	—	6/21/2021
		1,981	—		19.03	—	6/19/2022
		4,098	—		18.49	—	6/19/2022
		4,614	—		28.82	—	6/28/2020
		9,985	—		26.77	—	6/28/2020
		11,379	—		33.06	—	6/26/2021
		8,548	—		41.41	—	6/25/2022
		7,787	3,893	(7)	29.64	—	6/16/2023
		4,767	9,533	(8)	27.85	—	6/21/2024
		—	15,882	(9)	29.07	—	6/12/2025
Richard R. Green
Liberty Global Class A	6,382	9,086	—		5.93	—	6/17/2019
		2,952	—		10.64	—	6/17/2020
		1,045	—		16.64	—	6/21/2021
		1,989	—		19.28	—	6/19/2022
		4,634	—		29.22	—	6/28/2020
		5,716	—		34.44	—	6/26/2021
		4,303	—		44.46	—	6/25/2022
		3,893	1,947	(7)	30.47	—	6/16/2023
		2,384	4,766	(8)	28.83	—	6/21/2024
		—	7,941	(9)	30.14	—	6/12/2025
Liberty Global Class C	14,635	10,454	—		5.86	—	6/17/2019
		20,908	—		5.85	—	6/17/2019
		2,940	—		10.51	—	6/17/2020
		5,873	—		10.57	—	6/17/2020
		1,041	—		16.42	—	6/21/2021
		2,166	—		15.85	—	6/21/2021
		1,981	—		19.03	—	6/19/2022
		4,098	—		18.49	—	6/19/2022
		4,614	—		28.82	—	6/28/2020

			Time Vested Options/SARs/RSUs						Performance Awards
Director	Amount of Shares Beneficially Owned (#)		Number of Shares Underlying Unexercised Options/SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/SARs (#) Unexercisable		Base or Exercise Price ($)	Number of Shares Underlying Unvested RSUs (#)	Expiration Date	Earned Performance Awards (#)(unvested)	Unearned Performance Awards (#)
			9,985	—		26.77	—	6/28/2020
			11,379	—		33.06	—	6/26/2021
			8,548	—		41.41	—	6/25/2022
			7,787	3,893	(7)	29.64	—	6/16/2023
			4,767	9,533	(8)	27.85	—	6/21/2024
			—	15,882	(9)	29.07	—	6/12/2025
John C. Malone
Liberty Global Class A	4,562,720	(11)	6,370	—		29.45	—	5/1/2023
			20,802	—		32.37	—	5/1/2021
			26,067	—		42.01	—	5/1/2022
			20,173	10,086	(12)	32.81	—	5/1/2023
			10,825	21,648	(13)	35.69	—	5/1/2024
Liberty Global Class B	8,677,225	(11)(15)	—	—		—	—
Liberty Global Class C	17,225,759	(11)	6,340	—		29.05	—	5/1/2023
			13,652	—		27.13	—	5/1/2023
			41,393	—		30.81	—	5/1/2021
			52,560	—		40.52	—	5/1/2022
			40,345	20,173	(12)	31.65	—	5/1/2023
			21,649	43,297	(13)	34.80	—	5/1/2024
			—	129,974	(14)	28.94	—	5/1/2025
David E. Rapley							—
Liberty Global Class A	3,364		3,500	—		5.93	—	6/17/2019
			983	—		10.64	—	6/17/2020
			1,045	—		16.64	—	6/21/2021
			1,989	—		19.28	—	6/19/2022
			4,634	—		29.22	—	6/28/2020
			2,858	—		34.44	—	6/26/2021
			2,152	—		44.46	—	6/25/2022
			3,893	1,947	(7)	30.47	—	6/16/2023
			2,384	4,766	(8)	28.83	—	6/21/2024
			—	7,941	(9)	30.14	—	6/12/2025
Liberty Global Class C	8,045		3,484	—		5.86	—	6/17/2019
			6,968	—		5.85	—	6/17/2019
			979	—		10.51	—	6/17/2020
			1,957	—		10.57	—	6/17/2020
			1,041	—		16.42	—	6/21/2021
			2,166	—		15.85	—	6/21/2021
			1,981	—		19.03	—	6/19/2022
			4,098	—		18.49	—	6/19/2022
			4,614	—		28.82	—	6/28/2020
			9,985	—		26.77	—	6/28/2020
			5,690	—		33.06	—	6/26/2021
			4,274	—		41.41	—	6/25/2022
			7,787	3,893	(7)	29.64	—	6/16/2023
			4,767	9,533	(8)	27.85	—	6/21/2024
			—	15,882	(9)	29.07	—	6/12/2025
Larry E. Romrell
Liberty Global Class A	24,488		492	—		10.64	—	6/17/2020
			697	—		16.64	—	6/21/2021

		Time Vested Options/SARs/RSUs							Performance Awards
Director	Amount of Shares Beneficially Owned (#)	Number of Shares Underlying Unexercised Options/SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/SARs (#) Unexercisable		Base or Exercise Price ($)		Number of Shares Underlying Unvested RSUs (#)	Expiration Date	Earned Performance Awards (#)(unvested)	Unearned Performance Awards (#)
		1,989	—		19.28		—	6/19/2022
		4,634	—		29.22		—	6/28/2020
		5,716	—		34.44		—	6/26/2021
		4,303	—		44.46		—	6/25/2022
		3,893	1,947	(7)	30.47		—	6/16/2023
		2,384	4,766	(8)	28.83		—	6/21/2024
		—	7,941	(9)	30.14		—	6/12/2025
Liberty Global Class C	51,516	490	—		10.51		—	6/17/2020
		978	—		10.57		—	6/17/2020
		694	—		16.42		—	6/21/2021
		1,442	—		15.85		—	6/21/2021
		1,981	—		19.03		—	6/19/2022
		4,098	—		18.49		—	6/19/2022
		4,614	—		28.82		—	6/28/2020
		9,985	—		26.77		—	6/28/2020
		11,379	—		33.06		—	6/26/2021
		8,548	—		41.41		—	6/25/2022
		7,787	3,893	(7)	29.64		—	6/16/2023
		4,767	9,533	(8)	27.85		—	6/21/2024
		—	15,882	(9)	29.07		—	6/12/2025
JC Sparkman
Liberty Global Class A	12,700	5,250	—		5.93		—	6/17/2019
		1,476	—		10.64		—	6/17/2020
		1,045	—		16.64		—	6/21/2021
		1,989	—		19.28		—	6/19/2022
		4,634	—		29.22		—	6/28/2020
		2,858	—		34.44		—	6/26/2021
		2,152	—		44.46		—	6/25/2022
		1,947	973	(7)	30.47		—	6/16/2023
		2,384	4,766	(8)	28.83		—	6/21/2024
		—	7,941	(9)	30.14		—	6/12/2025
Liberty Global Class C	26,301	5,227	—		5.86	5,227	—	6/17/2019
		10,454	—		5.85	10,454	—	6/17/2019
		1,470	—		10.51	1,470	—	6/17/2020
		2,937	—		10.57	2,937	—	6/17/2020
		1,041	—		16.42	1,041	—	6/21/2021
		2,166	—		15.85	2,166	—	6/21/2021
		1,981	—		19.03	1,981	—	6/19/2022
		4,098	—		18.49	4,098	—	6/19/2022
		4,614	—		28.82	3,075	—	6/28/2020
		9,985	—		26.77	6,657	—	6/28/2020
		5,690	—		33.06	3,793	—	6/26/2021
		4,274	—		41.41		—	6/25/2022
		3,893	1,947	(7)	29.64		—	6/16/2023
		4,767	9,533	(8)	27.85		—	6/21/2024
		—	15,882	(9)	29.07		—	6/12/2025
J. David Wargo
Liberty Global Class A	46,294	10,501	—		5.93		—	6/17/2019
		1,476	—		10.64		—	6/17/2020

			Time Vested Options/SARs/RSUs						Performance Awards
Director	Amount of Shares Beneficially Owned (#)		Number of Shares Underlying Unexercised Options/SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/SARs (#) Unexercisable		Base or Exercise Price ($)	Number of Shares Underlying Unvested RSUs (#)	Expiration Date	Earned Performance Awards (#)(unvested)	Unearned Performance Awards (#)
			1,045	—		16.64	—	6/21/2021
			1,989	—		19.28	—	6/19/2022
			4,634	—		29.22	—	6/28/2020
			5,716	—		34.44	—	6/26/2021
			4,303	—		44.46	—	6/25/2022
			3,893	1,947	(7)	30.47	—	6/16/2023
			2,384	4,766	(8)	28.83	—	6/21/2024
			—	7,941	(9)	30.14	—	6/12/2025
Liberty Global Class C	138,132	(16)	10,454	—		5.86	—	6/17/2019
			20,908	—		5.85	—	6/17/2019
			1,470	—		10.51	—	6/17/2020
			2,937	—		10.57	—	6/17/2020
			1,041	—		16.42	—	6/21/2021
			2,166	—		15.85	—	6/21/2021
			1,981	—		19.03	—	6/19/2022
			4,098	—		18.49	—	6/19/2022
			4,614	—		28.82	—	6/28/2020
			9,985	—		26.77	—	6/28/2020
			11,379	—		33.06	—	6/26/2021
			8,548	—		41.41	—	6/25/2022
			7,787	3,893	(7)	29.64	—	6/16/2023
			4,767	9,533	(8)	27.85	—	6/21/2024
			—	15,882	(9)	29.07	—	6/12/2025
_______________

(1)	Includes 1,977 Liberty Global Class A shares and 13,061 Liberty Global Class C shares held in the 401(k) Plan for the benefit of Mr. Fries.

(2)
Represents the target number of Liberty Global Class A shares and Liberty Global Class C shares underlying 2018 PSUs that may be earned by the executive director. If earned, the 2018 PSUs will vest in two equal installments on April 1, 2020 and October 1, 2020, respectively.

(3)	Vests in one remaining quarterly installment on May 1, 2019.

(4)	Vests in five equal remaining quarterly installments from May 1, 2019 to May 1, 2020.

(5)	Vests in nine equal remaining quarterly installments from May 1, 2019 to May 1, 2021.

(6)	Vests in 13 equal remaining quarterly installments from May 1, 2019 to May 1, 2022.

(7)	Vests in one remaining annual installment on June 11, 2019.

(8)	Vests in two equal remaining annual installments on June 11, 2019 and the date of our annual general meeting in 2020.

(9)	Vests as to one-third of the option shares each on the date of the first, second and third annual general meetings of shareholders following the date of grant.

(10)	Includes 32 Liberty Global Class A shares held by Mr. Cole’s minor daughter.

(11)
Includes 124,808 Liberty Global Class A shares and 756,405 Liberty Global Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership. Also includes 8,677,225 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by the Malone Trust and includes 2,140,050 Liberty Global Class A shares and 4,736,253 Liberty Global Class C shares held by Columbus Holding LLC, in which Mr. Malone has a controlling interest.

(12)	Vests in one remaining annual installment on May 1, 2019.

(13)	Vests in two equal remaining annual installments on May 1, 2019 and 2020.

(14)	Vests in three equal remaining annual installments on May 1, 2019, 2020 and 2021.

(15)
Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone, filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and our executive director, Mr. Malone and the Malone Trust have agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares,

Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(16)	Includes 32 Liberty Global Class C shares held by Mr. Wargo’s spouse, as to which Mr. Wargo has disclaimed beneficial ownership.

Option Exercises and Stock Vested (Audited )
The table below sets forth certain information concerning each exercise of options or SARs by, and each vesting of restricted shares or RSUs of, our directors during the year ended December 31, 2018.

	Option/SARs Awards					Stock Awards
Director	Grant Date	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Expiration Date	Vest Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Michael T. Fries
Liberty Global Class A	5/1/2011	48,168	(2)	548,634	5/1/2018
Liberty Global Class C	5/1/2011	143,878	(2)	1,609,513	5/1/2018
John W. Dick
Liberty Global Class A	6/12/2008	10,502		161,946	6/12/2018
Liberty Global Class C	6/12/2008	31,358		471,182	6/12/2018
Paul A. Gould
Liberty Global Class A	6/12/2008	5,251		83,250	6/12/2018
Liberty Global Class C	6/12/2008	15,678		242,144	6/12/2018
JC Sparkman
Liberty Global Class A	6/12/2008	10,502		171,572	6/12/2018
Liberty Global Class C	6/12/2008	31,358		505,268	6/12/2018
J. David Wargo
Liberty Global Class A	6/12/2008	10,502		179,479	6/12/2018
Liberty Global Class C	6/12/2008	31,358		532,459	6/12/2018
_______________

(1)	Value reflects the aggregate amount realized upon the exercise or vesting of awards for Liberty Global Class A shares or Liberty Global Class C shares in 2018.

(2)
Consists of Liberty Global Class A shares and Liberty Global Class C shares subject to SARs, which were exercised automatically upon expiration of their term. The actual number of shares issued to Mr. Fries upon exercise of these SARs, after taking into account the spread between the base price and the closing market price and giving effect to the withholding of shares for taxes was 10,285 Liberty Global Class A shares and 31,155 Liberty Global Class C shares.

Percentage Change in Compensation of Executive Director Compared with Employees
The following table shows the percentage change in salary, taxable benefits and annual performance bonus awards for our executive director and, as stated in the note to the table, our corporate employees located in our Denver corporate offices for the last two fiscal years.

	Executive Director	Employees (1)

Salary	—%	(1)%
Taxable benefits	15%	15%
Annual performance bonus awards	88%	46%
_______________

(1)
Due to the complexity of our global operations with operations in multiple countries with different currencies, cost of living and work culture, we selected as the comparator group for the above table our corporate employees based in our Denver office, including employees who transitioned to Liberty Latin America in connection with the split-off of Liberty Latin America into a separate public company at the close of business on December 29, 2017. This group of employees is considered appropriate because our executive director is based in Denver, his compensation is based on U.S. customs and standards and most of the employees in our Denver corporate offices participate in an annual performance bonus award program and benefit programs similar to those available to our executive director. To determine the percentage changes for the salary and taxable benefits for our corporate employees, we calculated the average amount of salary and taxable benefits per average employee by dividing the total salary and total taxable benefits by the average number of corporate employees for each fiscal year (without adjustment for leavers and joiners). To determine the percentage change for the annual performance bonus award, we calculated the average award earned per corporate employee by dividing the total performance bonus awards earned by the number of employees that earned such awards for each fiscal year.

Relative Importance of Spend on Pay
The following table shows our consolidated expenditures for the last two fiscal years on total compensation costs (as calculated under GAAP) for all employees and our share repurchase programs.

	2018	2017	Percentage Change
	in millions

Compensation costs (1)	$2,143.4	$2,819.8	(24.0)%
Share repurchase programs (2)	$2,010.0	$2,894.7	(30.6)%
_______________

(1)
Includes costs for wages and salaries, share-based compensation, pension and social security and benefits. The amount for 2018 excludes employees who are with the operations expected to be sold by our company in 2019. If similar exclusions were made for 2017, plus excluding Liberty Latin America employees as referenced in the next sentence, the pro forma amount would have been $1,863.4 million. The amount for 2017 includes employees who transitioned to Liberty Latin America in connection with the split-off of that entity into a separate public company at the close of business on December 29, 2017.

(2)	Includes direct acquisition costs and the effects of derivative instruments, where applicable.

Past Performance
Total Shareholder Return Graphs
The following graph compares the changes in the cumulative total shareholder return on our Liberty Global Class A shares, Liberty Global Class B shares and Liberty Global Class C shares from January 1, 2009 to December 31, 2018, to the change in the cumulative total return on the ICB 6500 Telecommunications and the Nasdaq US Benchmark TR Index (assuming reinvestment of dividends, if applicable). The performance presented below includes (a) the share prices of LGI’s Series A, Series B and Series C common stock prior to the June 7, 2013 acquisition of Virgin Media and (b) the retrospective impact of the July 1, 2015 distribution of our LiLAC ordinary shares.  The performance presented below for the periods prior to July 1, 2016, has not been retrospectively revised to give effect to the distribution of LiLAC ordinary shares to holders of Liberty Global ordinary shares. The graph assumes that $100 was invested on January 1, 2009.

	December 31,
	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018

Liberty Global Class A shares	$137.64	$222.39	$257.93	$395.69	$559.41	$617.59	$521.03	$376.26	$440.84	$262.48
Liberty Global Class B shares (a)	$138.79	$226.35	$259.85	$397.04	$558.00	$624.75	$500.62	$387.32	$437.81	$258.62
Liberty Global Class C shares	$144.01	$223.32	$260.34	$387.09	$565.74	$636.50	$537.15	$391.30	$445.85	$271.94
ICB 6500 Telecommunications	$110.92	$132.29	$141.18	$168.43	$191.00	$196.22	$203.27	$251.59	$251.35	$234.20
Nasdaq US Benchmark TR Index	$129.26	$151.94	$152.42	$177.46	$236.88	$266.39	$267.68	$302.50	$367.17	$347.19
______________

(a)	Trading data is limited for Liberty Global Class B shares, as these shares are thinly traded.

Ten Year CEO Total Compensation

	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009

Single Total Compensation Figure	$24,886,072	$8,963,767	$24,038,545	$29,662,545	$131,664,116	$17,980,903	$14,544,935	$12,939,782	$4,348,078	$3,130,675
Annual Performance Bonus Awards (as percentage of maximum)	101.6%	57.0%	61.7%	82.3%	98.1%	79.2%	90.6%	100.0%	85.3%	100.0%
Vesting of Long-Term Performance Awards (as percentage of maximum)	27.4%	—%	66.3%	69.1%	100.8%	66.3%	93.5%	87.5%	—%	—%
Director Compensation for the Year Ending December 31, 2019
For 2019, the nominating and corporate governance committee with respect to our non-executive directors and the compensation committee with respect to our executive director intend to apply our approved directors’ compensation policy with the modifications described below, which were adopted pursuant to the terms of the director’s compensation policy.
Executive Director
Employment Agreement. On April 30, 2019, Liberty Global and Mr. Fries agreed on terms to renew the Original Fries Agreement for an additional five-year term. The Fries Agreement provides for renewal on substantially the same terms as the Original Fries Agreement, including adjustments to salary, bonus and annual equity incentives mentioned below. The aggregate value of these three annual components together are similar to the Original Fries Agreement beginning in 2020. The sign-on commitment grants in cash and equity were the same as the Original Fries Agreement in amount of the cash and number of shares. For additional information, see Executive Officers and Director Compensation—Employment and Other Agreements in the proxy statement.
Salary. For 2019, the compensation committee initially increased our executive director’s base salary to $2,143,000. Subsequently, in connection with the Fries Agreement, his salary was adjusted to $2.5 million as of April 30, 2019. For additional information, see the CD&A under Elements of Compensation Packages—Base Salary in the proxy statement.
Benefits. Our executive director is eligible for participation in our aircraft policy, directors’ and officers’ insurance, indemnification (as provided in our articles of association and a deed of indemnity between Liberty Global and the executive director), gifts and memberships in certain professional organizations. Our executive director is eligible for participation in other benefit plans and policies offered to salaried employees in the U.S., including life insurance, health insurance, executive health plan and gym facilities. We offer our Deferred Compensation Plan that permits our executive director to defer payment of his salary and annual bonus. In addition, we will pay for expenses related to business travel in accordance with our business expense policy.
Annual Performance Bonus Award. In February 2019, the compensation committee approved the individual performance goals and set the maximum achievable annual performance bonus award for the executive director. For 2019, the target achievable performance bonus award for our executive director was increased to $15.0 million pursuant to the terms of the Fries Agreement and in accordance with the directors’ compensation policy. The maximum achievable performance bonus award for the executive director is 140% of the target award if over-performance against certain financial and operational performance metrics is achieved. In addition, the maximum performance bonus award could increase to up to 210% based on our executive director’s individual performance against personal performance objectives approved by the compensation committee. Under the shareholding incentive program, the executive director may elect to receive up to 100% of his earned 2019 annual bonus in ordinary shares of Liberty Global in lieu of cash. The terms and financial metrics for this annual performance bonus award are summarized in the CD&A under Elements of Compensation Packages—Annual Performance Bonus Awards in the proxy statement.

Equity Incentive Awards. The compensation committee granted PSUs to our executive director on April 1, 2019, with a single performance target and a performance period of two years ending December 31, 2020. As the performance measure, the compensation committee selected growth in consolidated OCF, as adjusted at the compensation committee’s discretion for events that may affect comparability, such as changes in foreign currency exchange rates and accounting principles or policies for the two-year performance period. Our executive director also received a grant of SARs on April 1, 2019, when the compensation committee made similar awards to officers and certain employees of our company. The target equity value for the 2019 PSUs and SARs is $25.0 million. Beginning in 2020, the target equity value for PSUs and SARs granted that year will be $17.5 million pursuant to the Fries Agreement.
The target OCF CAGR is subject to upward or downward adjustment for certain events in accordance with the terms of the grant agreement. The terms and financial metrics for the 2019 PSUs are summarized in the CD&A. The target will be disclosed in our proxy statement for our annual general meeting following the end of the two-year performance period with full details to the extent the target was met. For the 2019 PSUs, the disclosure will be in the proxy statement for our annual general meeting in 2020. The design of the 2019 PSU awards, is based on the terms of the long-term incentive awards as set forth in the CD&A under Elements of Compensation Packages—Equity Incentive Awards in the proxy statement.
The compensation committee also granted 2019 Challenge Performance Awards to our executive director in March 2019. The 2019 Challenge Performance Award consists of a combination of PSARs and PRSUs and will vest on the third anniversary of the grant date if the performance condition is met. As the performance measure, the compensation committee selected individual performance that must be maintained throughout the performance period. The design of the 2019 Challenge Performance Award is summarized in the CD&A under Elements of Compensation Packages—Equity Incentive Awards in the proxy statement.
Other than as stated above, no other changes are anticipated in 2019 with respect to the compensation of our executive director.
Non-executive Directors
Following a meeting of our independent directors and as approved by the board, the annual fees to be paid to our non-executive directors in 2019 increased to $125,000. However, the Board removed the per meeting fees under our directors’ compensation policy. In addition the annual fee for the chair of the audit committee increased to $40,000 per year. With respect to the chairman of the board, the independent directors approved an increase to his expense allowance from $500,000 per year to $750,000 per year and increased the value of his annual equity grant to $2,000,000. All other compensation was maintained as stated in our directors compensation policy, which is summarized in the proxy statement under Executive Officers and Directors Compensation—Directors Compensation. Similarly, the non-executive directors will receive an equity award grant on the date of the AGM as stated in the Executive Officers and Directors Compensation—Directors Compensation of the proxy statement, except in the case of our chairman, who will receive his grant of options at the time the executive director receives his SAR award grant. The equity awards they receive will be based on a combination of our Liberty Global Class A and Liberty Global Class C shares.
Our non-executive directors are eligible for participation in our aircraft policy, directors’ and officers’ insurance, indemnification (as provided in our articles of association and deeds of indemnity between Liberty Global and each non-executive director), gifts and memberships in certain professional organizations. We will also make available to our non-executive directors, when requested, health insurance under our health insurance policies. In accordance with our directors’ compensation policy, we will reimburse our chairman of the board from his reimbursement allowance for professional fees and other expenses incurred by him related to his ownership of our shares and in connection with his services as our chairman. For our non-executive directors, we offer our Directors Deferred Compensation Plan that permits our non-executive directors to defer up to 85% of their fees (whether paid in shares or cash) and vesting of any RSUs. In addition, we will pay for expenses related to business travel, including guests when invited, in accordance with our business expense policy.

Other than as stated above, no changes are anticipated in 2019 with respect to the compensation of our non-executive directors.
Signed on behalf of the board of directors:

Bryan H. Hall
Executive Vice President, General Counsel and Secretary
April 30, 2019

Company registered number:	8379990

APPENDIX B
LIBERTY GLOBAL 2014 INCENTIVE PLAN

(Amended and Restated effective June 11, 2019)

ARTICLE I

PURPOSE OF PLAN
1.1    Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby eligible employees of the Company and its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to acquire shares of the Company, thereby increasing their proprietary interest in the Company’s businesses, encouraging them to remain in the employ of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in attracting Persons of exceptional ability to become officers and employees of the Company and its Subsidiaries. All Awards made under the Plan may be settled in Shares only.
1.2    Effective Date. The Plan was originally effective March 1, 2014 (the “Effective Date”), was amended and restated effective as of February 24, 2015 with respect to Awards made after that date and is herein amended and restated effective as of June 11, 2019 with respect to Awards made after that date.
ARTICLE II

DEFINITIONS
2.1    Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):
“Act” means the U.K. Companies Act 2006, as amended from time to time, and the rules and regulations thereunder.

“Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means a share option agreement, share appreciation rights agreement, restricted shares agreement, restricted share units agreement or an agreement evidencing more than one type of Award, specified in Section 11.5, as any such Agreement may be supplemented or amended from time to time.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the Shareholders) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which Shares of the Company would be changed or converted into or exchanged for cash, securities, or other property (including pursuant to a Scheme of Arrangement), other than any such transaction in which the Shareholders immediately prior to such transaction have the same proportionate ownership of the shares of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are Shareholders immediately prior thereto have less than a majority of the combined voting power of the outstanding capital shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange (including pursuant to a Scheme of Arrangement), (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

“Award” means a grant of Options, SARs, Restricted Shares, Restricted Share Units, and/or Performance Awards under the Plan.

“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means the committee of the Board appointed pursuant to Section 3.1 to administer the Plan.

“Company” means Liberty Global plc, a public limited company incorporated under English law.

“Control Purchase” means any transaction (or series of related transactions) in which any person (as such term is so defined), corporation or other entity (other than the Company, any Subsidiary of the Company, any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means (a) the Chairman of the Board and each of the directors of the Company as of June 7, 2013, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term “family member” means the spouse, siblings and lineal descendants of such Person.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as supported by a written opinion of a physician and determined by the Company. The Company may seek a second opinion as to the determination of Disability from a physician selected by the Company, and in such case, the Holder will be required to submit to an examination and provide the physician with any information that is necessary for such determination.

“Dividend Equivalents” means, with respect to Restricted Share Units, to the extent specified by the Committee only, a cash amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to Shareholders of record during the Restriction Period on a like number and kind of Shares represented by the Award of Restricted Share Units.

“Domestic Relations Order” means any final and legally enforceable judgment, decree or other order regarding the division of property under domestic relations law applicable to the Holder.

“Effective Date” has the meaning ascribed thereto in Section 1.2.

“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” of a Share on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a Share on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the Nasdaq or, if not traded on the Nasdaq, such other principal U.S. securities exchange for such security on the date of determination. If for any day the Fair Market Value of a Share is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.
“Free Standing SAR” has the meaning ascribed thereto in Section 7.1. “Holder” means a Person who has received an Award under the Plan. “Nasdaq” means the Nasdaq Global Select Market.
“Option” means a share option granted under Article VI.

“Performance Award” means an Award made pursuant to Article X of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this Liberty Global 2014 Incentive Plan, as amended and restated effective June 11, 2019, and as may be amended from time to time.

“Restricted Share Unit” means a unit representing the right to receive one Share that is subject to a Restriction Period and awarded pursuant to Article IX.

“Restricted Shares” means Shares subject to a Restriction Period and awarded pursuant to Article VIII.

“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares or Restricted Share Units and ending on the Vesting Date with respect to such Award.

“Retained Distribution” has the meaning ascribed thereto in Section 8.3.

“Retirement” means the voluntary termination of a Holder’s employment with the Company and its Subsidiaries on such terms as are determined by the Committee and set forth in the Agreement, or, if not otherwise set forth in the Agreement, the voluntary termination on or after the date that the sum of the Holder’s years of age and years of employment with the Company and its Subsidiaries is at least 70.

“SARs” means share appreciation rights, awarded pursuant to Article VII, with respect to Shares.

“Scheme of Arrangement” means a scheme of arrangement sanctioned by a court under section 899 of the Act, as may be amended or similar procedure under a succeeding law or regulation.

“Share” means each or any (as the context may require) class of the Company’s ordinary shares.

“Shareholder” means a holder of the ordinary or preference shares of the Company, known as a “member” under English law.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of Section 5.1, a Subsidiary shall additionally mean a subsidiary within the meaning of Section 1159 of the Act.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Tandem SARs” has the meaning ascribed thereto in Section 7.1.

“Vesting Date,” with respect to any Restricted Shares or Restricted Share Units awarded hereunder, means the date on which such Restricted Shares or Restricted Share Units cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares or Restricted Share Units. If more than one Vesting Date is designated for an Award of Restricted Shares or Restricted Share Units, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION
3.1    Committee. The Plan shall be administered by the Compensation Committee of the Board unless a different committee is subsequently appointed by the Board. The Committee shall be comprised of not less than two Persons who fulfill the “non‑employee director” requirements of Rule 16b‑3 under the Exchange Act and the “independent” requirement of the rules of any principal securities exchange on which any of the securities of the Company are traded, listed or quoted, if any. To the extent that one or more members of the Committee do not satisfy the foregoing requirements generally or with respect to a particular matter, any such members may recuse themselves or abstain from participation, and the remaining members of the Committee may act for the Committee as a whole provided such remaining members satisfy the requirements of the previous sentence. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.
3.2    Powers. The Committee shall have full power and authority to grant to eligible Persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan, Restricted Share Units under Article IX of the Plan and/or Performance Awards under Article X of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted (which may include, without limitation, providing for the recoupment of Shares or the cash equivalent thereof), to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan, to adopt sub-plans under the Plan, to adopt special terms for Awards granted to eligible Persons in countries outside the United Kingdom and the United States, to enter into arrangements with the trustee of any employee benefit trust established by the Company or any of its Subsidiaries or Affiliates to facilitate the administration of Awards under the Plan, and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of Persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.
3.3    Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the Committee shall be liable for any action or determination made or taken by him or her or the Committee in good faith with respect to the Plan.

ARTICLE IV

SHARES SUBJECT TO THE PLAN
4.1    Number of Shares; Award Limits. Subject to the provisions of this Article IV, the maximum number of Shares with respect to which Awards may be granted during the term of the Plan shall be 155 million Shares; provided, however, that the maximum number of class B ordinary shares, nominal value $0.01 per share, of the Company (the “Class B Shares”) with respect to which Awards may be so granted during the term of the Plan shall be 50.25 million Shares. Shares issued pursuant to the Plan shall be fully paid and, to the extent permitted by the laws of England and Wales, will be made available from Shares acquired by or gifted to the Company, newly allotted and issued Shares, or Shares acquired by or issued or gifted to the trustees of an employee benefit trust established in connection with the Plan. Any Shares (i) subject to any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised), (ii) subject to any Award of Restricted Shares or Restricted Share Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Share Units other than voting rights), (iii) covered by an Award and not delivered to the Holder due to payment of withholding taxes or purchase prices and (iv) that the Company repurchases on the open market by the Company with the proceeds of an Option purchase price, shall to the extent permitted under applicable law, again be available for purposes of the Plan. Except for Awards described in Section 11.1, and subject to adjustment from time to time as provided in Section 4.2, (i) no Person may be granted in any calendar year Awards covering more than 8 million Shares, and (ii) no Person may be granted in any calendar year Awards covering more than 4 million Shares of Class B Shares.
4.2    Adjustments. If the Company subdivides its outstanding Shares into a greater number of Shares (by Share dividend, Share split, reclassification, alteration of capital, capitalization of profits, bonus issue or otherwise) or combines its outstanding Shares into a smaller number of Shares (by reverse Share split, reclassification, or otherwise) or if the Committee determines that there is any variation in the share capital of the Company or that there is any Share dividend, extraordinary cash dividend, alteration of capital, capitalization of profits, bonus issue, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase any class of Shares or other similar corporate event (including compromises or arrangements sanctioned by a court under section 899 of the Act, mergers or consolidations, other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 11.1(b)) affects any class of Shares so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, may make such adjustments to any or all of (i) the number and kind of Shares which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of Shares subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of Shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all Shares of any class of Shares are redeemed, then each outstanding Award shall be adjusted to substitute for the Shares subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of Shares of such class of Shares and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of Free Standing SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement).
4.3    Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Person in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre‑existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, a number of Shares equal to the number of shares available for grant pursuant to the terms of such pre‑existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the shareholders of the entities party to such acquisition or combination) shall be available for grant under Section 4.1; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to Persons who were not employed by the Company or its Subsidiaries prior to such acquisition or combination.
ARTICLE V

ELIGIBILITY
5.1    General. The Persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such Persons who are employees (including officers and directors) of the Company or its Subsidiaries as the

Committee shall select. Awards may be made to employees who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.
5.2    Ineligibility. No member of the Committee, while serving as such, shall be eligible to receive an Award.
ARTICLE VI

OPTIONS

6.1    Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible Persons to be granted Options, the time when each Option shall be granted to such eligible Persons, the class and number of Shares subject to such Option, and, subject to Section 6.2, the purchase price of the Shares subject to such Option.
6.2    Option Price. The price at which Shares may be purchased upon exercise of an Option shall be fixed by the Committee and, except in connection with Substitute Awards or as provided by any sub-plan of the Plan, may be no less than the Fair Market Value of the Shares subject to the Option as of the date the Option is granted.
6.3    Term of Options. Subject to the provisions of the Plan with respect to death, Disability, Retirement and termination of employment, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement, provided that such term may not exceed ten years.
6.4    Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).
6.5    Manner of Exercise.
(a)    Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required by Section 11.9 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note (subject to the Act and other applicable law), (iv) the withholding of Shares of the applicable class of Shares issuable upon such exercise of the Option (subject to the Act or other applicable law), (v) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price (subject to the Act and other applicable law), (vi) any other method as provided in the applicable Agreement or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of Shares under the Act. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate. The Committee may adopt a policy providing for the automatic exercise of an Option due to its expiration.
(b)    Value of Shares. Unless otherwise determined by the Committee and provided in the applicable Agreement, Shares of any class of Shares delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and Shares of any class of Shares withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date. Notwithstanding the foregoing, with respect to an Option exercise the purchase price of which is paid pursuant to clause (v) of Section 6.5(a), Shares shall be valued at the price Shares are sold in the market.
(c)    Issuance of Shares. The Company shall effect the transfer of the Shares purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 11.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other Person exercising an Option shall have any of the rights of a Shareholder with respect to Shares subject to an

Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.
ARTICLE VII

SARS
7.1    Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible Persons in such numbers, with respect to any specified class of Shares, and at such times during the term of the Plan as the Committee shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the Shares subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible employee (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.
7.2    Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of Shares with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive, for each of the applicable classes of Shares with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Share of the applicable class of Shares with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per Share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of Shares with respect to which the Tandem SAR was so exercised.
7.3    Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. Subject to the provisions of the Plan with respect to death, Disability, Retirement and termination of employment, the term of a Free Standing SAR shall be for such period as the Committee shall determine as set forth in the applicable Agreement, provided that such term may not exceed ten years. Except in connection with Substitute Awards, the base price of a Free Standing SAR may be no less than the Fair Market Value of the Shares with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each Share with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Share with respect to which the Free Standing SAR was granted on the date of exercise over the base price per Share of such Free Standing SAR.
7.4    Consideration. The consideration to be received upon the exercise of a SAR by the Holder shall be paid in the applicable class of Shares with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR). No fractional Shares shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of any fractional Shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically on its expiration date.
7.5    Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.
7.6    Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).

ARTICLE VIII

RESTRICTED SHARES
8.1    Grant. Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.
8.2    Award of Restricted Shares. An Award of Restricted Shares may be registered electronically in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, any electronically registered Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Any such electronically registered Restricted Shares and Retained Distributions shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian share powers or other instruments of assignment, each endorsed in blank, so as to permit transfer to any employee benefit trust established by the Company or its Subsidiary or to such other entity or employee, as determined by the Committee in its sole discretion, of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.
8.3    Restrictions. Restricted Shares shall constitute issued and outstanding Shares of the applicable class of Shares for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of Shares of the applicable class of Shares with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of any electronically registered Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of any electronically registered Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) other than such dividends and distributions as the Committee may designate, the Company or its designee may retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his or her interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.
8.4    Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested and (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, in accordance with the terms of the applicable Agreement. Any such Restricted Shares and Retained Distributions that shall not become vested shall be forfeited and cancelled or deposited in an employee benefit trust established by the Company or its Subsidiary or to such other entity or employee as determined by the Committee, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited. The Committee may, in its discretion, provide for the deferral of an Award of Restricted Shares and Retained Distributions, provided that any such deferral election of a recipient shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.

ARTICLE IX
RESTRICTED SHARE UNITS
9.1    Grant. Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted Awards of Restricted Share Units, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each such Award of Restricted Share Units, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Share Units in addition to those provided in the Plan. The Committee shall determine the price to be paid by the Holder for the Restricted Share Units; provided, however, that the issuance of Shares in settlement of such Awards shall be made for at least the minimum consideration necessary to permit such Shares to be deemed fully paid. All determinations made by the Committee pursuant to this Section 9.1 shall be specified in the Agreement.
9.2    Restrictions with Respect to Restricted Share Units. Any Award of Restricted Share Units, including any Shares which are represented by an Award of Restricted Share Units, may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award. A breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Award of Restricted Share Units will cause a forfeiture of such Restricted Share Units and any Dividend Equivalents with respect thereto.
9.3    Award of Restricted Share Units. An Award of Restricted Share Units shall not constitute issued and outstanding Shares, and the Holder shall not have any of the rights of a Shareholder with respect to any Shares represented by an Award of Restricted Share Units, in each case until Shares shall have been issued to the Holder as provided in Section 9.4. To the extent provided by the Committee in an Agreement, the Holder may be entitled to receive Dividend Equivalents with respect to an Award of Restricted Share Units, which may be subject to such restrictions, including, but not limited to, the rules applicable to Retained Distributions in Section 8.3 hereof, as the Committee shall determine.
9.4    Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Share Units and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Share Units shall become vested and Shares issued to the Holder therefor and (ii) any unpaid Dividend Equivalents with respect to such Restricted Share Units shall become vested and payable to the Holder to the extent that the Award related thereto shall have become vested, in accordance with the terms of the applicable Agreement. Any such Restricted Share Units and any unpaid Dividend Equivalents that shall not become vested shall be forfeited with no Shares issued therefor, and the Holder shall not thereafter have any rights with respect to such Restricted Share Units and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide for the deferral of an Award of Restricted Share Units and unpaid Dividend Equivalents, provided that any such deferral election of a recipient shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.
ARTICLE X

PERFORMANCE AWARDS
10.1    Designation as a Performance Award. The Committee shall have the right to designate any Award of Options, SARs, Restricted Shares or Restricted Share Units as a Performance Award.
10.2    Performance Objectives. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); share price measures (including growth measures and total shareholder return); price per Share; market share; earnings per Share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (EBITDA); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including operating cash flow, operating free cash flow, free cash flow, cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); net promoter score or other metrics regarding quality or extent of customer satisfaction or service; expense measures

(including overhead cost and general and administrative expense); margins; shareholder value; total shareholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, corporate responsibility, environmental and safety); such other criteria as determined by the Committee. Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.
10.3    Waiver of Performance Objectives. The Committee shall have discretion to modify, adjust or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award.
ARTICLE XI
GENERAL PROVISIONS
11.1    Acceleration of Awards.
(a)    Death or Disability. If a Holder’s employment with the Company and its Subsidiaries shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of Shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested; and (iii) in the case of Restricted Share Units, each such Award of Restricted Share Units and any unpaid Dividend Equivalents shall become vested in full.
(b)    Approved Transactions; Board Change; Control Purchase. (i) In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (A) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of Shares covered thereby; (B) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested; and (C) in the case of Restricted Share Units, each such Award of Restricted Share Units and any unpaid Dividend Equivalents shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. (ii) Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable class of Shares may be changed, converted or exchanged in connection with the Approved Transaction.
11.2    Termination of Employment.
(a)    General. If a Holder’s employment with the Company and its Subsidiaries shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2 or pursuant to a policy adopted under Section 6.5(a)) in full, or during the Restriction Period with respect to any Restricted Shares or prior to the vesting of any Restricted Share Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, any such unvested Restricted Share Units and unpaid Dividend Equivalents shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s employment terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii)

any termination of the Holder’s employment for cause will be treated in accordance with the provisions of Section 11.2(c).
(b)    Retirement. Notwithstanding the provisions of Section 11.2(a) to the contrary and unless otherwise determined by the Committee, if a Holder’s employment with the Company and its Subsidiaries is terminated due to Retirement during a Restriction Period applicable to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting of any Restricted Share Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, any such unvested Restricted Share Units and unpaid Dividend Equivalents shall immediately vest to the extent that such Awards (including any Retained Distributions and unpaid Dividend Equivalents) would have become vested and exercisable had the Holder remained in continuous employment with the Company through the date that is one year after the date of the Holder’s Retirement. Unless otherwise determined by the Committee and provided in the applicable Agreement, upon termination of a Holder’s employment with the Company and its Subsidiaries due to Retirement, Options and SARs that are vested and exercisable as of the date of the Holder’s Retirement shall remain exercisable until the first to occur of the date that is two years after the date of the Holder’s Retirement or the scheduled expiration of such Options or SARs. Notwithstanding the foregoing and unless otherwise determined by the Committee, for purposes of any Performance Award, a Holder’s Retirement during the performance period applicable to such Performance Award shall have no effect on such Performance Award, provided that the additional one-year of vesting service described in this Section 11.2(b) shall apply to a Performance Award if a Holder’s Retirement occurs during a service period applicable to such Performance Award following completion of the performance period.
(c)    Termination for Cause. If a Holder’s employment with the Company and its Subsidiaries shall be terminated by the Company or a Subsidiary for “cause” during the Restriction Period with respect to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting of any Restricted Share Unit (for these purposes, “cause” shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for “cause” shall mean only a felony conviction (or its equivalent under local law) for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unvested Restricted Share Units held by such Holder shall immediately terminate, and (ii) such Holder’s rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents shall be forfeited immediately.
(d)    Miscellaneous. The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company.
11.3    Right of Company to Terminate Employment. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment of the Holder at any time, with or without cause, subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary of the Company.
11.4    Nonalienation of Benefits. Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.
11.5    Written Agreement. Each Award of Options shall be evidenced by a share option agreement; each Award of SARs shall be evidenced by a share appreciation rights agreement; each Award of Restricted Shares shall be evidenced by a restricted shares agreement; each Award of Restricted Share Units shall be evidenced by a restricted share units agreement; and

each Performance Award shall be evidenced by a performance award agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares, Restricted Share Units or Performance Award shall be notified promptly of such grant, and a written Agreement shall be promptly executed and delivered by the Company. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any Shares received by the Holder from the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section
11.6    Nontransferability; Designation of Beneficiaries.
(a)    Nontransferability. Awards shall not be transferable other than as approved by the Committee and provided in the applicable Agreement, or by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, during the lifetime of the Holder Awards may be paid only to and exercised only by such Holder (or his or her court-appointed legal representative).
(b)    Designation of Beneficiaries. The Committee may, to the extent permissible and deemed to have operable effect under applicable law, permit a Holder to designate a beneficiary or beneficiaries with respect to Awards under the Plan by filing a written designation of beneficiary or beneficiaries with the Committee on a form and in such manner as the Committee may prescribe from time to time.
11.7    Termination and Amendment.
(a)    General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Plan may be terminated at any time prior to the tenth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.
(b)    Modification. No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 11.7(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder’s consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 11.7(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.
11.8    Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations, including the Act, and to such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the U.S. Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Shares may be listed or quoted. For so long as any class of Shares is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the U.S. Securities Act of 1933 with respect to all Shares of the applicable class that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.
11.9    Withholding. The Company’s obligation to deliver Shares under the Plan shall be subject to applicable national, state and local tax and employee social security contribution withholding requirements. National, state and local withholding tax and employee social security contribution withholding due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Share Units or the satisfaction of the Performance Objectives applicable to a Performance Award, as appropriate, may, in the discretion of the Committee, be paid through the withholding of Shares otherwise issuable to such Holder (subject to compliance with applicable law, including, but not limited to, “financial assistance” prohibitions under UK law), upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such national, state and local taxes and employee social security contributions required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any national, state or local taxes and employee social security contributions of any kind required to be withheld by the Company with respect to such Award.
11.10    Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of Share options and the awarding of Shares otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
11.11    Exclusion from Pension and Profit-Sharing Computation. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary of the Company.
11.12    Unfunded Plan. Neither the Company nor any Subsidiary of the Company shall be required to segregate any Shares which may at any time be represented by Awards, and the Plan shall constitute an “unfunded” plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no employee shall have voting or other rights with respect to the Shares covered by an Award prior to the delivery of such Shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any Shares or any other property, and the liabilities of the Company and any Subsidiary of the Company to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts (including, without limitation, employee benefit trusts) or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
11.13    Governing Law. Except as otherwise set forth in an Agreement, the Plan and Awards shall be governed by, and construed in accordance with, the laws of England and Wales.
11.14    Accounts. The delivery of any Shares shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 11.9.
11.15    Legends. Shares subject to an Award shall bear or otherwise be subject to such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such Shares, including any to the effect that the Shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.
11.16    Company’s Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.
11.17    Interpretation. The words “include,” “includes,” “included” and “including” to the extent used in the Plan shall be deemed in each case to be followed by the words “without limitation.”
11.18    Section 409A. The Plan and Awards are intended to be exempt from or compliant with the requirements of Code Section 409A and related regulations and United States Department of the Treasury pronouncements (“Section 409A”) to the extent that Section 409A is applicable to a Holder. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award will be reformed to be exempt from Section 409A or comply with the requirements of Section 409A, and no such action taken shall be deemed to adversely affect the Holder’s rights to an Award.
11.19    Annexes and Subplans. Any annex or subplan adopted from time to time with respect to the Plan shall be made a part of the Plan and, in the event of a conflict between the terms of the Plan and the terms of an annex or subplan to the Plan, the terms of the annex or subplan shall control with respect to the terms of Awards granted to Persons who are Holders pursuant to the annex or subplan.

ANNEX 1

This Annex 1 to the Liberty Global 2014 Incentive Plan governs Cash Awards and Awards granted under the Plan that are payable in cash, Shares or any combination thereof. Any Awards granted pursuant to this Annex 1 are subject to all of the terms and conditions set forth in the Plan except as modified by the following provisions, which shall replace and/or supplement certain provisions of the Plan, as indicated below. Any Award that may be settled in cash or in a combination of cash and Shares shall be granted only under an Annex to the Plan.

ARTICLE I

1.	The following paragraph shall replace Section 1.1 of the Plan:

1.1    Purpose. The purpose of this Annex 1 of the Plan is to promote the success of the Company by providing a method whereby eligible Persons may be awarded additional remuneration for services rendered that are payable in cash, Shares or any combination thereof, thereby encouraging them to remain in the service of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries.

ARTICLE II

2.1    Certain Defined Terms. Capitalized terms used in this Annex 1 shall have the same definitions as set forth in the Plan except for the following terms:

“Agreement” means a share option agreement, share appreciation rights agreement, restricted share agreement, restricted share unit agreement, cash award agreement or an agreement evidencing more than one type of Award, specified in Section 11.5, as such Agreement may be supplemented or amended from time to time.

“Award” means a grant of Options, SARs, Restricted Shares, Restricted Share Units, Performance Awards, Cash Awards and/or cash amounts under the Plan.

“Cash Award” means an Award made pursuant to Section 10.2 of the Plan to the Holder that is paid solely on account of attainment of one or more Performance Objectives that have been pre-established by the Committee.

“Restricted Share Unit” means a unit representing the right to receive one Share or the equivalent value in cash that is subject to a Restriction Period and awarded pursuant to Article IX.

ARTICLE III

3.2    Powers. The following sentence shall replace the first sentence of Section 3.2 for purposes of Awards granted under this Annex 1:

The Committee shall have full power and authority to grant to eligible Persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan, Restricted Share Units under Article IX of the Plan, Cash Awards under this Annex 1 and Article X of the Plan and/or Performance Awards under Article X of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan, this Annex 1 and any Agreements relating to Awards granted under the Plan, to adopt sub-plans under the Plan or special terms for Awards granted to Persons in countries outside the United Kingdom and the United States, to enter into arrangements with the trustee of any employee benefit trust established by the Company or any of its Affiliates to facilitate the administration of Awards under the Plan, and to supervise the administration of the Plan.

ARTICLE IV

4.1    Number of Shares; Award Limits. The following paragraph shall supplement Section 4.1 for purposes of Awards granted under this Annex 1:

Notwithstanding the foregoing, Shares subject to any Award that are settled for cash shall again be available for purposes of the Plan. In addition, no Person shall receive payment for Cash Awards during any calendar year aggregating in excess of $10,000,000 U.S. dollars.

4.2    Adjustments. The following paragraph shall supplement Section 4.2 for purposes of Awards granted under this Annex 1:

The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to Section 4.2.

ARTICLE V

5.1    General. The following shall replace Section 5.1 for purposes of Awards granted under this Annex 1:

5.1    General. The Persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such employees (including officers and directors) of the Company or its Subsidiaries or such other Persons eligible under Annex 2 as the Committee shall select. Awards may be made to Persons who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates. For purposes of this Section 5.1, Subsidiary shall mean a subsidiary within the meaning of Section 1159 of the Act.

ARTICLE VII

7.4    Consideration. The following paragraph shall supplement Section 7.4 for purposes of Awards granted under this Annex 1:

Notwithstanding the foregoing, the Committee may permit the Holder of a SAR who is not subject to United States federal income tax to be paid consideration in the form of cash, or a combination of cash and the applicable class of Shares with respect to which the SAR was granted.

ARTICLE VIII

8.3    Restrictions. The last three clauses of the last sentence of Section 8.3 shall be deleted for purposes of Awards granted under this Annex 1.

8.4    Completion of Restricted Period. The following clause (iii) shall supplement the first sentence of Section 8.4 for purposes of Awards granted under this Annex 1:

and (iii) any cash amount to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement.

8.4    Completion of Restricted Period. The following paragraph shall supplement Section 8.4 for the purposes of Awards granted under this Annex 1:

The Committee may, in its discretion, provide for the deferral of any cash amounts related to an Award of Restricted Shares and Retained Distributions, provided that any such deferral election of a recipient shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.

8.5    Cash Payments. The following Section 8.5 shall supplement Article VIII for purposes of Awards granted under this Annex 1:

8.5    Cash Payments. In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares after such Restricted Shares shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the

Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

ARTICLE IX

9.3    Restrictions. The last three clauses of the last sentence of Section 9.3 shall be deleted for purposes of Awards granted under this Annex 1.

9.4    Completion of Restricted Period. The following clause (iii) shall supplement the first sentence of Section 9.4 for purposes of Awards granted under this Annex 1:

and (iii) any cash amount to be received by the Holder with respect to such Restricted Share Units shall become payable, all in accordance with the terms of the applicable Agreement.

9.4    Completion of Restricted Period. The following paragraph shall supplement Section 9.4 for the purposes of Awards granted under this Annex 1:

The Committee may, in its discretion, provide for the deferral of any cash amounts related to an Award of Restricted Share Units and unpaid Dividend Equivalents, provided that any such deferral election of a recipient shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.

9.5    Cash Payments. The following Section 9.5 shall supplement Article IX for purposes of Awards granted under this Annex 1:

9.5    Cash Payments. In connection with any Award of Restricted Share Units, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Share Units after such Restricted Share Units shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

ARTICLE X

10.1    Designation as a Performance Award. The following sentence shall supplement Section 10.1 for purposes of Awards granted under this Annex 1:

All Cash Awards shall be designed as Performance Awards.

10.4    Cash Awards. The following Section 10.4 shall supplement Article 10 for purposes of Awards granted under this Annex 1:

10.4    Cash Awards. In addition to granting Options, SARs, Restricted Shares and Restricted Share Units, the Committee shall, subject to the limitations of the Plan and this Annex 1, have authority to grant to eligible Persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 10.4 and this Annex 1 shall be specified in the applicable Agreement.

ARTICLE XI

11.1(a)     Death or Disability. The following sentence shall supplement Section 11.1(a) for purposes of Awards granted under this Annex 1:

Upon the deemed expiration of the Restriction Period applicable to each such Award of Restricted Shares in connection with the Holder’s termination of employment by reason of death or Disability, any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provide in the Agreement.

11.1(b)     Approved Transactions; Board Change; Control Purchase. The following paragraph shall supplement Section 11.1(b) for purposes of Awards granted under this Annex 1:

Upon the deemed expiration of the Restriction Period applicable to each such Award of Restricted Shares in connection with any Approved Transaction, Board Change or Control Purchase, unless the applicable Agreement provides otherwise, any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement. The effect, if any, on a Cash Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement.

11.2(a)     General. The following paragraph shall supplement Section 11.2(a) for purposes of Awards granted under this Annex 1:

If the Holder’s employment with the Company and its Subsidiaries shall terminate during the Restriction Period with respect to any Restricted Shares or Restricted Share Units, the Holder’s rights to any related cash amounts shall thereafter vest solely to the extent provided in the applicable Agreement. The effect on a Cash Award of the termination of a Holder’s employment for any reason, other than for cause, shall be prescribed in the applicable Agreement.

11.2(b)     Retirement. The following paragraph shall supplement Section 11.2(b) for purposes of Awards granted under this Annex 1:

If the Holder’s employment with the Company and its Subsidiaries shall terminate due to Retirement during the Restriction Period with respect to any Restricted Shares or Restricted Share Units or prior to the payment of a Cash Award, the Holder’s rights to any cash amounts related to such Award of Restricted Shares or Restricted Share Units and the Cash Award shall thereafter vest as determined under Section 11.2(b) unless otherwise provided in the applicable Agreement.

11.2(c)     Termination for Cause. The following paragraph shall supplement Section 11.2(c) for purposes of Awards granted under this Annex 1:

If the Holder’s employment with the Company and its Subsidiaries shall be terminated by the Company or the Subsidiary for “cause” (as defined in Section 11.2(c) of the Plan), then, unless otherwise determined by the Committee and provided in the applicable Agreement, all (i) unpaid Cash Awards held by such Holder shall immediately terminate, and (ii) all cash amounts related to Restricted Shares or Restricted Share Units shall be forfeited immediately.

11.5    Written Agreement. The following paragraph shall supplement Section 11.5 for the purposes of Awards granted under this Annex 1:

Each Cash Award shall be evidenced by a cash award agreement in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. If more than one type of Award is granted to the one Holder, the cash award agreement may be separate from the Agreements evidencing such other types of Awards or may evidence the other types of Awards granted to such Holder. Any such Agreement may contain such provisions as the Committee deems appropriate and may be supplemented or amended from time to time as approved by the Committee and contemplated by Section 11.7(b).

11.9    Withholding. The following sentence shall supplement Section 11.9 for purposes of Awards granted under this Annex 1:

The foregoing powers of the Company and the Committee with respect to withholding for taxes shall apply to Cash Awards or cash amounts paid in settlement of any Award (or portion thereof) under the Plan.

11.12    Unfunded Plan. The following sentence shall supplement Section 11.12 for purposes of Awards granted under this Annex 1:

Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash which may at any time be represented by Awards, and the Plan shall constitute an “unfunded” plan for the Company.

11.14    Accounts. The following sentence shall supplement Section 11.14 for purposes of Awards granted under this Annex 1:

The payment of any cash amounts payable in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable taxes as provided in Section 11.9.

ANNEX 2

This Annex 2 to the Liberty Global 2014 Incentive Plan governs Awards granted to independent contractors under the Plan or Annex 1. Any Awards granted pursuant to this Annex 2 are subject to all of the terms and conditions set forth in the Plan and Annex 1, as applicable, except as modified by the following provisions, which shall replace and/or supplement certain provisions of the Plan and Annex 1, as indicated below.

ARTICLE I

The following paragraph shall replace Section 1.1 of the Plan:

1.1    Purpose. The purpose of this Annex 2 of the Plan is to promote the success of the Company by providing a method whereby independent contractors providing services to the Company and its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to invest in capital shares of the Company, thereby increasing their proprietary interest in the Company’s businesses, encouraging them to remain in the service of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in inducing independent contractors to agree to provide services to the Company and its Subsidiaries.

ARTICLE III

3.2    Powers. The following sentence shall supplement Section 3.2 for purposes of Awards granted under this Annex 2:

In making determinations hereunder, the Committee may take into account the nature of the services rendered by the independent contractors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

ARTICLE V

5.1    General. The following shall replace Section 5.1 for purposes of Awards granted under this Annex 2:

5.1    General. The Persons who shall be eligible to participate in the Plan to receive Awards under the Plan and Annex 1 shall, subject to Section 5.2, be such Persons who are independent contractors of the Company or its Subsidiaries as the Committee shall select. Awards may be made to independent contractors who hold or have held Awards under the Plan or Annex 1 or any similar or other awards under any other plan of the Company or any of its Affiliates. For purposes of this Section 5.1, Subsidiary shall mean a subsidiary within the meaning of Section 1159 of the Act.

ARTICLE VI

6.3    Term of Options. References in Section 6.3 to “employment” shall be replaced with references to “service” for purposes of Awards granted under this Annex 2.

ARTICLE VII

7.1    Grant of SARs. References in Section 7.1 to “employee” shall be replaced with references to “independent contractor” for purposes of Awards granted under Annex 2.

7.3    Free Standing SARs. References in Section 7.3 to “employment” shall be replaced with references to “service” for purposes of Awards granted under Annex 2.

ARTICLE IX

9.2    Rules. References in Section 9.2(c) to “employee” shall be replaced with references to “independent contractor” and references to “employment” shall be replaced with references to “service” for purposes of Awards granted under this Annex 2.

ARTICLE XI

11.1(a)    Death or Disability. References in Section 11.1(a) to “employment” shall be replaced with references to “service” for purposes of Awards granted under this Annex 2.

11.2    Termination of Service. Section 11.2(b) shall be deleted for purposes of Awards granted under this Annex 2. References in Sections 11.2(a), 11.2(c) and 11.2(d) to “employment” shall be replaced with references to “service” and references in Section 11.2(d) to “employee” shall be replaced with references to “independent contractor” for purposes of Awards granted under this Annex 2.

11.3    Right of Company to Terminate Service. References in Section 11.3 to “employment” and “employ” shall be replaced by references to “service” for purposes of Awards granted under this Annex 2.

11.12    Unfunded Plan. References in Section 11.12 to “employee” shall be replaced by references to “independent contractor” for purposes of Awards granted under this Annex 2, provided, however, that references to an “employee benefit trust” shall remain unchanged.

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online instead of mailing this card.

Votes submitted electronically must be received by 6:00 am BST (1:00 a.m. Eastern Time) on June 11, 2019.

Online
Go to **www.envisionreports.com/lgp** or scan the QR code — login details are located in the shaded bar below.

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/lgp

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual General Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Resolutions — The Board of Directors recommends a vote FOR all nominees in ordinary resolutions 1 - 3, FOR ordinary resolutions 4 - 10 and FOR special resolution 11:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

B Materials Election

The rules of the U.K. Companies Act 2006 and the U.S. Securities and Exchange Commission permit companies to send you a notice that proxy and other information is available on the internet instead of mailing you a set of the materials. Check the box to the right if you consent to receiving such proxy and other materials via the internet. ☐

C 1234567890 J N T

1 U P X 4 1 8 7 8 7

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

0321YE

Annual General Meeting Admission Ticket

Annual General Meeting of
Liberty Global plc Shareholders

June 11, 2019, 3:00 p.m. BST (10:00 a.m. Eastern Time)
Broadgate West
9 Appold Street
London EC2A 2AP, United Kingdom

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Liberty Global plc's 2019 Annual General Meeting of Shareholders will be held at 3:00 p.m. BST (10:00 a.m. Eastern Time) on June 11, 2019, at Broadgate West, 9 Appold Street, London EC2A 2AP, U.K. If you plan to attend the Annual General Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. This ticket, along with a form of personal identification, admits the named Shareholder(s) and one guest.

Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your ordinary shares be voted. Accordingly, we ask that you vote your ordinary shares as soon as possible using one of two convenient methods: over the internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement are available at www.envisionreports.com/LGP.

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/lgp

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — LIBERTY GLOBAL PLC Liberty Global Class A & B

Annual General Meeting of Shareholders — June 11, 2019

Proxy Solicited by the Board of Directors

The undersigned shareholder of Liberty Global plc hereby appoints Jeremy Evans, Bryan H. Hall or Michelle L. Keist, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all of the Liberty Global Class A and Liberty Global Class B shares of Liberty Global plc, held by the undersigned at the Annual General Meeting of Shareholders to be held on June 11, 2019, and at any adjournments thereof, with all the powers the undersigned would possess, if present in person. All previous proxies given with respect to the meeting are revoked.

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS FOR ALL NOMINEES IN ORDINARY RESOLUTIONS 1 - 3, FOR ORDINARY RESOLUTIONS 4 - 10 AND FOR SPECIAL RESOLUTION 11. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.

(Resolutions on which to be voted appear on reverse side.)

C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

D Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.	**Meeting Attendance** Mark box to the right if you plan to attend the Annual Meeting. ☐